Exhibit 10.4
EXECUTION COPY
FIRST AMENDMENT
Dated as of December 19, 2007
to
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
DATED AS OF MARCH 14, 2007
     THIS FIRST AMENDMENT TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into as of this 19th day of December, 2007 among XStream Systems, Inc., a Delaware corporation (“Company”), the investors identified as “Original Series A Investors” on Appendix I-B hereto and the investors identified as “New Series B Investors” on Appendix I-B hereto (together with the Original Series A Investors, the “Second Closing Investors”).
WITNESSETH:
     WHEREAS, the Company and the Original Series A Investors, among others, are parties to a certain Series A Preferred Stock Purchase Agreement dated as of March 14, 2007 (the “Series A Preferred Stock Purchase Agreement”), which they desire to amend in order to provide for, among other things, (i) the amendment of the terms of the Series A Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company, (ii) the issuance, as provided herein, of shares of Series B Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company, along with warrants to purchase common stock of the Company, to the Second Closing Investors and (iii) the possible issuance, as provided herein, of shares of Series C Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company, along with warrants to purchase common stock of the Company, to certain of the Second Closing Investors;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Amendment hereby agree as follows:
     1. Amendments to the Series A Preferred Stock Purchase Agreement. The Series A Preferred Stock Purchase Agreement shall be amended as follows:
     (a) Section 1.1 of the Series A Preferred Stock Purchase Agreement shall be amended as follows:
     (i) to delete the existing definitions of the terms “Additional Preferred Stock,” “Additional Preferred Shares,” “Certificate of Designations” and “Defaulted Shares”; and
     (ii) to amend the existing definitions of the terms “Business Plan,” “Common Stock,” “Conversion Common Shares,” “Investors,” “Registration Rights Agreement,” “Restricted Securities,” “Series A Preferred Shares,” “Series A Preferred Stock,” “Shareholders Agreement” and “Transaction Documents” to read in their entirety as follows:

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     “Business Plan” means the Company’s Business Plan dated December 5, 2007, a copy of which has been provided to each Investor.
     “Common Stock” means the common stock, $.0001 par value per share of the Company.
     “Conversion Common Shares” means (i) the Common Stock issued or issuable upon conversion or redemption of the Preferred Stock, (ii) the Common Stock issued or issuable upon the exercise of the Warrants and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation. For purposes of this Agreement, any Person who holds Preferred Stock or Warrants shall be deemed to be the holder of the Conversion Common Shares obtainable upon conversion of the Preferred Stock or exercise of the Warrants, regardless of any restriction or limitation on the conversion of the Preferred Stock or exercise of the Warrants; such Conversion Common Shares shall be deemed to be in existence; and such Person shall be entitled to exercise the rights of a holder of Conversion Common Shares hereunder. As to any particular Conversion Common Shares, such shares shall cease to be Conversion Common Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (z) repurchased by the Company.
     “Investors” means the First Closing Investors and the Second Closing Investors.
     “Registration Rights Agreement” means the Original Registration Rights Agreement, as amended by the First Amendment to Registration Rights Agreement.
     “Restricted Securities” means (i) the Preferred Stock issued hereunder, (ii) the Common Stock issued upon conversion or redemption of the Preferred Stock, (iii) the Warrants issued hereunder, (iv) the Common Stock issued upon exercise of the Warrants and (v) any securities issued with respect to the securities referred to in clauses (i), (ii), (iii) or (iv) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) otherwise transferred and new certificates for them not bearing the Securities Act

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legend prescribed by Section 6.3 have been delivered by the Company in accordance with Section 6.4. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without being charged therefor by the Company, new securities of like tenor not bearing a Securities Act legend of the character prescribed by Section 6.3.
     “Series A Preferred Shares” means shares of Series A Preferred Stock.
     “Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company.
     “Shareholders Agreement” means, as the context may require, the Original Shareholders Agreement or the Amended and Restated Shareholders Agreement.
     “Transaction Documents” means this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Series B Warrant Agreement, the Series C Warrant Agreement and each of the other agreements, documents and instruments expressly contemplated hereby and thereby.
     (iii) to add the following definitions:
     “Amended and Restated Shareholders Agreement” means the Amended and Restated Securityholders Agreement to be dated as of the Second Closing Date among the Company, the Investors and the other parties thereto, the form of which is attached as Exhibit K.
     “Debenture Holder” has the meaning set forth in Section 2.5.
     “Debenture Holder Investors” means the Debenture Holders who are listed on Appendix I-B as a New Series B Investor and become a party to this Agreement in accordance with Section 2.5.
     “Equity Participation Investor” means each Second Closing Investor for whom “Cash” or “Notes” is specified opposite such Second Closing Investor’s name in the column labeled “Form of Consideration” on Appendix I-B hereto as the form of consideration to be used to pay the amount of the purchase price set forth opposite such Second Closing Investor’s name in the column labeled “Purchase Price for Series B Units to be purchased at Second Closing” on Appendix I-B hereto.
     “Equity Participation Period” has the meaning set forth in Section 3.5(a).
     “Equity Participation Closing” has the meaning set forth in Section 3.5(b).
     “Exercise Notice” has the meaning set forth in Section 3.5(a).

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     “First Amendment to Registration Rights Agreement” means the First Amendment to Registration Rights Agreement dated as of the date of the Second Closing among the Company and the Investors, the form of which is attached as Exhibit L.
     “First Closing Investors” means the Investors listed on Appendix I-A.
     “New Series B Investors” means the Persons identified as such on Appendix I-B.
     “Original Certificate of Designations” means the Certificate of Designations relating to the Series A Preferred Stock, filed with the Delaware Secretary of State on March 14, 2007 in connection with the First Closing.
     “Original Registration Rights Agreement” means the Registration Rights Agreement dated as of March 14, 2007 among the Company, the Original Series A Investors and the other parties thereto, the form of which is attached as Exhibit C.
     “Original Series A Investors” means the Persons identified as such on Appendix I-B.
     “Original Shareholders Agreement” means the Shareholders Agreement dated as of March 14, 2007 among the Company, the Original Series A Investors and the other parties thereto.
     “Preferred Stock” means shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.
     “Pro Rata Share” means, with respect to a Second Closing Investor, the result obtained by dividing the number of Series B Units purchased by such Second Closing Investor by the aggregate number of Series B Units purchased by all Second Closing Investors.
     “Second Closing Investors” means the Persons listed on Appendix I-B.
     “Series A Certificate of Designations” means the Amended and Restated Certificate of Designations relating to the Series A Preferred Stock, substantially in the form attached as Exhibit A-1.
     “Series B Certificate of Designations” means the Certificate of Designations relating to the Series B Preferred Stock, substantially in the form attached as Exhibit A-2.
     “Series B Preferred Shares” means shares of Series B Preferred Stock.
     “Series B Preferred Stock” means the Series B Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company.

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     “Series B Unit” means one Series B Preferred Share and five (5) Series B Warrants.
     “Series B Warrant” means a warrant to purchase one share of Common Stock in the form attached as Exhibit A to the Series B Warrant Agreement.
     “Series B Warrant Agreement” means the Warrant Agreement dated as of the Second Closing Date in substantially the form attached hereto as Exhibit I under which the Series B Warrants will be issued.
     “Series C Certificate of Designations” means the Certificate of Designations relating to the Series C Preferred Stock, substantially in the form attached as Exhibit A-3.
     “Series C Preferred Shares” means shares of Series C Preferred Stock.
     “Series C Preferred Stock” means the Series C Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company.
     “Series C Purchaser” has the meaning set forth in Section 3.5(a).
     “Series C Unit” means one Series C Preferred Share and five (5) Series C Warrants.
     “Series C Warrant” means a warrant to purchase one share of Common Stock in the form attached as Exhibit A to the Series C Warrant Agreement.
     “Series C Warrant Agreement” means the Warrant Agreement dated as of the Second Closing Date in substantially the form attached hereto as Exhibit J under which the Series C Warrants will be issued.
     “Warrant” means any of, and “Warrants” means all of, the Series B Warrants and the Series C Warrants.
     (b) Sections 2.1, 2.2, 2.3, 2.4 and 2.5 of the Series A Preferred Stock Purchase Agreement shall be amended to read in their entirety as follows:
     2.1 Authorization of Preferred Shares. (a) Prior to the First Closing, the Company authorized (i) the issuance and sale to the Investors of an aggregate of up to 2,250,000 Series A Preferred Shares having the rights and preferences set forth in the Original Certificate of Designations, and (ii) the reservation for issuance of 2,250,000 shares of Common Stock upon conversion or redemption of the Series A Preferred Shares.
     (b) Prior to the Second Closing, the Company shall authorize (i) the issuance and sale to the Second Closing Investors of an aggregate of up to 1,450,000 Series B Preferred Shares having the rights and preferences set forth in the Series B Certificate of Designations, (ii) the reservation for issuance of an

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additional 1,450,000 shares of Common Stock upon conversion or redemption of such Series B Preferred Shares and (iii) the reservation for issuance of an additional 7,250,000 shares of Common Stock upon exercise of the Series B Warrants.
     (c) Prior to the Second Closing, the Company shall authorize (i) the issuance and sale of an aggregate of up to 1,000,000 Series C Preferred Shares having the rights and preferences set forth in the Series C Certificate of Designations in connection with the exercise by the Equity Participation Investors of their rights under Section 3.5, (ii) the reservation for issuance of an additional 1,000,000 shares of Common Stock upon conversion or redemption of such Series C Preferred Shares and (iii) the reservation for issuance of an additional 5,000,000 shares of Common Stock upon exercise of the Series C Warrants.
     (d) Upon delivery of its executed counterpart to this Agreement in accordance with Section 4.2(b), each of the Original Series A Investors consents to the issuance by the Company of, and waives its preemptive rights in respect of, the Series B Preferred Stock and the Series C Preferred Stock.
     2.2 Purchase and Sale of Preferred Shares. (a) Subject to the terms and the conditions set forth herein, and in reliance upon the representations and warranties of the Company and the First Closing Investors set forth herein or in any certificate or other document delivered pursuant hereto, the Company issued, sold and delivered to each First Closing Investor, free and clear of all Liens (except as set forth in the Registration Rights Agreement and the Shareholders Agreement), and each First Closing Investor purchased at the First Closing, the number of Series A Preferred Shares set opposite such First Closing Investor’s name in the column labeled “Series A Preferred Shares purchased at the First Closing” on Appendix I-A from the Company at a purchase price of $3.7999696 per share.
     (b) Subject to the terms and the conditions set forth herein, and in reliance upon the representations and warranties of the Company and the Second Closing Investors set forth herein or in any certificate or other document delivered pursuant hereto, the Company shall issue, sell and deliver to each Second Closing Investor, free and clear of all Liens (except as set forth in the Registration Rights Agreement and the Shareholders Agreement), and each Second Closing Investor shall purchase at the Second Closing, the number of Series B Units set opposite such Second Closing Investor’s name in the column labeled “Series B Units to be purchased at the Second Closing” on Appendix I-B from the Company at a purchase price of $3.00 per Series B Unit, subject to the limitation set forth in Section 2.5 with respect to the Debenture Holder Investors. The Series B Preferred Shares shall accrue dividends from the date of issuance.
     2.3 Closings. (a) The first closing took place at the offices of GY&S, 777 South Flagler Drive, Suite 500-East, West Palm Beach, Florida at 10:00 a.m., local time, on March 14, 2007 (the “First Closing”). The time and date on which

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the First Closing was held is sometimes referred to herein as the “First Closing Date.”
     (b) The second closing shall take place at the offices of Blank Rome LLP, 1200 North Federal Highway — Suite 417, Boca Raton, Florida at 10:00 a.m., local time, on December 19, 2007, or at such other place or time or on such other date as shall be agreed to by the Company and the Second Closing Investors (the “Second Closing”). The time and date on which the Second Closing is actually held is sometimes referred to herein as the “Second Closing Date.”
     2.4 Delivery of Securities; Payment of Purchase Price. (a) Subject to satisfaction or waiver of the conditions set forth in Article IV, at the First Closing, the Company issued and delivered to each First Closing Investor purchasing Series A Preferred Shares, free and clear of all Liens (except as set forth in the Registration Rights Agreement and the Shareholders Agreement), a stock certificate, duly executed by the Company and registered in the Company’s stock ledger in the name of such First Closing Investor or such First Closing Investor’s nominee, evidencing all of the Series A Preferred Shares purchased by such First Closing Investor at the First Closing. Subject to satisfaction or waiver of the conditions set forth in Article III, as payment in full for the Series A Preferred Shares purchased by a First Closing Investor at the First Closing under this Agreement, and against delivery of the stock certificate therefor as described in this subparagraph (a), such First Closing Investor delivered at the First Closing the amount set opposite such First Closing Investor’s name in the column labeled “Purchase Price for Series A Preferred Shares to be purchased at the First Closing” on Appendix I-A hereto to the account of the Company by wire transfer of immediately payable funds, check or, if specified on Appendix I-A hereto, exchange of outstanding promissory notes issued by the Company (the sum of such amounts being referred to as the “First Purchase Price”).
     (b) Subject to satisfaction or waiver of the conditions set forth in Article IV, at the Second Closing, the Company shall issue and deliver to each Second Closing Investor purchasing Series B Units, free and clear of all Liens (except as set forth in the Registration Rights Agreement and the Shareholders Agreement), (i) a stock certificate, duly executed by the Company and registered in the Company’s stock ledger in the name of such Second Closing Investor or such Second Closing Investor’s nominee, evidencing all of the Series B Preferred Shares being purchased by such Second Closing Investor at the Second Closing and (ii) a warrant certificate, duly executed by the Company and registered in the Company’s ledger in the name of such Second Closing Investor or such Second Closing Investor’s nominee, evidencing all of the Series B Warrants being purchased by such Second Closing Investor at the Second Closing. Subject to satisfaction or waiver of the conditions set forth in Article III, as payment in full for the Series B Units being purchased by a Second Closing Investor at the Second Closing under this Agreement, and against delivery of the stock and warrant certificates therefor as described in this subparagraph (b), such Second Closing Investor shall deliver at the Second Closing the amount set opposite such

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Investor’s name in the column labeled “Purchase Price for Series B Units to be purchased at the Second Closing” on Appendix I-B hereto to the account of the Company by wire transfer of immediately payable funds, check or, if “Debentures” or “Notes” is the form of consideration specified in the column labeled “Form of Consideration” on Appendix I-B hereto, cancellation of outstanding debentures or promissory notes issued by the Company (the sum of such amounts being referred to as the “Second Purchase Price”).
     2.5 Debentures. Subject to the conditions of this Section 2.5, the Parties have agreed that Persons listed in Appendix III (each, a “Debenture Holder”) may become parties to this Agreement as “New Series B Investors” for the purpose of purchasing Series B Units at the Second Closing on the terms, and subject to the conditions, specified in this Agreement. The Company shall provide written notice to each Debenture Holder, at such Debenture Holder’s address listed on Appendix III, as to (i) the date scheduled for the Second Closing, (ii) the opportunity for such Debenture Holder to become a party to this Agreement as a “New Series B Investor” in accordance with this Section and (iii) the manner and deadline for accepting such opportunity (as described in the next sentence). If any such Debenture Holder shall determine to become a party to this Agreement as a “New Series B Investor,” then such Debenture Holder shall, on or prior to the scheduled date for the Second Closing, authorize the Company to cancel its original debenture by delivering (1) its executed counterpart to this Agreement whereby such Debenture Holder (i) agrees to observe and to be bound by, and to be entitled to the rights provided by, this Agreement as if such Debenture Holder were named herein originally as a “New Series B Investor,” (ii) confirms the aggregate consideration to be paid by such Debenture Holder for Series B Units at the Second Closing by tendering an equivalent principal amount of the debentures identified opposite such Debenture Holder’s name on Appendix III (but excluding any warrants associated with the tendered principal amount of debentures), (iii) confirms such Debenture Holder’s agreement to deliver the agreed portion of the tendered principal amount of the debentures at the Second Closing against the delivery of the Series B Units at a purchase price of $3.00 per Series B Unit, (2) its executed joinder to the Amended and Restated Shareholders Agreement and (3) its executed counterpart to the First Amendment to Registration Rights Agreement. Notwithstanding the foregoing, the ability of the Debenture Holders to become a party to this Agreement shall be limited to no more than $1,450,000 aggregate principal amount of debentures of all such Debenture Holders so electing to participate, with the right of the Company in its sole discretion to allocate among such Debenture Holders as necessary in order to meet such limitation.
     (c) Sections 3.2, 3.3 and 3.4 of the Series A Preferred Stock Purchase Agreement shall be amended to read in their entirety as follows:
     3.2 Second Closing. The obligation of a Second Closing Investor to purchase Series B Units at the Second Closing is subject to the fulfillment to the

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satisfaction of such Second Closing Investor, at or prior to the Second Closing of each of the following conditions:
     (a) Each of the representations and warranties of the Company contained in Article VII shall be true, correct and complete in all material respects on and as of the Second Closing Date as though then made, except for such representations and warranties which expressly speak as of a certain date, which representations and warranties shall be true, correct and complete in all material respects as of the date specified;
     (b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to, or in connection with, the Second Closing Date shall have been performed or complied with;
     (c) No Event of Noncompliance (as defined in Series A Certificate of Designations), or event which with notice or lapse of time or both would constitute such an event, shall have occurred;
     (d) Since October 31, 2007 (the date of the most recent financial statements provided to the Second Closing Investors), there shall not have been any effect, change or development that, individually or in the aggregate with such other effects, changes or developments, has had, or could reasonably be expected to have, a Material Adverse Effect;
     (e) The Company shall have performed and operated its business in accordance with the Business Plan, and in addition shall have satisfied the following milestones:
     (i) At least eight (8) prototype units of the XT250 shall have been manufactured and built by the Company and/or its third party manufacturer, Kimball Electronics Group, Inc.;
     (ii) At least three (3) field test units of the XT250 shall have been installed and in operation at major distributors and/or customers, including the U.S. Drug Enforcement Agency, Intelligent Decisions and Remetronix;
     (iii) Final, operable versions of the mechanical, hardware and software designs of the XT250 production unit shall have been formally released by the Company and delivered to Kimball Electronics Group, Inc.;
     (iv) The Company shall have obtained necessary approval relating to the XT250 from the Federal Communications Commission;
     (v) The Company shall have developed and deployed a customer field service team reasonably capable of supporting the number

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of XT250 production units sold and delivered to customers, or reasonably anticipated to be sold and delivered to customers by December 31, 2007;
     (vi) Completion of the planned MRI Phase 2 testing in a manner that satisfies the objectives set forth on Appendix IV attached hereto;
     (f) The Debenture Holder Investors shall, subject to the limitation set forth in Section 2.5, have authorized the cancellation of their debentures by delivering their counterpart signature page to this Agreement, their executed joinder to the Amended and Restated Shareholders Agreement and their executed counterpart to the First Amendment to Registration Rights Agreement; provided that holders of a minimum of $1,225,000 of aggregate face principal amount of debenture shall have either so authorized the cancellation of their debentures or shall have shall have agreed to extend the maturity date of their debentures to December 31, 2009 and to change the interest rate thereon to 8% per annum;
     (g) Each Second Closing Investor who is a holder of the notes issued by the Company maturing on December 31, 2007 shall have authorized the cancellation of their notes by delivering their counterpart signature page to this Agreement, their joinder to the Amended and Restated Shareholders Agreement and their executed counterpart to the First Amendment to Registration Rights Agreement; and
     (h) The Company shall have delivered to Sidley Austin LLP each of the following:
     (i) copy of the Certificate of Incorporation, as amended, certified as of a recent date by the Secretary of State of Delaware, including evidence of the filing of the Series A Certificate of Designations relating to the Series A Preferred Stock, the Series B Certificate of Designations relating to the Series B Preferred Stock and the Series C Certificate of Designations relating to the Series C Preferred Stock;
     (ii) certificates of good standing and certificate of status of the Company, as applicable, issued as of a recent date by the Secretaries of State of Delaware and Florida;
     (iii) certificate of the Chief Executive Officer or the President of the Company, dated the Second Closing Date, to the effect that the conditions specified in Sections 3.2(a) through 3.2(e) have been satisfied fully;
     (iv) certificate of the Secretary or an Assistant Secretary of the Company, dated the Second Closing Date, in form and substance reasonably satisfactory to Sidley Austin LLP, as to: (1) no amendments to the Certificate of Incorporation since the date of certification referenced in subparagraph (i) above; (2) the By-laws; and (3) the resolutions duly

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adopted by the Board and shareholders authorizing and approving, as appropriate, the execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, including the authorization, issuance, sale and delivery of the Series B Units and the Series C Units and the reservation for issuance of the Conversion Common Shares;
     (v) stock certificates, duly executed by the Company and registered in the names of the Second Closing Investors (or their nominees) for the respective number of Series B Preferred Shares set forth on Appendix I-B, except, in the case of the Debenture Holder Investors, subject to any allocation by the Company as permitted by Section 2.5;
     (vi) its executed counterpart to this Agreement;
     (vii) the Series B Warrant Agreement, duly executed by the Company, together with Warrant Certificates (as defined in the Series B Warrant Agreement), duly executed by the Company and registered in the names of the Second Closing Investors (or their nominees) for the respective number of Warrants set forth on Appendix I-B, except, in the case of the Debenture Holder Investors, subject to any allocation by the Company as permitted by Section 2.5);
     (viii) the Series C Warrant Agreement, duly executed by the Company;
     (ix) the Amended and Restated Shareholders Agreement, duly executed by the Company and the New Series B Investors, together with satisfactory evidence that such amendment and restatement has been approved by the holders of at least a majority of the outstanding shares of Common Stock on a fully-diluted basis, including a majority of the Series A Preferred Stock voting as a separate class and on a fully-diluted and as converted basis;
     (x) the First Amendment to Registration Rights Agreement, duly executed by the Company, First Closing Investors who hold a majority of the Registrable Securities (as defined the Original Registration Rights Agreement) and the Second Closing Investors;
     (xi) legal opinion of Blank Rome LLP, counsel for the Company, dated the Second Closing Date, addressed to the Second Closing Investors and substantially in the form attached hereto as Exhibit H; and
     (xii) such other documents, instruments, approvals or opinions relating to the transactions contemplated by this Agreement as the Second Closing Investors or Sidley Austin LLP may reasonably request.

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     3.3 Waiver. (a) Any condition specified in this Article III may be waived by an Investor if consented to in writing by such Investor; provided, however, that in the event that an Investor declines to waive a condition specified in this Article III (a “Non-Participating Investor”), the Company and the remaining Investors may elect to proceed with the First Closing or the Second Closing, as the case may be, with the aggregate number of Series A Preferred Shares purchased and sold on the First Closing Date or the aggregate number of Series B Units to be purchased and sold on the Second Closing Date, as the case may be, being reduced by the number of Series A Preferred Shares or Series B Units that otherwise would have been purchased by the Non-Participating Investor, as set forth on Appendix I-A or Appendix I-B, as the case may be; provided that the remaining Investors may, in their sole discretion, elect to purchase, pro rata or otherwise, the Series A Preferred Shares or Series B Units, as the case may be, that otherwise would have been purchased by the Non-Participating Investor; and the Non-Participating Investor shall be deemed removed from this Agreement and all other Transaction Agreements, if such non-participation occurs at the First Closing, and the Non-Participating Investor shall be deemed removed from the Second Closing, if such non-participation only occurs at the Second Closing.
     (b) In the event that (i) either or both of the conditions specified in Sections 3.1(a) or 3.1(b) is waived in writing by an Investor in connection with the First Closing or (ii) either or both of the conditions specified in Sections 3.2(a) or 3.2(b) is waived in writing by an Investor in connection with the Second Closing, such waiver shall serve as a waiver of such Investor’s (but not any other Investor’s) rights or remedies against the Company for any claims or losses based solely on such waived condition not being satisfied at the applicable Closing, but shall not constitute a waiver by such Investor of any rights or remedies accruing to such Investor thereafter.
     3.4 Default by an Investor. [Omitted].
     (d) Section 3.5 shall be added to the Series A Preferred Stock Purchase Agreement as follows:
     3.5 Equity Participation Right. (a) During the period from December 19, 2007 until (and including) October 19, 2008 (the “Equity Participation Period”), each Equity Participation Investor shall have the right (but not the obligation) to purchase from time to time during the Equity Participation Period up to such Equity Participation Investor’s Pro Rata Share of up to 1,000,000 Series C Units at a purchase price of $3.00 per Series C Unit. If an Equity Participation Investor shall desire to exercise the right granted by this Section 3.5, such Equity Participation Investor shall notify the Company in writing of such exercise within the Equity Participation Period, which notice (an “Exercise Notice”) shall specify the number of Series C Units that such Equity Participation Investor intends to purchase and the name(s) in which the securities constituting the Series C Units are to be issued. Each Equity Participation

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Investor who submits an Exercise Notice to the Company in accordance with this Section 3.5(a) is referred to herein as a “Series C Purchaser.”
     (b) In the event that the Company receives one or more Exercise Notices during a calendar month, it shall schedule a closing for the purchase and sale of all Series C Units covered by such Exercise Notices as of the first business day of the month immediately following the receipt of such notices or on such other date as the Series C Purchasers who sent such Exercise Notices and the Company shall mutually agree (each such date, an “Equity Participation Closing”). The Company shall not be obligated to schedule more than one Equity Participation Closing in any calendar month. At each such scheduled Equity Participation Closing:
     (i) the Company shall issue and deliver to each Series C Purchaser (x) a certificate for the number of shares of Series C Preferred Stock purchased by such Series C Purchaser, issued as directed by such Series C Purchaser, and a certificate for the number of Series C Warrants purchased by such Series C Purchaser, issued as directed by the Series C Purchaser, (y) a certificate of the Secretary, or an assistant secretary, of the Company substantially in the form of the certificate described in Section 3.2(h)(iv), but dated as of the date of such Equity Participation Closing of the issuance of such Series C Units, and (z) an opinion of Blank Rome LLP substantially similar to the form of the opinion attached hereto as Exhibit H, but revised to address the issuance of the Series C Units; and
     (ii) each Series C Purchaser shall deliver the purchase price for the Series C Units to be purchased by such Series C Purchaser at such Equity Participation Closing.
     (e) Section 4.2 of the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety as follows:
          4.2 Second Closing. The obligation of the Company to issue, sell and deliver the Series B Preferred Shares at the Second Closing is subject to the fulfillment to the reasonable satisfaction of the Company at or prior to the Second Closing of the following conditions:
          (a) The Second Closing Investors shall have delivered the Second Purchase Price in accordance with Section 2.4(b);
          (b) Each Second Closing Investor shall have delivered its executed counterpart signature page to this Agreement;
          (c) The Amended and Restated Shareholders Agreement, duly executed by the New Series B Investors and the holders of at least a majority of the outstanding shares of Common Stock on a fully-diluted basis, including a majority of the Series A Preferred Stock voting as a separate class and on a fully-diluted and as converted basis;

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          (d) The First Amendment to Registration Rights Agreement, duly executed by a majority of the holders of Registrable Securities (as defined the Original Registration Rights Agreement);
          (e) Each of the representations and warranties of the Investors contained in Article VIII shall be true, correct and complete in all material respects on and as of the Second Closing Date as though then made, except for such representations and warranties which expressly speak as of a certain date, which representations and warranties shall be true, correct and complete in all material respects as of the date specified.
     (f) Section 7.4(a) of the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety as follows:
     (a)(i) As of the First Closing, the authorized capital stock of the Company consisted solely of (1) ten million (10,000,000) shares of Common Stock, of which 1,696,284 shares were issued and outstanding; and (2) three million (3,000,000)             shares of preferred stock, $.0001 par value per share, of which 2,250,000 shares had been designated as Series A Preferred Stock and 962,101 shares were issued and outstanding. The Company had reserved for issuance (x) sufficient shares of Common Stock for issuance upon conversion or redemption of all outstanding or authorized Series A Preferred Shares and (y) 2,100,000 shares of Common Stock upon exercise of options pursuant to its 2004 Stock Option Incentive Plan. Immediately after the First Closing, the capitalization of the Company was as set forth in the Capitalization Schedule attached to Schedule 7.4, which Capitalization Schedule and Schedule 7.4 (A) reflected the capitalization of the Company both on an actual shares outstanding basis and on a fully diluted basis assuming conversion of all convertible securities and the exercise of all outstanding options and warrants and all options reserved for future grant under any stock option plans and (B) set forth (I) each outstanding option, warrant or other right to purchase             shares of capital stock of the Company or any of its Subsidiaries and (II) for each such option, warrant or right, the holder thereof, the date of grant, the exercise price and the number of shares subject thereto.
     (ii) As of the Second Closing and immediately prior to the issuance of any Series B Preferred Stock, the authorized capital stock of the Company shall consist solely of (1) Thirty Million (30,000,000) shares of Common Stock, of which 1,702,156 shares are issued and outstanding; and (2) Six Million (6,000,000) shares of preferred stock, $.0001 par value per share, of which (A) Nine Hundred Sixty Two Thousand One Hundred One (962,101) shares have been designated Series A Preferred Stock and all of which are issued and outstanding, (B) One Million Four Hundred Fifty Thousand (1,450,000) shares have been designated Series B Preferred Stock of which none are issued and outstanding and (C) One Million (1,000,000) shares have been designated as Series C Preferred Stock of which none are issued and outstanding. The Company has reserved for issuance (v) sufficient shares of Common Stock for

14

issuance upon conversion or redemption of all outstanding or authorized Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, (x) 2,100,000 shares of Common Stock upon exercise of options pursuant to its 2004 Stock Option Incentive Plan, (y) Seven Million Two Hundred Fifty Thousand (7,250,000)             shares of Common Stock upon exercise of the Series B Warrants and (z) Five Million (5,000,000) shares of Common Stock upon exercise of the Series C Warrants. Immediately after the Second Closing, the capitalization of the Company shall be as set forth in the Second Closing Capitalization Schedule attached to Schedule 7.4, which Second Closing Capitalization Schedule and Schedule 7.4 (A) reflects the capitalization of the Company both on an actual shares outstanding basis and on a fully diluted basis assuming conversion of all convertible securities and the exercise of all outstanding options and warrants and all options reserved for future grant under any stock option plans and (B) sets forth (I) each outstanding option, warrant or other right to purchase shares of capital stock of the Company or any of its Subsidiaries and (II) for each such option, warrant or right, the holder thereof, the date of grant, the exercise price and the number of  shares subject thereto.
     (g) References to “Series A Preferred Shares” shall be changed to read “Preferred Stock” in each of the following Articles or Sections of the Series A Preferred Stock Purchase Agreement: 5.1, 5.2, 5.4, 5.5, 5.9, 5,11, 5.12 (second sentence only), 5.13, 5.14, 5.17, Article VII (introductory paragraph), 7.1, 7.2, 7.4(b), 7.4(c), 7.4(g), 7.4(h), 7.15, Article VIII, 9.2, 9.3, 9.4 and 9.5.
     (h) Section 9.1 of the Series A Preferred Stock Purchase Agreement shall be amended by inserting the phrase “expire on December 31, 2008” in lieu of the phrase “expire on August 31, 2008”.
     (i) Section 9.7 of the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety as follows:
     All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three business days after mailing or (d) if sent by reputable overnight courier service, one business day after delivery to such service; and shall be addressed as follows:
If to the Company, to:
XStream Systems, Inc.
10305 102nd Terrace
Suite 101
Sebastian, FL 32958
Attention: Chief Executive Officer
Facsimile: (772) 589-4622

15

with a copy to:
Blank Rome LLP
1200 North Federal Highway — Suite 417
Boca Raton, Florida 33432
Attention: Bruce C. Rosetto
Facsimile: (561) 417-8101
     If to any Investor, to such Investor’s address as set forth on Appendix II or, in the case of Investors who were Debenture Holders, Appendix III hereto.
     (j) Appendix I to the Series A Preferred Stock Purchase Agreement shall be amended to rename it “Appendix I-A” and to delete in their entirety the columns labeled “Series A Preferred Shares to be purchased at the Second Closing” and “Purchase Price for Series A Preferred Shares to be purchased at the Second Closing”.
     (k) The Series A Preferred Stock Purchase Agreement is hereby further amended to add Appendix I-B in the form attached to this Amendment as Appendix I-B.
     (l) Appendix II to the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety as set forth on Appendix II to this Amendment.
     (m) Appendix III to the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety as set forth on Appendix III to this Amendment.
     (n) Exhibit A to the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety in the form attached to this Amendment as Exhibits A-1 through A-3.
     (o) Exhibit H to the Series A Preferred Stock Purchase Agreement is hereby amended to read in its entirety in the form attached to this Amendment as Exhibit H.
     (p) The Series A Preferred Stock Purchase Agreement is hereby further amended to add Exhibits I, J, K and L in the respective forms attached to this Amendment as Exhibits I, J, K and L.
     (q) Schedule 7.4 to the Series A Preferred Stock Purchase Agreement is hereby amended to include the Second Closing Capitalization Schedule in the form attached to this Amendment as the “Second Closing Capitalization Schedule.”
     2. Reference to and Effect on Series A Preferred Stock Purchase Agreement; Reaffirmation.
     (a) Upon the effectiveness of this Amendment, each reference in the Series A Preferred Stock Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Series A Preferred Stock Purchase Agreement as amended hereby, and each reference to the Series

16

A Preferred Stock Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Series A Preferred Stock Purchase Agreement shall mean and be a reference to the Series A Preferred Stock Purchase Agreement as amended hereby.
     (b) Except as specifically amended hereby, the Series A Preferred Stock Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver of any provision contained in the Series A Preferred Stock Purchase Agreement, except as specifically set forth herein.
     3. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto. Delivery of an executed counterpart of a signature page to this Amendment, whether manually executed or a facsimile of a manually executed signature page, shall be as effective as delivery of a manually executed counterpart of this Amendment.
     4. Governing Law. This Amendment and the appendices, exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. In furtherance of the foregoing, the internal law of the State of Florida shall control the interpretation and construction of this Amendment (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
     5. Transaction Expenses. Irrespective of whether the Second Closing is consummated, the Company shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Amendment and the transactions contemplated hereby. If the Second Closing is consummated, the Company shall pay the reasonable fees (not to exceed $50,000) and expenses of Sidley Austin LLP, special legal counsel to the Original Series A Investors, and the reasonable fees and expenses of Blank Rome LLP, counsel to the Company. In addition, the Company shall reimburse the Investors for reasonable legal expenses incurred in connection with any amendment of, or waiver or consent requested under, this Amendment or any Transaction Document, except for waivers, amendments or consents (a) not originally requested by the Company and (b) not involving a change to or modification of any of the Company’s obligations, covenants or agreements hereunder.
     6. Interpretation.
     (a) Capitalized terms used herein without definition shall have the respective definitions assigned to those terms in the Series A Preferred Stock Purchase Agreement.

17

     (b) For purposes of this Amendment, (i) the words “include,” “includes” and “including” mean “including without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Amendment as a whole.
     (c) Unless the context otherwise requires, references herein to Sections, Exhibits and Schedules mean the Sections of, and the Exhibits and Schedules attached to, this Amendment. Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Amendment. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Amendment to the same extent as if they were set forth verbatim herein.
     (d) Each of the parties to this Amendment has had the benefit of counsel in connection with its review and negotiation of this Amendment. Consequently, the parties confirm that this Amendment shall not be construed on the basis of any presumption or rule requiring construction or interpretation against the party drafting an agreement or instrument or causing any agreement or instrument to be drafted.
[signature page follows]

18

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

XSTREAM SYSTEMS, INC.
By:	/s/ Thomas W. Cook
	Name:	Thomas W. Cook
	Title:	Chairman and CEO
Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:

Name:
Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

XSTREAM SYSTEMS, INC.
By:	/s/ Thomas W. Cook
	Name:	Thomas W. Cook
	Title:	Chairman and CEO

Signature Page to First Amendment to Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:

[ILLEGIBLE]	By:	/s/ James D. Bennett
Name: James D. Bennett
Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Judith M. Bracken
Name:	Judith M. Bracken

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Robert W. Bracken
Name:	Robert W. Bracken

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Arthur Calcagnini
Name:	Arthur Calcagnini

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Michael E. Catanzaro
Name:	Michael E. Catanzaro

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Anthony Chidoni
Name:	Anthony Chidoni

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Thomas W. Cook
Name:	Thomas W. Cook

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Joseph Cornacchia
Name:	Joseph Cornacchia

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ James J. Coyne, MD
Name:	James J. Coyne, MD

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Dennis K. Cummings
Name:	Dennis K. Cummings

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ John M. Dalton
Name:	John M. Dalton

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Carole K. Delaire
Name:	Carole K. Delaire

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Jane M. Delaire
Name:	Jane M. Delaire

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ John S. Edison
Name:	John S. Edison

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Richard J. Fava
Name:	Richard J. Fava

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR: FELDMAN PARTNERS
/s/ William M. Feldman
Name:	William M. Feldman Feldman Partners

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Robert M. Gibb
Name:	Robert M. Gibb

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Robert Girling
Name:	Robert Girling

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Jack H. Gruber
Name:	Jack H. Gruber, IRA

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Samuel B. Hayes III
Name:	Samuel B. Hayes III

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Mallie M. Ireland
Name:	Mallie M. Ireland

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ William Jennings
Name:	William Jennings

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Randy Dircks TR /s/ Kathryn M. Dircks TR
Name:	Kathryn M. Dircks and Randy Joel Dircks Living Trust

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ ROBERT E. KENNEDY
Name:	ROBERT E. KENNEDY

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Nikitas Kleopoulos
Name:	Nikitas Kleopoulos

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Steven Kleopoulos
Name:	Steven Kleopoulos

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ John C. Lightfoot, trustee
Name:	(Survivor’s Trust etc.)

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Frank J. Lincoln
Name:	Frank J. Lincoln

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Walter Lovejoy [ILLEGIBLE]
Name:	Walter Lovejoy [ILLEGIBLE]
LOVEJOY FAMILY LTD. PARTNERSHIP

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR: LOWREY FAMILY INVESTMENTS LLC
/s/ JAMES J. LOWREY
Name:	JAMES J. LOWREY MANAGING MEMBER

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Arthur F. McInerney
Name:	Arthur F. McInerney

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Joseph Melone
Name:	Joseph Melone

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Paul J. Micciche
Name:	Paul J. Micciche

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Michael W. Haley
Name:	Michael W. Haley Michael W. Haley Revocable Trust

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Linda Nelson
Name:	Linda Nelson

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Phillip Odeen
Name:	Phillip Odeen

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Triantafillos Parlapanides
Name:	Triantafillos Parlapanides

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ ROBERT PODEN
Name:	ROBERT PODEN

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Robert A. Prindiville
Name:	Robert A. Prindiville

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ C.B. Rogers
Name:	C.B. Rogers, Jr.

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ [ILLEGIBLE]
Name:	The Sanford Katz & Irma Katz Revocable Trust DTD 8/9/06

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ Earl Segerdahl
Name:	Earl Segerdahl

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

SAERIDAN INVESTMENTS GROUP LLC INVESTOR:
/s/ GEOFFREY L. STRINGER
Name:	GEOFFREY L. STRINGER MANAGING MEMBER

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:
/s/ William Wight
Name:	William Wight

Signature Page to First Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

APPENDIX I-B
Second Closing Investors and Respective Amounts of Series B Units Being Purchased

		Purchase Price
	Series B Units	for Series B Units
	to be purchased	to be purchased	Form of
Investor	at Second Closing	at Second Closing	Consideration
Original Series A Investors:
Lowrey Family Investments LLC	167,001	$501,003	Cash/Note
Michael W. Haley Revocable Trust	50,000	$150,000	Cash
William Scully	84,415	$253,247	Note
William Jennings	33,333	$100,000	Cash
Robert Girling	41,666	$125,000	Cash
Joseph Melone	41,666	$125,000	Cash
52 River Course Associates LLC	41,666	$125,000	Cash
Walter Lovejoy	67,053	$201,159	Note
Arthur Calcagnini	16,666	$50,000	Cash
Joseph Cornacchia	16,666	$50,000	Cash
Dennis Cummings	16,666	$50,000	Cash
John Edison	16,666	$50,000	Cash
Phillip Odeen	16,666	$50,000	Cash
James Coyne	8,333	$25,000	Cash
Robert Poden	8,333	$25,000	Cash
Earl Segerdahl	16,666	$50,000	Cash
Geoffrey Stringer	16,666	$50,000	Cash
Jane Delaire	5,000	$15,000	Cash
The Sanford Katz & Irma Katz Revocable Trust	8,333	$25,000	Cash
Feldman Partners	5,000	$15,000	Cash
Robert Kennedy	16,721	$50,164	Note
Samuel B. Hayes Ill, Revocable Trust	16,891	$50,674	Note
Thomas W. Cook	16,896	$50,690	Cash
C.B. Rogers, Jr.	16,858	$50,575	Note

SUBTOTAL:	745,827	$2,237,512
Appendix I-B to the Series A Preferred Stock Purchase Agreement

		Purchase Price
	Series B Units	for Series B Units
	to be purchased	to be purchased	Form of
Investor	at Second Closing	at Second Closing	Consideration
New Series B Investors:
Anthony Chidoni	83,333	$250,000	Cash
Dick Fava	16,666	$50,000	Cash
Linda Nelson	12,179	$36,539	Note
Triantafillos Parlapanides	8,407	$25,222	Note
Steven P. Kleopoulos	8,360	$25,082	Note
Carole Delaire	5,000	$15,000	Cash
James Bennett			Cash
Michael E. Catanzaro Jr.	8,333	25,000	Cash
Andonia and Nikitas Kleopoulos			Cash

SUBTOTAL:	142,278	$426,843

The Mayo Family Revocable Trust, 7/13/00	67,251	$201,753	Debentures
Jack Gruber, IRA	67,251	$201,753	Debentures
Mallie Ireland	33,625	$100,877	Debentures
Robert M. Gibb	16,812	$50,438	Debentures
Judith M. Bracken	16,812	$50,438	Debentures
Robert W. Bracken	16,812	$50,438	Debentures
Kathryn M. Dircks and Randy Joel Dircks Living Trust	8,406	$25,219	Debentures
Samuel B. Hayes III, Revocable Trust	33,625	$100,877	Debentures
John F. Hulseman	67,251	$201,753	Debentures
Frank J. Lincoln, Jr.	33,625	$100,877	Debentures
Robert A. Prindiville 2006 Personal Trust	50,437	$151,315	Debentures
Thomas W. Cook	33,625	$100,877	Debentures

SUBTOTAL:	445,532	$1,336,615
TOTAL:	1,333,637	$4,000,970
Appendix I-B to the Series A Preferred Stock Purchase Agreement

APPENDIX II
Notice Information for each Investor

	NAME	ADDRESS
1.	James J. Lowrey	REDACTED

2	Geoffrey L. Stringer

3.	Robert Kennedy

4.	William Scully

5.	Summit Investors of Vero, Ltd.

6.	William Feldman	REDACTED

7.	Sanford Katz

8.	Anthony Chidoni
Appendix II to the Series A Preferred Stock Purchase Agreement

	NAME	ADDRESS
9.	Dennis Cummings	REDACTED

10.	Carole and Sonny Delaire

11	Alvin J. Delaire Jr.

12	Arthur Mclnerney

13.	Jane Delaire

14.	James Coyne	REDACTED

15.	Joseph Cornacchia

16.	Navarro Family Partners

17.	William Wight
Appendix II to the Series A Preferred Stock Purchase Agreement

	NAME	ADDRESS
18.	Robert Girling	REDACTED

19.	William Jennings

20.	Arthur Calcagnini

21.	Robert Poden

22.	Philip Odeen

23.	Walter Lovejoy

24	Earl Segerdahl	REDACTED

25.	Peter Barrett

26.	Michael W. Haley

27.	Joseph Melone

28.	John Edison

29.	James Bernhart	REDACTED
Appendix II to the Series A Preferred Stock Purchase Agreement

	NAME	ADDRESS
30.	Robert J. Morrissey	REDACTED

31.	Sam Hayes

32.	Tom Cook

33.	Michael Paterson

34	C.B. (Jack) Rogers	REDACTED

35.	Debbie and Scott Bell

36.	Andonia and Nikitas Kleopoulos

37.	Michael E. Calanzaro Jr.

38.	Linda Nelson

39.	Triantafillos Parlapanides

40.	James Bennett

41.	Steven P. Kleopoulos

42.	Dick Fava	REDACTED
Appendix II to the Series A Preferred Stock Purchase Agreement

APPENDIX III
List of Debenture Holders

	NAME AND ADDRESS OF	AMOUNT OF
	DEBENTURE HOLDER	DEBENTURE
1.	The Mayo Family Revocable Trust, 7/13/00	$200,000
2.	Jack Gruber, IRA REDACTED	200,000
3.	Mallie Ireland REDACTED	100,000
4.	Samuel B. Hayes, III Revocable Trust, 10/6/88 REDACTED	100,000
5.	Robert M. Grbb REDACTED	50,000
6.	C.B. Rogers, Jr. REDACTED	50,000
7.	Judith M. Bracken REDACTED	50,000
8.	Robert W. Bracken REDACTED	50,000
9.	Amy W. and James David McGee, Jr. REDACTED	25,000
10.	Paul J. Micciche REDACTED	25,000
11.	Kathryn M, Dircks and Randy Joel Dircks Living Trust REDACTED	25,000
12.	Survivor Trust of the Lightfoot Revocable Trust, 2/22/83 REDACTED	25,000
13.	John F. Hulseman REDACTED	200,000
Appendix III to the Series A Preferred Stock Purchase Agreement

	NAME AND ADDRESS OF	AMOUNT OF
	DEBENTURE HOLDER	DEBENTURE
14.	Frank J. Lincoln, Jr. REDACTED	100,000
15.	R. David Collin Trust 3/17/99 REDACTED	50,000
16.	John and Ann Keeley REDACTED	25,000
17.	Robert A. Prindiville 2006 Personal Trust REDACTED	150,000
18.	Thomas W. Cook REDACTED	100,000

	TOTAL	$1,525,000

Appendix III to the Series A Preferred Stock Purchase Agreement

EXHIBIT A-l
Series A Certificate of Designations

TERMS OF
SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
OF
XSTREAM SYSTEMS, INC.
     (1) Designation, Par Value and Number. This series of Preferred Stock shall be designated as “Series A Redeemable Convertible Preferred Stock.” The Corporation shall have the authority to issue 962,101 shares of the Series A Preferred with a par value of $.0001 per share. In accordance with the terms hereof, each share of Series A Preferred shall have the same relative rights as, and be identical in all respects with, each other share of Series A Preferred.
     (2) Dividends.
          a. General. When and as declared by the Board, and to the fullest extent permitted under the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends on each issued and outstanding share of the Series A Preferred; provided, however, that no dividend shall be declared on the Series A Preferred unless a pro rata amount (based upon relative Liquidation Value) is declared on each of the other series of Pari Passu Preferred. Subject to Section 6(b)(ii), dividends on each issued and outstanding share of Series A Preferred shall be cumulative and shall accrue on a daily basis at a rate of 5% per annum of the Series A Liquidation Value thereof (with such accrued and unpaid dividends compounding on each annual anniversary of the Series A Original Issuance Date) from and including the Series A Original Issuance Date to and including the first to occur of (i) the date on which the Series A Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation, (ii) the date on which such share is converted into shares of Common hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Series A Junior Securities. If, under Delaware law, any dividends cannot be declared and paid in full when due, the full amount which can be paid shall be paid pro rata to the holders of the Series A Preferred and the aggregated deficiency shall be increased as provided below.
          b. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series A Preferred held by each such holder.
          c. Participation in Common Dividends. If the Corporation declares or pays a dividend or makes any distribution on the Common, then the holders of the outstanding shares of Pari Passu Preferred (on a Common Equivalent Basis as of the record date for such dividend or distribution) and the holders of the Common shall share pro rata in such dividend or distribution.

     (3) Voting Rights.
          a. General. In addition to the rights provided by law and Sections 3(b), 3(c) and 3(d) below, the holders of the Series A Preferred shall be entitled to notice of all meetings of stockholders in accordance with the Corporation’s By-laws, and except as otherwise provided herein or required by applicable law, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote, voting as a single class with the Common and other securities that vote with the Common, with the holders of Series A Preferred entitled to one vote for each share of Common issuable upon conversion of the Series A Preferred held as of the record date for such vote or, if no record date is specified, as of the date of such vote.
          b. Actions Requiring the Consent of the Holders of Series A Preferred. So long as any shares of Series A Preferred are outstanding, without the approval of at least a majority of the shares of Series A Preferred then outstanding, the Corporation shall not file any resolution of the Board with the Delaware Secretary of State that contains any provisions, or take any other action, that would amend the terms of the Series A Preferred, increase the number of authorized Series A Preferred, approve a reverse stock split or adversely affect or otherwise impair the rights or the relative preferences or priorities of the holders of the Series A Preferred under this Certificate of Incorporation or the By-laws.
          c. Actions Requiring the Consent of the Holders of Pari Passu Preferred and Conversion Common Shares. So long as any shares of Pari Passu Preferred or Conversion Common Shares are outstanding, the Corporation shall not take, and shall not permit any of its Subsidiaries to take, any of the following actions without the approval of the holders of at least a majority of the shares of all of the Pari Passu Preferred and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding:
     (i) amend this Certificate of Incorporation or the By-laws;
     (ii) except for Permitted Issuances, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any capital stock or other equity securities of the Corporation ranking pari passu or senior to the Series A Preferred (or any securities convertible into or exchangeable for any capital stock or other equity securities of the Corporation ranking pari passu or senior to the Series A Preferred);
     (iii) except for the ratable payment of dividends on the Pari Passu Preferred, directly or indirectly declare or pay any cash or property dividends or make any cash or property distributions upon any of its capital stock or other equity securities;
     (iv) directly or indirectly redeem, purchase or otherwise acquire any of the Corporation’s capital stock or other equity securities (including, without limitation, Options) other than (A) the Pari Passu Preferred pursuant to the terms of this Certificate of Incorporation, (B) repurchases of the Corporation’s securities from employees upon termination of an employee’s employment with the Corporation pursuant to terms approved by the Board, (C) repurchases of Options outstanding as of the First Closing

Date pursuant to the terms of such Options or (D) pursuant to the terms of the Shareholders Agreement;
     (v) merge or consolidate with any Person (other than a wholly owned Subsidiary) or take any action which results in a Change in Ownership;
     (vi) sell, license, lease or otherwise transfer all or substantially all of its assets to any Person (other than to a wholly owned Subsidiary of the Corporation) in any transaction or series of related transactions;
     (vii) liquidate, dissolve or effect a recapitalization, bankruptcy or reincorporation in any form of transaction (including, without limitation, any reincorporation into a limited liability company, a partnership or any other non-corporate entity that is treated as a partnership for Federal income tax purposes);
     (viii) make any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than a wholly owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (A) reasonable advances to employees in the ordinary course of business consistent with past practice and (B) advances to newly-hired employees in order to cover such employees’ relocation expenses;
     (ix) except as provided in the current Budget, create, incur, assume or suffer to exist any Indebtedness;
     (x) create, incur, assume or suffer to exist any Liens other than (A) Permitted Liens and (B) Liens incurred in connection with the incurrence of Indebtedness not prohibited by clause (ix) above;
     (xi) acquire any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, in either case, that is material to the business of the Corporation and its Subsidiaries, taken as a whole (each, an “Acquisition”), other than Acquisitions the aggregate value of which (after taking into account the assumption of any Indebtedness or other liabilities in connection therewith) do not exceed $300,000 in any twelve-month period, measured after giving effect to any purchase price adjustments relating thereto;
     (xii) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument that by its terms would (under any circumstances) restrict the Corporation’s right to perform the provisions of the Preferred Stock Purchase Agreement, the Shareholders Agreement, the Registration Rights Agreement, this Certificate of Incorporation or the By-laws;
     (xiii) except as provided in the current Budget, make or commit to make capital expenditures for any fiscal year;
     (xiv) except as required by Section 6(b)(i), increase the size of the Board to a number greater than seven (7);

     (xv) enter into or become a party to any license, agreement or other arrangement after the First Closing Date with respect to Intellectual Property Rights licensed to, or owned or developed by, the Corporation, except that the foregoing shall not prevent the Corporation from entering into, or becoming a party to, any such license, agreement or other arrangement that (A) has a term of one year or less, (B) is nonexclusive and would be customary in connection with the sale of the Corporation’s products or services, (C) relates to “off the shelf” software licenses to the Corporation by a third party or (D) is approved by a majority of the Board (including at least one of the Investor Directors); or
     (xvi) change the primary line of business of the Corporation from materials identification, verification and analysis, and any related field, or enter into any material new line of business.
          d. Election of Directors. Subject to Section 6(b)(i), for so long as any shares of Pari Passu Preferred or Conversion Common Shares remain outstanding, the holders of the Pari Passu Preferred and Conversion Common Shares, voting together as a single class on a Common Equivalent Basis, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office any such director and to fill any vacancy caused by the resignation, death or removal of any such director.
     (4) Liquidation, Dissolution, etc.
          a. Significant Event. Upon any liquidation, Fundamental Change, Change in Ownership, dissolution or winding up of the Corporation (whether voluntary or involuntary) (each, a “Significant Event”):
     (i) Each holder of Series A Preferred shall be entitled to receive, prior and in preference to any distribution or payment made upon any Series A Junior Securities, an amount equal to (i) the aggregate Series A Liquidation Value of all shares of Series A Preferred held by such holder plus (ii) all accrued and unpaid dividends on such shares of Series A Preferred. If, upon any Significant Event, the Corporation’s assets to be distributed among the holders of the Pari Passu Preferred are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid under this Section 4(a)(i) and the equivalent provisions of the other series of Pari Passu Preferred, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of the Pari Passu Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the shares of Pari Passu Preferred held by each such holder.
     (ii) After payment to the holders of the Series A Preferred of the amounts set forth in the first sentence of Section 4(a)(i), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed pro rata among the holders of the Common and the holders of the Pari Passu Preferred (on a Common Equivalent Basis).

          b. Form of Consideration. Whenever the distribution provided for in this Section 4 shall be payable in a form other than securities or cash, the value of such distribution shall be the fair market value as determined in good faith by the Board, including a majority of the Investor Directors.
          c. Distribution upon Change in Ownership. Upon any Significant Event effected as a result of a Change in Ownership, any proceeds received by stockholders of the Corporation other than holders of Pari Passu Preferred in accordance with the terms of such Pari Passu Preferred (including, without limitation, any amounts received by any stockholders in respect of any employment, non-competition, consulting or other similar agreement entered into in connection with such Change in Ownership that, in the case of employment or consulting agreements, provide for payments to such stockholder that are in excess of the compensation payable to such stockholder prior to such Change in Ownership (other than, in the case of employment, for increases in annual compensation not in excess of 20% of the annual compensation payable to such stockholder in the last completed fiscal year prior to such Change in Ownership)) shall be construed as being received by the Corporation and thereafter distributed to the holders of the Pari Passu Preferred and Common in accordance with Section 4(a)(ii).
     (5) Redemptions.
          a. Redemption at the Option of Holders. At any time on or after March 14, 2012, upon the request of the holders of at least a majority of the then outstanding shares of Series A Preferred, each of the holders of the then outstanding Series A Preferred shall have the right (a “Redemption Right”) to require the Corporation to redeem all or any of their shares of Series A Preferred at a price per share equal to the Series A Liquidation Value plus a rate of return on such amount (after taking into account all dividends paid by the Corporation pursuant to Section 2(a)) equal to 7% per annum, compounded annually. Any holder of Series A Preferred may exercise his, her or its Redemption Right by delivering to the Corporation a Redemption Notice on or after March 14, 2012, provided that holders of at least a majority of the then outstanding shares of Pari Passu Preferred have requested a redemption pursuant to this Section 5(a) and the equivalent provisions of the other series of Pari Passu Preferred. Within ten (10) days after the date of a Redemption Notice delivered by any holder of Series A Preferred, the Corporation shall notify all other holders of Pari Passu Preferred that the Redemption Right has been exercised, and each other holder of Pari Passu Preferred shall have the right, exercisable by written notice delivered to the Corporation within thirty (30) days after receipt of such notice from the Corporation, to request that all or a portion of such other holder’s shares of Pari Passu Preferred be redeemed on the Redemption Date together with the shares of Series A Preferred of the holder who delivered the Redemption Notice. The Corporation shall be obligated to redeem the total number of shares of Series A Preferred requested to be redeemed in accordance herewith on the Redemption Date. For each share of Series A Preferred which is to be redeemed on a particular Redemption Date in accordance with this Section 5 (a), the Corporation shall be obligated on the date specified for redemption thereof in the written notice with respect thereto, to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) such amount specified in this Section 5(a) in immediately available funds.
          b. Inadequate Funds: Redemption Notes. If the funds of the Corporation legally available for redemption of Series A Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred and all other shares of Pari Passu Preferred to be redeemed on such date: (i) those funds which are legally available shall be used to redeem the maximum possible number of shares of Pari Passu Preferred ratably among the holders of such shares to be redeemed based upon the aggregate amount to which they are entitled to be paid under this Section 5 and the equivalent provisions of the other series of Pari Passu Preferred; and (ii) with respect to those shares of Pari Passu Preferred requested to be redeemed but for which funds are not legally available (the “Non-Funded Shares”), the Corporation shall issue and deliver to each holder of Non-Funded Shares a promissory note (each a “Redemption Note”). Each Redemption Note shall be payable one year from date of issuance and shall bear interest at the rate of 8% per annum, compounded quarterly, and shall have an aggregate principal amount per Non-Funded Share equal to the Series A Liquidation Value plus a rate of return on such amount (after taking into account all dividends paid by the Corporation pursuant to Section 2(a)) equal to 7% per annum, compounded annually. A Redemption Note may be prepaid by the Company at any time without penalty. The issuance of Redemption Notes shall be made without charge to the holders of the Non-Funded Shares receiving such Redemption Notes for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with the issuance thereof, and the Corporation shall pay the fees and expenses of each holder of Non-Funded Shares in connection with the issuance of Redemption Notes, including reasonable attorney’s fees and expense. Subject to the terms of any then existing senior debt or credit facility, the terms and documentation relating to each Redemption Note shall provide that the debt obligation evidenced thereby shall at all times be pari passu with the most senior debt or credit facility of the Corporation outstanding at any time during the term of the Redemption Note. Each Redemption Note shall also contain customary terms and conditions, including, without limitation, a cross-acceleration provision with respect to any amount of Indebtedness of the Company or any of its Subsidiaries and appropriate negative covenants, including, without limitation, negative covenants prohibiting the Corporation, without the consent of the holders of a majority of aggregate principal amount of all of the Redemption Notes outstanding, from taking, or permitting any of its Subsidiaries to take, any of the actions specified in Sections 3(b)(i) - xvi.
          c. Reissuance of Certificate. If fewer than the total number of shares of Series A Preferred represented by any certificate are redeemed in any installment, a new certificate representing the number of unredeemed shares of Series A Preferred (other than any Non-Funded Shares) will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Series A Preferred.
          d. Redeemed or Otherwise Acquired Shares. All rights pertaining to shares of the Series A Preferred that are redeemed or otherwise acquired by the Corporation and, subject to Section 5(b), all rights pertaining to shares that are deemed to be Non-Funded Shares, shall cease, and such shares shall not thereafter be (i) reissued, sold or transferred, (ii) entitled to any dividends accruing after the date of redemption or acquisition or (iii) deemed to be issued and outstanding for any purpose whatsoever. The shares of Series A Preferred not redeemed (other than any Non-Funded Shares) shall remain issued and outstanding and entitled to all the rights and preferences provided herein.

     (6) Events of Noncompliance.
          a. Definition. An “Event of Noncompliance” shall be deemed to have occurred if:
     (i) the Corporation shall fail to make any redemption payment required under Section 5 or the equivalent provisions of the other series of Pari Passu Preferred (whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject);
     (ii) (v) the Corporation breaches any of its covenants or agreements contained in the Preferred Stock Purchase Agreement, which breach has, or is more likely than not to have, an adverse effect of $100,000 or more in the aggregate on the holders of the Pari Passu Preferred, (x) such breach does not result directly from action by the Corporation at express the direction of the Board (including in such direction a majority of the Investor Directors), (y) the Corporation fails to cure such breach within 30 days of written notice thereof from any holder of the Pari Passu Preferred and (z) the holders of at least a majority of the outstanding shares of Pari Passu Preferred after such 30-day period send a notice of such Event of Noncompliance to the Corporation;
     (iii) (x) any representation or warranty made by the Corporation under the Preferred Stock Purchase Agreement shall have been untrue or incorrect in any material respect when made, the result of which has, or is more likely than not to have, an adverse effect of $100,000 or more on (A) the condition (financial or otherwise), operating results, business, assets, operations, employee relations or client relations of the Corporation, taken as a whole (other than to the extent resulting from a change in accounting methods required by GAAP) or (B) the holders of the Pari Passu Preferred, (y) the Corporation fails to cure such breach within 30 days of written notice thereof from any holder of the Pari Passu Preferred and (z) the holders of at least a majority of the outstanding shares of Pari Passu Preferred send a notice of such Event of Noncompliance to the Corporation;
     (iv) the Corporation shall commence or enter into any bankruptcy, receivership, liquidation or assignment for the benefit of any creditors;
     (v) the Corporation shall default under one or more indentures, agreements or other instruments under which any Indebtedness aggregating at least $100,000 of the Corporation or any of its Subsidiaries is or may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Corporation or any of its Subsidiaries outstanding thereunder (which default has not been cured or waived), other than a default which directly results from action by the Corporation at the express direction of the Board (including in such direction a majority of the Investor Directors); or
     (vi) a judgment in excess of $500,000 is rendered against the Corporation and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of such stay, such judgment is not discharged.
          b. Consequences of Events of Noncompliance.
     (i) Additional Directors. Upon the occurrence of an Event of Noncompliance and for so long as such Event of Noncompliance continues, the holders of Pari Passu Preferred and Conversion Common Shares shall be entitled to appoint such number of additional Investor Directors to the Board (selected by the holders of a majority of the Pari Passu Preferred and Conversion Common Shares) such that the holders of Pari Passu Preferred and Conversion Common Shares have appointed a majority of the Board. Upon notice from the holders of a majority of the outstanding Pari Passu Preferred and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding that they intend to exercise their rights under this Section 6(b)(i), the Corporation shall immediately take whatever action is necessary so as to effectuate this Section 6(b)(i), including, without limitation, increasing the size of the Board and electing such additional Investor Directors.
     (ii) Increased Dividend Rate. Upon the occurrence of an Event of Noncompliance and for so long as such Event of Noncompliance continues, the dividend rate on the Series A Preferred set forth in Section 2(a) shall be increased from 5% to 7% per annum.
     (iii) Redemption of Pari Passu Preferred. Upon the occurrence of an Event of Noncompliance and for so long as such Event of Noncompliance continues, the holders of a majority of the shares of Pari Passu Preferred then outstanding may require by notice given to the Corporation that all of the shares of Pari Passu Preferred be immediately (and in no event later than five business days after such request) redeemed by the Corporation at a price per share of Pari Passu Preferred equal to the their respective Liquidation Values plus a rate of return on such amount (after taking into account all dividends paid by the Corporation pursuant to Section 2(a)) equal to 7% per annum, compounded annually.
     (iv) Inadequate Funds. If the funds of the Corporation legally available for redemption of Pari Passu Preferred pursuant to Section 6(b)(iii) are insufficient to redeem all shares of Pari Passu Preferred, the provisions of Sections 5(b) and (c) shall apply to the same extent as if such provisions were set forth in their entirety in this Section 6(b)(iv).
     (v) Reissuance of Certificate. If fewer than the total number of shares of Series A Preferred or Conversion Common Shares represented by any certificate are redeemed in any installment pursuant to Section 6(b)(iv), a new certificate representing the number of unredeemed shares of such Series A Preferred or Conversion Common Shares, as the case may be, will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Series A Preferred or Conversion Common Shares, as the case may be.
          c. No Limitation of Rights. If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights that such holder is entitled to under any contract or agreement at any time and any other rights that such holder may have pursuant to applicable law.
          d. Survival of Representations and Warranties. For the purposes of determining an Event of Noncompliance, the representations and warranties referred to in Section 6(a)(iii) shall have the respective survival periods set forth in the Preferred Stock Purchase Agreement.
     (7) Conversion.
          a. Conversion Procedure.
     (i) At any time and from time to time, a holder of Series A Preferred shall have the right to convert all or any portion of its shares of Series A Preferred into the number of shares of Common computed by dividing (x) the aggregate Series A Liquidation Value of the shares of Series A Preferred to be converted by (y) the Series A Conversion Price then in effect.
     (ii) All shares of Series A Preferred shall automatically convert into Common (pursuant to the computation set forth in Section 7(a)(i)) upon (A) the affirmative written consent of the holders of at least a majority of the outstanding shares of Pari Passu Preferred or (B) receipt by the Corporation of total gross offering proceeds of at least $50,000,000 from the sale of shares of Common pursuant to the Corporation’s firm commitment underwritten Public Offering of the Common, at a gross price per share not less than $16 (as adjusted to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) (a “Qualified IPO”).
     (iii) Each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the earlier of (A) the date specified in the affirmative written consent of the holders of at least a majority of the outstanding shares of Series A Preferred or (B) the date immediately prior to the closing date of a Qualified IPO (any such date referred to in clause (A) or (B) being referred to as a “Conversion Date”). At the time any such conversion has been effected, the rights of the holder of the shares of Series A Preferred converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common represented thereby.
     (iv) As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:
               (A) certificates representing the number of shares of Common issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and
               (B) a certificate representing any shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.
     (v) The issuance of certificates for shares of Common upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred or Common for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common. Upon conversion of each share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Common issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.
     (vi) The Corporation shall not close its books against the transfer of Series A Preferred or of Common issued or issuable upon conversion of Series A Preferred in any manner that interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of shares of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).
     (vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, solely for the purpose of issuance upon the conversion of shares of the Series A Preferred, such number of shares of Common as are issuable upon the conversion of all outstanding Series A Preferred. All shares of Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Corporation shall take all such actions as may be necessary to insure that all such shares of Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common may be listed (except for official notice of issuance which shall be delivered immediately by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Common to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.
     (viii) If any fractional interest in a share of Common would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the fair market value per share of Common as of the date of conversion as determined in good faith by the Board, including a majority of the Investor Directors, multiplied by such fractional interest; provided, however, that in the case of a Qualified IPO the fair market value per share of Common shall be the gross price per share of Common in such Qualified IPO. The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Series A Preferred being converted at any one time by the holder thereof, not upon each share of Series A Preferred being converted.

     (ix) All certificates representing shares of Series A Preferred which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Conversion Date, be deemed to have been retired and cancelled, and the shares of Series A Preferred converted pursuant to this Section 7 represented thereby shall, from and after the Conversion Date, be deemed to have been converted into Common for all purposes, notwithstanding any failure of the holder or holders thereof to surrender such certificates on or prior to the Conversion Date. The Corporation from time to time may take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.
     b. Conversion Price.
     (i) The initial Series A Conversion Price shall be $3.7999696 per share of Common (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences). In order to prevent dilution of the conversion rights granted under this Section 7, the Series A Conversion Price shall be subject to adjustment from time to time pursuant to this Section 7(b).
     (ii) If and whenever on or after the Series A Original Issuance Date the Corporation issues or sells or, in accordance with this Section 7, is deemed to have issued or sold, any shares of its Common for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issuance, then immediately upon such issuance or sale or deemed issuance or sale the Series A Conversion Price shall be reduced to the conversion price determined by dividing (A) the sum of (1) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issuance or sale by the number of shares of Common Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (B) the number of shares of Common Deemed Outstanding immediately after such issue or sale.
     (iii) Notwithstanding the foregoing, there shall be no adjustment in the Series A Conversion Price as a result of any issuance or sale (or deemed issuance or sale) of:
     (A) shares of Common issued upon conversion of the Series A Preferred;
     (B) shares of Common issued upon the exercise of Options or other Convertible Securities outstanding as of the First Closing Date;
     (C) securities issued pursuant to a Board-approved (including at least one of the Investor Directors) bona fide acquisition of an entity by merger, purchase of substantially all of the assets or other reorganization;
     (D) shares of Common issued to Catalyst pursuant to the Options granted under the Catalyst Letter Agreements;
     (E) shares of Common or other securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of,

any of the capital stock of the Corporation;
     (F) up to an aggregate of 250,000 shares of Common reserved for issuance per year pursuant to the Option Plan (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and shares of Common reserved for issuance pursuant to the Option Plan in lieu of the repayment of certain salary deferrals as approved by a majority of the Board (including at least one of the Investor Directors), which foregoing shares may be subject to Options or restricted stock awards granted under the Option Plan; provided that any Options that expire or terminate unexercised or any restricted stock awards that are repurchased by the Corporation pursuant to the terms of such award shall not be counted toward the maximum number set forth in this subparagraph (F) unless and until such shares are subject to new restricted stock awards (or new Options) pursuant to the terms of the Option Plan;
     (G) shares of Common issued or issuable (including options to acquire such shares of Common) to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors;
     (H) shares of Common issued or issuable in connection with bona-fide sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships or joint ventures entered into in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors (and by at least a majority of the shares of Pari Passu Preferred and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding, if required pursuant to Section 3(c)); or
     (I) securities issued in connection with a Qualified IPO;
provided that the aggregate number of shares of Common issued or issuable pursuant to clauses (G) and (H) above shall not exceed 100,000 in any twelve-month period;
          c. Effect on Conversion Price of Certain Events. For purposes of determining the Series A Conversion Price under Section 7, the following shall be applicable:
     (i) Issuance of Options. If the Corporation in any manner grants, issues or sells any Options (other than any Options permitted by Section 7(b)(iii)) and the price per share for which Common is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series A Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting, issuance or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common is issuable” shall be determined by dividing (A) the sum of (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting, issuance or sale of such Options, plus (2) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (3) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common issuable upon the exercise of’ such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
     (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common is issuable upon conversion or exchange thereof is less than the Series A Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common is issuable” shall be determined by dividing (A) the sum of (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A Conversion Price shall be made when Common is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A Conversion Price had been or are to be made pursuant to other provisions of this Section 7, no further adjustment of the conversion price shall be made by reason of such issue or sale.
     (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common changes at any time, the Series A Conversion Price in effect at the time of such change shall be immediately adjusted to the Series A Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that, if such adjustment of the Series A Conversion Price would result in an increase in the Series A Conversion Price then in effect, the Corporation will promptly give all holders of Series A Preferred written notice of such increase. For purposes of this Section 7(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Series A Original Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that, no such change shall at any time cause the Series A Conversion Price hereunder to be increased.
     (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price then in effect hereunder shall be adjusted immediately to the Series A Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that, if such expiration or termination would result in an increase in the Series A Conversion Price then in effect, the Corporation will promptly give all holders of Series A Preferred written notice of such increase. For purposes of this Section 7(c)(iv), the expiration or termination of any Option or Convertible Security that was outstanding as of the Series A Original Issuance Date shall not cause the Series A Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Series A Original Issuance Date.
     (v) Calculation of Consideration Received. If any Common, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair market value of such consideration as determined in good faith by the Board. If any Common, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be the fair market value as determined in good faith by the Board.
     (vi) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific exercise price is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued at an exercise price of $0.01.

     (vii) Treasury Shares. The number of shares of Common outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issuance or sale of such shares.
     (viii) Record Date. If the Corporation takes a record of the holders of Common for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common, Options or in Convertible Securities or (B) to subscribe for or purchase Common, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (ix) Subdivisions or Combinations of Common. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be reduced proportionately, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be increased proportionately.
     (x) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or_Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common, is referred to herein as an “Organic Change” Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this Section 7(c)shall thereafter be applicable to the securities issued in exchange for the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation and the value for the Common reflected by the terms of such consolidation, merger or sale is less than the Series A Conversion Price in effect immediately prior to such consolidation, merger or sale, an immediate adjustment of the Series A Conversion Price to the value for the

Common so reflected and a corresponding immediate adjustment in the number of shares of Common acquirable and receivable upon conversion of Series A Preferred). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
     (xi) Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Series A Conversion Price so as to protect the rights of the holders of Series A Preferred; provided, that, no such adjustment shall increase the Series A Conversion Price as otherwise determined pursuant to this Section 7 or decrease the number of shares of Common issuable upon conversion of each share of Series A Preferred.
     d. Notices.
     (i) Immediately upon any adjustment of the Series A Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.
     (ii) The Corporation shall give written notice to all holders of Series A Preferred at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common, (B) with respect to any pro rata subscription offer to holders of Common or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
     (iii) The Corporation shall also give written notice to the holders of Series A Preferred at least 10 days prior to the date on which any Organic Change shall take place.
     (8) General.
          a. Prior to the effective date of the Corporation’s initial Public Offering, the Corporation shall keep at its principal office (or the office of its agent) a register for the registration of Common and Series A Preferred. Upon the surrender of any certificate representing Common or Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Common or Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Common or Series A Preferred represented by the surrendered certificate.
          b. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common or Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Common or Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.
          c. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, by reputable overnight courier service, charges prepaid or by personal delivery, and shall be deemed to have been given (i) three (3) business days after being sent by registered or certified mail, (ii) one business day after being deposited with such an overnight courier service, and (iii) upon delivery, if by personal delivery, if mailed or delivered (A) to the Corporation, at its principal executive offices, or (B) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).
          d. Any of the rights, powers or preferences of the holders of Series A Preferred and Conversion Common Shares set forth herein may be waived or otherwise defeased by the affirmative written consent of the holders of at least a majority of the shares of Series A Preferred and Conversion Common Shares then outstanding, voting as a single class on a Common Equivalent Basis.
     (9) Definitions. In this Certificate of Incorporation, the following terms have the meanings specified or referred to in this Section 9.
     “Acquisition” is defined in Section 3(b)(xi).
     “Affiliate” means, with respect to any particular Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such particular Person. For the purpose of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Appraised Value” means the value determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the Conversion Common Shares. If the Corporation and the holders of a majority of the Conversion Common Shares are unable to agree upon such an appraiser, the Corporation shall select from a list of five such appraisers supplied by the holders of a majority of the

Conversion Common Shares. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.
     “Board” means the Board of Directors of the Corporation.
     “Budget” shall mean, with respect to a given fiscal year, the annual business plan and budget as approved by the Board in accordance with the By-laws, as such business plan and budget may be amended from time to time by the Board in accordance with the By-laws.
     “By-laws” means the By-laws of the Corporation.
     “Catalyst” means Catalyst Capital Investments LLC, a Delaware limited liability company.
     “Catalyst Letter Agreements” means, collectively, (a) that certain letter agreement dated as of May 31, 2006 between Catalyst and the Corporation regarding the introduction of prospective suppliers and (b) that certain letter agreement dated as of May 31,2006 between Catalyst and the Corporation regarding the introduction of prospective customers.
     “Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common or Pari Passu Preferred by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common and Pari Passu Preferred at such time, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board.
     “Common” means the Corporation’s Common Stock, $.0001 par value per share.
     “Common Deemed Outstanding” means, at any given time, the number of shares of Common actually outstanding at such time, plus the number of shares of Common deemed to be outstanding pursuant to Sections 7(c)(i) and 7(c)(ii) whether or not the Options or Convertible Securities are actually convertible or exercisable at such time.
     “Common Equivalent Basis” means, as of the date of such determination, (i) in respect of the Series A Preferred, the number of shares of Common that each holder of Series A Preferred would be entitled to receive upon conversion of its Series A Preferred into Common and (ii) in respect of the Pari Passu Preferred, the number of shares of Common that each holder of Pari Passu Preferred would be entitled to receive upon conversion of its Pari Passu Preferred into Common.
     “Conversion Common Shares” means (i) the Common issued or issuable upon conversion of any shares of Pari Passu Preferred and (ii) any Common issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation. As to any particular Conversion Common Shares, such shares shall cease to be Conversion Common Shares when they have been (x) effectively registered under the Securities Act of 1933, as amended, and disposed of in accordance with the registration statement covering them, (y) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force or (z) repurchased by the Corporation.
     “Conversion Date” is defined in Section 7(a)(iii).
     “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common.
     “Corporation” means XStream Systems, Inc., a Delaware corporation.
     “Event of Noncompliance” is defined in Section 6(a).
     “First Closing Date” means March 14, 2007.
     “Fundamental Change” means (i) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business and other than to a wholly owned Subsidiary of the Corporation) and (ii) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Pari Passu Preferred are not changed, the Pari Passu Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.
     “GAAP” means United States generally accepted accounting principles, consistently applied (except for any change required by GAAP).
     “Indebtedness” means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of such Person; (iv) all interest rate or currency caps, collars, swaps or other similar protection agreements of such Person (valued on a market quotation basis); (v) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business consistent with past practice which are not more than 120 days past due, unless the same are being contested in good faith by actions approved by the Board of Directors (including at least one of the Investor Directors) and with respect to which the Corporation has set aside adequate reserves therefor in accordance with GAAP); (vi) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit); (vii) any obligations under leases that are required to be capitalized in accordance with GAAP; (viii) any indebtedness secured by a Lien on a Person’s assets; or (ix) any guarantee or other contingent obligation (including, without limitation, obligations to repurchase, reimburse or keep well) in respect of the items set forth in the foregoing clauses (i) through (viii).

     “Intellectual Property Rights” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, URL’s, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).
     “Investor Director” shall mean any director of the Board designated by the Investors pursuant to the terms of the Shareholders Agreement.
     “Investors” has the meaning set forth in the Shareholders Agreement.
     “Liens” means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Corporation or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Corporation under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).
     “Liquidation Value” means, (i) in respect of the Series A Preferred, the Series A Liquidation Value, (ii) in respect of the Series B Preferred, the Series B Liquidation Value and (iii) in respect of the Series C Preferred, the Series C Liquidation Value.
     “Non-Funded Shares” is defined in Section 5(b).
     “Option Plan” means the Corporation’s 2004 Stock Option Incentive Plan.
     “Options” means any agreements, rights, warrants or options to subscribe for or purchase Common or Convertible Securities.
     “Organic Change” is defined in Section 7(c)(x).
     “Pari Passu Preferred Stock” means shares of Series A Preferred, Series B Preferred and Series C Preferred.
     “Permitted Issuances” means the issuance and sale of the Pari Passu Preferred expressly contemplated by the Preferred Stock Purchase Agreement.

     “Permitted Liens” means (i) liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics’, materialmen’s or contractors’ liens or encumbrances or any similar lien or restriction and (iii) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Corporation.
     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.
     “Preferred Stock Purchase Agreement” means the Series A Preferred Stock Purchase Agreement dated as of March 14, 2007, as amended, by and among the Corporation and the purchasers of the securities named therein (as the same may be amended, modified, restated or replaced).
     “Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.
     “Qualified IPO” is defined in Section 7(a)(ii).
     “Redemption Date” means 45 days after the date of any Redemption Notice.
     “Redemption Notice” means a written notice by one or more holders of the Series A Preferred to the Corporation stating their intention to exercise the Redemption Right and the number of each such holder’s shares of Series A Preferred to be redeemed.
     “Redemption Note” is defined in Section 5(b).
     “Redemption Right” is defined in Section 5(a).
     “Registration Rights Agreement” means the Registration Rights Agreement dated as of March 14, 2007, as amended, by and among the Corporation and the investors named therein (as the same may be amended, modified, restated or replaced).
     “Series A Conversion Price” is defined in Section 7(b).
     “Series A Junior Securities” means any of the Corporation’s equity securities (whether or not currently authorized or outstanding) which by its terms is junior to the Series A Preferred, but shall not include any shares of Series B Preferred or Series C Preferred.
     “Series A Liquidation Value” means $3.7999696 per share, subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.

     “Series A Original Issuance Date” means, with respect to any share of Series A Preferred, the date of the issuance of such share of Series A Preferred pursuant to the Preferred Stock Purchase Agreement.
     “Series A Preferred” means the Series A Redeemable Convertible Preferred Stock of the Corporation, $.0001 par value per share.
     “Series B Liquidation Value” means $3.00 per share, subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.
     “Series B Preferred” means the Series B Redeemable Convertible Preferred Stock of the Corporation, $.0001 par value per share.
     “Series B Warrants” means the warrants to purchase Common issued by the Corporation pursuant to the Warrant Agreement dated as of December 19, 2007.
     “Series C Liquidation Value” means $3.00 per share, subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.
     “Series C Preferred” means the Series C Redeemable Convertible Preferred Stock of the Corporation, $.0001 par value per share.
     “Series C Warrants” means the warrants to purchase Common to be issued by the Corporation pursuant to the Warrant Agreement dated as of December 19, 2007.
     “Significant Event” is defined in Section 4(a).
     “Shareholders Agreement” means the Amended and Restated Securityholders Agreement dated as of December 19, 2007 by and among the Corporation and the securityholders of the Corporation named therein (as the same may be amended, modified, restated or replaced).
     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

“Warrants” means the Series B Warrants and the Series C Warrants.

EXHIBIT A-2
Series B Certificate of Designations

TERMS OF
SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK
OF
XSTREAM SYSTEMS, INC.
     (1) Designation, Par Value and Number. This series of Preferred Stock shall be designated as “Series B Redeemable Convertible Preferred Stock.” The Corporation shall have the authority to issue 1,450,000 shares of the Series B Preferred with a par value of $.0001 per share. In accordance with the terms hereof, each share of Series B Preferred shall have the same relative rights as, and be identical in all respects with, each other share of Series B Preferred.
     (2) Dividends.
          a. General. When and as declared by the Board, and to the fullest extent permitted under the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends on each issued and outstanding share of the Series B Preferred, provided, however, that no dividend shall be declared on the Series B Preferred unless a pro rata amount (based upon relative Liquidation Value) is declared on each of the other series of Pari Passu Preferred. Subject to Section 6(b)(ii), dividends on each issued and outstanding share of Series B Preferred shall be cumulative and shall accrue on a daily basis at a rate of 5% per annum of the Series B Liquidation Value thereof (with such accrued and unpaid dividends compounding on each annual anniversary of the Series B Original Issuance Date) from and including the Series B Original Issuance Date to and including the first to occur of (i) the date on which the Series B Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation, (ii) the date on which such share is converted into shares of Common hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Series B Junior Securities. If, under Delaware law, any dividends cannot be declared and paid in full when due, the full amount which can be paid shall be paid pro rata to the holders of the Series B Preferred and the aggregated deficiency shall be increased as provided below.
          b. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred held by each such holder.
          c. Participation in Common Dividends. If the Corporation declares or pays a dividend or makes any distribution on the Common, then the holders of the outstanding shares of Pari Passu Preferred (on a Common Equivalent Basis as of the record date for such dividend or distribution) and the holders of the Common shall share pro rata in such dividend or distribution.

     (3) Voting Rights.
          a. General. In addition to the rights provided by law and Sections 3(b), 3(c) and 3(d) below, the holders of the Series B Preferred shall be entitled to notice of all meetings of stockholders in accordance with the Corporation’s By-laws, and except as otherwise provided herein or required by applicable law, the holders of the Series B Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote, voting as a single class with the Common and other securities that vote with the Common, with the holders of Series B Preferred entitled to one vote for each share of Common issuable upon conversion of the Series B Preferred held as of the record date for such vote or, if no record date is specified, as of the date of such vote.
          b. Actions Requiring the Consent of the Holders of Series B Preferred. So long as any shares of Series B Preferred are outstanding, without the approval of at least a majority of the shares of Series B Preferred then outstanding, the Corporation shall not file any resolution of the Board with the Delaware Secretary of State that contains any provisions, or take any other action, that would amend the terms of the Series B Preferred, increase the number of authorized Series B Preferred, approve a reverse stock split or adversely affect or otherwise impair the rights or the relative preferences or priorities of the holders of the Series B Preferred under this Certificate of Incorporation or the By-laws.
          c. Actions Requiring the Consent of the Holders of Pari Passu Preferred and Conversion Common Shares. So long as any shares of Pari Passu Preferred or Conversion Common Shares are outstanding, the Corporation shall not take, and shall not permit any of its Subsidiaries to take, any of the following actions without the approval of the holders of at least a majority of the shares of all of the Pari Passu Preferred and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding:
     (i) amend this Certificate of Incorporation or the By-laws;
     (ii) except for Permitted Issuances, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any capital stock or other equity securities of the Corporation ranking pari passu or senior to the Series B Preferred (or any securities convertible into or exchangeable for any capital stock or other equity securities of the Corporation ranking pari passu or senior to the Series B Preferred);
     (iii) except for the ratable payment of dividends on the Pari Passu Preferred, directly or indirectly declare or pay any cash or property dividends or make any cash or property distributions upon any of its capital stock or other equity securities;
     (iv) directly or indirectly redeem, purchase or otherwise acquire any of the Corporation’s capita] stock or other equity securities (including, without limitation, Options) other than (A) the Pari Passu Preferred pursuant to the terms of this Certificate of Incorporation, (B) repurchases of the Corporation’s securities from employees upon termination of an employee’s employment with the Corporation pursuant to terms approved by the Board, (C) repurchases of Options outstanding as of the First Closing

Date pursuant to the terms of such Options or (D) pursuant to the terms of the Shareholders Agreement;
     (v) merge or consolidate with any Person (other than a wholly owned Subsidiary) or take any action which results in a Change in Ownership;
     (vi) sell, license, lease or otherwise transfer all or substantially all of its assets to any Person (other than to a wholly owned Subsidiary of the Corporation) in any transaction or series of related transactions;
     (vii) liquidate, dissolve or effect a recapitalization, bankruptcy or reincorporation in any form of transaction (including, without limitation, any reincorporation into a limited liability company, a partnership or any other non-corporate entity that is treated as a partnership for Federal income tax purposes);
     (viii) make any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than a wholly owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (A) reasonable advances to employees in the ordinary course of business consistent with past practice and (B) advances to newly-hired employees in order to cover such employees’ relocation expenses;
     (ix) except as provided in the current Budget, create, incur, assume or suffer to exist any Indebtedness;
     (x) create, incur, assume or suffer to exist any Liens other than (A) Permitted Liens and (B) Liens incurred in connection with the incurrence of Indebtedness not prohibited by clause (ix) above;
     (xi) acquire any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, in either case, that is material to the business of the Corporation and its Subsidiaries, taken as a whole (each, an “Acquisition”), other than Acquisitions the aggregate value of which (after taking into account the assumption of any Indebtedness or other liabilities in connection therewith) do not exceed $300,000 in any twelve-month period, measured after giving effect to any purchase price adjustments relating thereto;
     (xii) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument that by its terms would (under any circumstances) restrict the Corporation’s right to perform the provisions of the Preferred Stock Purchase Agreement, the Shareholders Agreement, the Registration Rights Agreement, this Certificate of Incorporation or the By-laws;
     (xiii) except as provided in the current Budget, make or commit to make capital expenditures for any fiscal year;
     (xiv) except as required by Section 6(b)(i), increase the size of the Board to a number greater than seven (7);

     (xv) enter into or become a party to any license, agreement or other arrangement after the First Closing Date with respect to Intellectual Property Rights licensed to, or owned or developed by, the Corporation, except that the foregoing shall not prevent the Corporation from entering into, or becoming a party to, any such license, agreement or other arrangement that (A) has a term of one year or less, (B) is nonexclusive and would be customary in connection with the sale of the Corporation’s products or services, (C) relates to “off the shelf” software licenses to the Corporation by a third party or (D) is approved by a majority of the Board (including at least one of the Investor Directors); or
     (xvi) change the primary line of business of the Corporation from materials identification, verification and analysis, and any related field, or enter into any material new line of business.
          d. Election of Directors. Subject to Section 6(b)(i), for so long as any shares of Pari Passu Preferred or Conversion Common Shares remain outstanding, the holders of the Pari Passu Preferred and Conversion Common Shares, voting together as a single class on a Common Equivalent Basis, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office any such director and to fill any vacancy caused by the resignation, death or removal of any such director.
     (4) Liquidation, Dissolution, etc.
          a. Significant Event. Upon any liquidation, Fundamental Change, Change in Ownership, dissolution or winding up of the Corporation (whether voluntary or involuntary) (each, a “Significant Event”):
     (i) Each holder of Series B Preferred shall be entitled to receive, prior and in preference to any distribution or payment made upon any Series B Junior Securities, an amount equal to (i) the aggregate Series B Liquidation Value of all shares of Series B Preferred held by such holder plus (ii) all accrued and unpaid dividends on such shares of Series B Preferred. If, upon any Significant Event, the Corporation’s assets to be distributed among the holders of the Pari Passu Preferred are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid under this Section 4(a)(i) and the equivalent provisions of the other series of Pari Passu Preferred, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of the Pari Passu Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the shares of Pari Passu Preferred held by each such holder.
     (ii) After payment to the holders of the Series B Preferred of the amounts set forth in the first sentence of Section 4(a)(i), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed pro rata among the holders of the Common and the holders of the Pari Passu Preferred (on a Common Equivalent Basis).

          b. Form of Consideration. Whenever the distribution provided for in this Section 4 shall be payable in a form other than securities or cash, the value of such distribution shall be the fair market value as determined in good faith by the Board, including a majority of the Investor Directors.
          c. Distribution upon Change in Ownership. Upon any Significant Event effected as a result of a Change in Ownership, any proceeds received by stockholders of the Corporation other than holders of Pari Passu Preferred in accordance with the terms of such Pari Passu Preferred (including, without limitation, any amounts received by any stockholders in respect of any employment, non-competition, consulting or other similar agreement entered into in connection with such Change in Ownership that, in the case of employment or consulting agreements, provide for payments to such stockholder that are in excess of the compensation payable to such stockholder prior to such Change in Ownership (other than, in the case of employment, for increases in annual compensation not in excess of 20% of the annual compensation payable to such stockholder in the last completed fiscal year prior to such Change in Ownership)) shall be construed as being received by the Corporation and thereafter distributed to the holders of the Pari Passu Preferred and Common in accordance with Section 4(a)(ii).
     (5) Redemptions.
          a. Redemption at the Option of Holders. At any time on or after March 14, 2012, upon the request of the holders of at least a majority of the then outstanding shares of Series B Preferred, each of the holders of the then outstanding Series B Preferred shall have the right (a “Redemption Right” to require the Corporation to redeem all or any of their shares of Series B Preferred at a price per share equal to the Series B Liquidation Value plus a rate of return on such amount (after taking into account all dividends paid by the Corporation pursuant to Section 2(a)) equal to 7% per annum, compounded annually. Any holder of Series B Preferred may exercise his, her or its Redemption Right by delivering to the Corporation a Redemption Notice on or after March 14, 2012, provided that holders of at least a majority of the then outstanding shares of Pari Passu Preferred have requested a redemption pursuant to this Section 5(a) and the equivalent provisions of the other series of Pari Passu Preferred. Within ten (10) days after the date of a Redemption Notice delivered by any holder of Series B Preferred, the Corporation shall notify all other holders of Pari Passu Preferred that the Redemption Right has been exercised, and each other holder of Pari Passu Preferred shall have the right, exercisable by written notice delivered to the Corporation within thirty (30) days after receipt of such notice from the Corporation, to request that all or a portion of such other holder’s shares of Pari Passu Preferred be redeemed on the Redemption Date together with the shares of Series B Preferred of the holder who delivered the Redemption Notice. The Corporation shall be obligated to redeem the total number of shares of Series B Preferred requested to be redeemed in accordance herewith on the Redemption Date. For each share of Series B Preferred which is to be redeemed on a particular Redemption Date in accordance with this Section 5(a), the Corporation shall be obligated on the date specified for redemption thereof in the written notice with respect thereto, to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) such amount specified in this Section 5(a) in immediately available funds.
          b. Inadequate Funds; Redemption Notes. If the funds of the Corporation legally available for redemption of Series B Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred and all other shares of Pari Passu Preferred to be redeemed on such date: (i) those funds which are legally available shall be used to redeem the maximum possible number of shares of Pari Passu Preferred ratably among the holders of such shares to be redeemed based upon the aggregate amount to which they are entitled to be paid under this Section 5 and the equivalent provisions of the other series of Pari Passu Preferred; and (ii) with respect to those shares of Pari Passu Preferred requested to be redeemed but for which funds are not legally available (the “Non-Funded Shares”), the Corporation shall issue and deliver to each holder of Non-Funded Shares a promissory note (each a “Redemption Note”). Each Redemption Note shall be payable one year from date of issuance and shall bear interest at the rate of 8% per annum, compounded quarterly, and shall have an aggregate principal amount per Non-Funded Share equal to the Series B Liquidation Value plus a rate of return on such amount (after taking into account all dividends paid by the Corporation pursuant to Section 2(a)) equal to 7% per annum, compounded annually. A Redemption Note may be prepaid by the Company at any time without penalty. The issuance of Redemption Notes shall be made without charge to the holders of the Non-Funded Shares receiving such Redemption Notes for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with the issuance thereof, and the Corporation shall pay the fees and expenses of each holder of Non-Funded Shares in connection with the issuance of Redemption Notes, including reasonable attorney’s fees and expense. Subject to the terms of any then existing senior debt or credit facility, the terms and documentation relating to each Redemption Note shall provide that the debt obligation evidenced thereby shall at all times be pari passu with the most senior debt or credit facility of the Corporation outstanding at any time during the term of the Redemption Note. Each Redemption Note shall also contain customary terms and conditions, including, without limitation, a cross-acceleration provision with respect to any amount of Indebtedness of the Company or any of its Subsidiaries and appropriate negative covenants, including, without limitation, negative covenants prohibiting the Corporation, without the consent of the holders of a majority of aggregate principal amount of all of the Redemption Notes outstanding, from taking, or permitting any of its Subsidiaries to take, any of the actions specified in Sections 3(b)(i) — xvi.
          c. Reissuance of Certificate. If fewer than the total number of shares of Series B Preferred represented by any certificate are redeemed in any installment, a new certificate representing the number of unredeemed shares of Series B Preferred (other than any Non-Funded Shares) will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Series B Preferred.
          d. Redeemed or Otherwise Acquired Shares. All rights pertaining to shares of the Series B Preferred that are redeemed or otherwise acquired by the Corporation and, subject to Section 5(b), all rights pertaining to shares that are deemed to be Non-Funded Shares, shall cease, and such shares shall not thereafter be (i) reissued, sold or transferred, (ii) entitled to any dividends accruing after the date of redemption or acquisition or (iii) deemed to be issued and outstanding for any purpose whatsoever. The shares of Series B Preferred not redeemed (other than any Non-Funded Shares) shall remain issued and outstanding and entitled to all the rights and preferences provided herein.

     (6) Events of Noncompliance.
          a. Definition. An “Event of Noncompliance” shall be deemed to have occurred if:
     (i) the Corporation shall fail to make any redemption payment required under Section 5 or the equivalent provisions of the other series of Pari Passu Preferred (whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject);
     (ii) (v) the Corporation breaches any of its covenants or agreements contained in the Preferred Stock Purchase Agreement, which breach has, or is more likely than not to have, an adverse effect of $100,000 or more in the aggregate on the holders of the Pari Passu Preferred, (x) such breach does not result directly from action by the Corporation at express the direction of the Board (including in such direction a majority of the Investor Directors), (y) the Corporation fails to cure such breach within 30 days of written notice thereof from any holder of the Pari Passu Preferred and (z) the holders of at least a majority of the outstanding shares of Pari Passu Preferred after such 30-day period send a notice of such Event of Noncompliance to the Corporation;
     (iii) (x) any representation or warranty made by the Corporation under the Preferred Stock Purchase Agreement shall have been untrue or incorrect in any material respect when made, the result of which has, or is more likely than not to have, an adverse effect of $100,000 or more on (A) the condition (financial or otherwise), operating results, business, assets, operations, employee relations or client relations of the Corporation, taken as a whole (other than to the extent resulting from a change in accounting methods required by GAAP) or (B) the holders of the Pari Passu Preferred, (y) the Corporation fails to cure such breach within 30 days of written notice thereof from any holder of the Pari Passu Preferred and (z) the holders of at least a majority of the outstanding shares of Pari Passu Preferred send a notice of such Event of Noncompliance to the Corporation;
     (iv) the Corporation shall commence or enter into any bankruptcy, receivership, liquidation or assignment for the benefit of any creditors;
     (v) the Corporation shall default under one or more indentures, agreements or other instruments under which any Indebtedness aggregating at least $100,000 of the Corporation or any of its Subsidiaries is or may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Corporation or any of its Subsidiaries outstanding thereunder (which default has not been cured or waived), other than a default which directly results from action by the Corporation at the express direction of the Board (including in such direction a majority of the Investor Directors); or
     (vi) a judgment in excess of $500,000 is rendered against the Corporation and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of such stay, such judgment is not discharged.
          b. Consequences of Events of Noncompliance.
     (i) Additional Directors. Upon the occurrence of an Event of Noncompliance and for so long as such Event of Noncompliance continues, the holders of Pari Passu Preferred and Conversion Common Shares shall be entitled to appoint such number of additional Investor Directors to the Board (selected by the holders of a majority of the Pari Passu Preferred and Conversion Common Shares) such that the holders of Pari Passu Preferred and Conversion Common Shares have appointed a majority of the Board. Upon notice from the holders of a majority of the outstanding Pari Passu Preferred and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding that they intend to exercise their rights under this Section 6(b)(i), the Corporation shall immediately take whatever action is necessary so as to effectuate this Section 6(b)(i), including, without limitation, increasing the size of the Board and electing such additional Investor Directors.
     (ii) Increased Dividend Rate. Upon the occurrence of an Event of Noncompliance and for so long as such Event of Noncompliance continues, the dividend rate on the Series B Preferred set forth in Section 2(a) shall be increased from 5% to 7% per annum.
     (iii) Redemption of Pari Passu Preferred. Upon the occurrence of an Event of Noncompliance and for so long as such Event of Noncompliance continues, the holders of a majority of the shares of Pari Passu Preferred then outstanding may require by notice given to the Corporation that all of the shares of Pari Passu Preferred be immediately (and in no event later than five business days after such request) redeemed by the Corporation at a price per share of Pari Passu Preferred equal to the their respective Liquidation Values plus a rate of return on such amount (after taking into account all dividends paid by the Corporation pursuant to Section 2(a)) equal to 7% per annum, compounded annually.
     (iv) Inadequate Funds. If the funds of the Corporation legally available for redemption of Pari Passu Preferred pursuant to Section 6(b)(iii) are insufficient to redeem all shares of Pari Passu Preferred, the provisions of Sections 5(b) and (c) shall apply to the same extent as if such provisions were set forth in their entirety in this Section 6(b)(iv).
     (v) Reissuance of Certificate. If fewer than the total number of shares of Series B Preferred or Conversion Common Shares represented by any certificate are redeemed in any installment pursuant to Section 6(b)(iv), a new certificate representing the number of unredeemed shares of such Series B Preferred or Conversion Common Shares, as the case may be, will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Series B Preferred or Conversion Common Shares, as the case may be.
          c. No Limitation of Rights. If any Event of Noncompliance exists, each holder of Series B Preferred shall also have any other rights that such holder is entitled to under any contract or agreement at any time and any other rights that such holder may have pursuant to applicable law.
          d. Survival of Representations and Warranties. For the purposes of determining an Event of Noncompliance, the representations and warranties referred to in Section 6(a)(iii) shall have the respective survival periods set forth in the Preferred Stock Purchase Agreement.
     (7) Conversion.
     a. Conversion Procedure.
     (i) At any time and from time to time, a holder of Series B Preferred shall have the right to convert all or any portion of its shares of Series B Preferred into the number of shares of Common computed by dividing (x) the aggregate Series B Liquidation Value of the shares of Series B Preferred to be converted by (y) the Series B Conversion Price then in effect.
     (ii) All shares of Series B Preferred shall automatically convert into Common (pursuant to the computation set forth in Section 7(a)(i)) upon (A) the affirmative written consent of the holders of at least a majority of the outstanding shares of Pari Passu Preferred or (B) receipt by the Corporation of total gross offering proceeds of at least $50,000,000 from the sale of shares of Common pursuant to the Corporation’s firm commitment underwritten Public Offering of the Common, at a gross price per share not less than $16 (as adjusted to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) (a “Qualified IPO”).
     (iii) Each conversion of Series B Preferred shall be deemed to have been effected as of the close of business on the earlier of (A) the date specified in the affirmative written consent of the holders of at least a majority of the outstanding shares of Series B Preferred or (B) the date immediately prior to the closing date of a Qualified IPO (any such date referred to in clause (A) or (B) being referred to as a “Conversion Date”). At the time any such conversion has been effected, the rights of the holder of the shares of Series B Preferred converted as a holder of Series B Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common represented thereby.
     (iv) As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:
               (A) certificates representing the number of shares of Common issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and
               (B) a certificate representing any shares of Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.
     (v) The issuance of certificates for shares of Common upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred or Common for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common. Upon conversion of each share of Series B Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Common issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.
     (vi) The Corporation shall not close its books against the transfer of Series B Preferred or of Common issued or issuable upon conversion of Series B Preferred in any manner that interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate with any holder of shares of Series B Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).
     (vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, solely for the purpose of issuance upon the conversion of shares of the Series B Preferred, such number of shares of Common as are issuable upon the conversion of all outstanding Series B Preferred. All shares of Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Corporation shall take all such actions as may be necessary to insure that all such shares of Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common may be listed (except for official notice of issuance which shall be delivered immediately by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Common to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B Preferred.
     (viii) If any fractional interest in a share of Common would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series B Preferred, the Corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the fair market value per share of Common as of the date of conversion as determined in good faith by the Board, including a majority of the Investor Directors, multiplied by such fractional interest; provided, however, that in the case of a Qualified IPO the fair market value per share of Common shall be the gross price per share of Common in such Qualified IPO. The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Series B Preferred being converted at any one time by the holder thereof, not upon each share of Series B Preferred being converted.

     (ix) All certificates representing shares of Series B Preferred which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Conversion Date, be deemed to have been retired and cancelled, and ‘ the shares of Series B Preferred converted pursuant to this Section 7 represented thereby shall, from and after the Conversion Date, be deemed to have been converted into Common for all purposes, notwithstanding any failure of the holder or holders thereof to surrender such certificates on or prior to the Conversion Date. The Corporation from time to time may take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly.
     b. Conversion Price.
     (i) The initial Series B Conversion Price shall be $3.00 per share of Common (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences). In order to prevent dilution of the conversion rights granted under this Section 7, the Series B Conversion Price shall be subject to adjustment from time to time pursuant to this Section 7(b).
     (ii) If and whenever on or after the Series B Original Issuance Date the Corporation issues or sells or, in accordance with this Section 7, is deemed to have issued or sold, any shares of its Common for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issuance, then immediately upon such issuance or sale or deemed issuance or sale the Series B Conversion Price shall be reduced to the conversion price determined by dividing (A) the sum of (1) the product derived by multiplying the Series B Conversion Price in effect immediately prior to such issuance or sale by the number of shares of Common Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (B) the number of shares of Common Deemed Outstanding immediately after such issue or sale.
     (iii) Notwithstanding the foregoing, there shall be no adjustment in the Series B Conversion Price as a result of any issuance or sale (or deemed issuance or sale) of:
     (A) shares of Common issued upon conversion of the Pari Passu Preferred;
     (B) shares of Common issued upon the exercise of the Warrants;
     (C) shares of Common issued upon the exercise of Options or other Convertible Securities outstanding as of the First Closing Date;
     (D) securities issued pursuant to a Board-approved (including at least one of the Investor Directors) bona fide acquisition of an entity by merger, purchase of substantially all of the assets or other reorganization;
     (E) shares of Common issued to Catalyst pursuant to the Options granted under the Catalyst Letter Agreements;

     (F) shares of Common or other securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Corporation;
     (G) up to an aggregate of 250,000 shares of Common reserved for issuance per year pursuant to the Option Plan (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and shares of Common reserved for issuance pursuant to the Option Plan in lieu of the repayment of certain salary deferrals as approved by a majority of the Board (including at least one of the Investor Directors), which foregoing shares may be subject to Options or restricted stock awards granted under the Option Plan; provided that any Options that expire or terminate unexercised or any restricted stock awards that are repurchased by the Corporation pursuant to the terms of such award shall not be counted toward the maximum number set forth in this subparagraph (G) unless and until such shares are subject to new restricted stock awards (or new Options) pursuant to the terms of the Option Plan;
     (H) shares of Common issued or issuable (including options to acquire such shares of Common) .to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors;
     (I) shares of Common issued or issuable in connection with bona-fide sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships or joint ventures entered into in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors (and by at least a majority of the shares of Pari Passu Preferred and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding, if required pursuant to Section 3(c));
     (J) securities issued in connection with a Qualified IPO; or
     (K) Permitted Issuances;
provided that the aggregate number of shares of Common issued or issuable pursuant to clauses (H) and (I) above shall not exceed 100,000 in any twelve-month period;
          c. Effect on Conversion Price of Certain Events. For purposes of determining the Series B Conversion Price under Section 7, the following shall be applicable:
     (i) Issuance of Options. If the Corporation in any manner grants, issues or sells any Options (other than any Options permitted by Section 7(b)(iii)) and the price per share for which Common is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series B Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting, issuance or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common is issuable” shall be determined by dividing (A) the sum of (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting, issuance or sale of such Options, plus (2) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (3) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
     (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common is issuable upon conversion or exchange thereof is less than the Series B Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common is issuable” shall be determined by dividing (A) the sum of (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Conversion Price shall be made when Common is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series B Conversion Price had been or are to be made pursuant to other provisions of this Section 7, no further adjustment of the conversion price shall be made by reason of such issue or sale.
     (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common changes at any time, the Series B Conversion Price in effect at the time of such change shall be immediately adjusted to the Series B Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that, if such adjustment of the Series B Conversion Price would result in an increase in the Series B Conversion Price then in effect, the Corporation will promptly give all holders of Series B Preferred written notice of such increase. For purposes of this Section 7(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Series B Original Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that, no such change shall at any time cause the Series B Conversion Price hereunder to be increased.
     (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B Conversion Price then in effect hereunder shall be adjusted immediately to the Series B Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that, if such expiration or termination would result in an increase in the Series B Conversion Price then in effect, the Corporation will promptly give all holders of Series B Preferred written notice of such increase. For purposes of this Section 7(c)(iv), the expiration or termination of any Option or Convertible Security that was outstanding as of the Series B Original Issuance Date shall not cause the Series B Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Series B Original Issuance Date.
     (v) Calculation of Consideration Received. If any Common, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair market value of such consideration as determined in good faith by the Board. If any Common, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be the fair market value as determined in good faith by the Board.
     (vi) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific exercise price is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued at an exercise price of $0.01.
     (vii) Treasury Shares. The number of shares of Common outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issuance or sale of such shares.
     (viii) Record Date. If the Corporation takes a record of the holders of Common for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common, Options or in Convertible Securities or (B) to subscribe for or purchase Common, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (ix) Subdivisions or Combinations of Common. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be reduced proportionately, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be increased proportionately.
     (x) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that each of the holders of Series B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that the provisions of this Section 7(c) shall thereafter be applicable to the securities issued in exchange for the Series B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation and the value for the

Common reflected by the terms of such consolidation, merger or sale is less than the Series B Conversion Price in effect immediately prior to such consolidation, merger or sale, an immediate adjustment of the Series B Conversion Price to the value for the Common so reflected and a corresponding immediate adjustment in the number of shares of Common acquirable and receivable upon conversion of Series B Preferred). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
     (xi) Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Series B Conversion Price so as to protect the rights of the holders of Series B Preferred; provided, that, no such adjustment shall increase the Series B Conversion Price as otherwise determined pursuant to this Section 7 or decrease the number of shares of Common issuable upon conversion of each share of Series B Preferred.
     d. Notices.
     (i) Immediately upon any adjustment of the Series B Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.
     (ii) The Corporation shall give written notice to all holders of Series B Preferred at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common, (B) with respect to any pro rata subscription offer to holders of Common or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
     (iii) The Corporation shall also give written notice to the holders of Series B Preferred at least 10 days prior to the date on which any Organic Change shall take place.
(8) General.
          a. Prior to the effective date of the Corporation’s initial Public Offering, the Corporation shall keep at its principal office (or the office of its agent) a register for the registration of Common and Series B Preferred. Upon the surrender of any certificate representing Common or Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Common or Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Common or Series B Preferred represented by the surrendered certificate.
          b. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common or Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Common or Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.
          c. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, by reputable overnight courier service, charges prepaid or by personal delivery, and shall be deemed to have been given (i) three (3) business days after being sent by registered or certified mail, (ii) one business day after being deposited with such an overnight courier service, and (iii) upon delivery, if by personal delivery, if mailed or delivered (A) to the Corporation, at its principal executive offices, or (B) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).
          d. Any of the rights, powers or preferences of the holders of Series B Preferred and Conversion Common Shares set forth herein may be waived or otherwise defeased by the affirmative written consent of the holders of at least a majority of the shares of Series B Preferred and Conversion Common Shares then outstanding, voting as a single class on a Common Equivalent Basis.
     (9) Definitions. In this Certificate of Incorporation, the following terms have the meanings specified or referred to in this Section 9.
     “Acquisition” is defined in Section 3(b)(xi).
     “Affiliate” means, with respect to any particular Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such particular Person. For the purpose of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Appraised Value” means the value determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the Conversion Common Shares. If the Corporation and the

holders of a majority of the Conversion Common Shares are unable to agree upon such an appraiser, the Corporation shall select from a list of five such appraisers supplied by the holders of a majority of the Conversion Common Shares. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such-appraiser shall be borne by the Corporation.
     “Board” means the “Board of Directors of the Corporation.
     “Budget” shall mean, with respect to a given fiscal year, the annual business plan and budget as approved by the Board in accordance with the By-laws, as such business plan and budget may be amended from time to time by the Board in accordance with the By-laws.
     “By-laws” means the By-laws of the Corporation.
     “Catalyst” means Catalyst Capital Investments LLC, a Delaware limited liability company.
     “Catalyst Letter Agreements” means, collectively, (a) that certain letter agreement dated as of May 31, 2006 between Catalyst and the Corporation regarding the introduction of prospective suppliers and (b) that certain letter agreement dated as of May 31, 2006 between Catalyst and the Corporation regarding the introduction of prospective customers.
     “Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common or Pari Passu Preferred by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common and Pari Passu Preferred at such time, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board.
     “Common” means the Corporation’s Common Stock, $.0001 par value per share.
     “Common Deemed Outstanding” means, at any given time, the number of shares of Common actually outstanding at such time, plus the number of shares of Common deemed to be outstanding pursuant to Sections 7(c)(i) and 7(c)(ii) whether or not the Options or Convertible Securities are actually convertible or exercisable at such time.
     “Common Equivalent Basis” means, as of the date of such determination, (i) in respect of the Series B Preferred, the number of shares of Common that each holder of Series B Preferred would be entitled to receive upon conversion of its Series B Preferred into Common and (ii) in respect of the Pari Passu Preferred, the number of shares of Common that each holder of Pari Passu Preferred would be entitled to receive upon conversion of its Pari Passu Preferred into Common.
     “Conversion Common Shares” means (i) the Common issued or issuable upon conversion of any shares of Pari Passu Preferred and (ii) any Common issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation. As to any particular Conversion Common Shares, such shares shall cease to be Conversion Common Shares when they have been (x) effectively registered under the Securities Act of 1933, as amended, and disposed of in accordance with the registration statement covering them, (y) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force or (z) repurchased by the Corporation.
     “Conversion Date” is defined in Section 7(a)(iii).
     “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common.
     “Corporation” means XStream Systems, Inc., a Delaware corporation.
     “Event of Noncompliance” is defined in Section 6(a).
     “First Closing Date” means March 14, 2007.
     “Fundamental Change” means (i) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business and other than to a wholly owned Subsidiary of the Corporation) and (ii) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Pari Passu Preferred are not changed, the Pari Passu Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.
     “GAAP” means United States generally accepted accounting principles, consistently applied (except for any change required by GAAP).
     “Indebtedness” means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of such Person; (iv) all interest rate or currency caps, collars, swaps or other similar protection agreements of such Person (valued on a market quotation basis); (v) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business consistent with past practice which are not more than 120 days past due, unless the same are being contested in good faith by actions approved by the Board of Directors (including at least one of the Investor Directors) and with respect to which the Corporation has set aside adequate reserves therefor in accordance with GAAP); (vi) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit); (vii) any obligations under leases that are required to be capitalized in accordance with GAAP; (viii) any indebtedness secured by a Lien on a Person’s assets; or (ix) any guarantee or other contingent obligation (including, without limitation, obligations to repurchase, reimburse or keep well) in respect of the items set forth in the foregoing clauses (i) through (viii).
     “Intellectual Property Rights” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, URL’s, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).
     “Investor Director” shall mean any director of the Board designated by the Investors pursuant to the terms of the Shareholders Agreement.
     “Investors” has the meaning set forth in the Shareholders Agreement.
     “Liens” means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Corporation or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Corporation under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).
     “Liquidation Value” means, (i) in respect of the Series A Preferred, the Series A Liquidation Value, (ii) in respect of the Series B Preferred, the Series B Liquidation Value and (iii) in respect of the Series C Preferred, the Series C Liquidation Value.
     “Non-Funded Shares” is defined in Section 5(b).

     “Option Plan” means the Corporation’s 2004 Stock Option Incentive Plan.
     “Options” means any agreements, rights, warrants or options to subscribe for or purchase Common or Convertible Securities.
     “Organic Change” is defined in Section 7(c)(x).
     “Pari Passu Preferred Stock” means shares of Series A Preferred, Series B Preferred and Series C Preferred.
     “Permitted Issuances” means the issuance and sale of the Pari Passu Preferred expressly contemplated by the Preferred Stock Purchase Agreement.
     “Permitted Liens” means (i) liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics’, materialmen’s or contractors’ liens or encumbrances or any similar lien or restriction and (iii) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Corporation.
     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.
     “Preferred Stock Purchase Agreement” means the Series A Preferred Stock Purchase Agreement dated as of March 14, 2007, as amended, by and among the Corporation and the purchasers of the securities named therein (as the same may be amended, modified, restated or replaced).
     “Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.
     “Qualified IPO” is defined in Section 7(a)(ii).
     “Redemption Date” means 45 days after the date of any Redemption Notice.
     “Redemption Notice” means a written notice by one or more holders of the Series B Preferred to the Corporation stating their intention to exercise the Redemption Right and the number of each such holder’s shares of Series B Preferred to be redeemed.
     “Redemption Note” is defined in Section 5(b).
     “Redemption Right” is defined in Section 5(a).

     “Registration Rights Agreement” means the Registration Rights Agreement dated as of March 14, 2007, as amended, by and among the Corporation and the investors named therein (as the same may be amended, modified, restated or replaced).
     “Series A Liquidation Value” means $3.7999696 per share, subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.
     “Series A Preferred” means the Series A Redeemable Convertible Preferred Stock of the Corporation, $.0001 par value per share.
     “Series B Conversion Price” is defined in Section 7(b).
     “Series B Junior Securities” means any of the Corporation’s equity securities (whether or not currently authorized or outstanding) which by its terms is junior to the Series B Preferred, but shall not include any shares of Series A Preferred or Series C Preferred.
     “Series B Liquidation Value” means $3.00 per share, subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.
     “Series B Original Issuance Date” means, with respect to any share of Series B Preferred, the date of the issuance of such share of Series B Preferred pursuant to the Preferred Stock Purchase Agreement.
     “Series B Preferred” means the Series B Redeemable Convertible Preferred Stock of the Corporation, $.0001 par value per share.
     “Series B Warrants” means the warrants to purchase Common issued by the Corporation pursuant to the Warrant Agreement dated as of December 19, 2007.
     “Series C Liquidation Value” means $3.00 per share, subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.
     “Series C Preferred” means the Series C Redeemable Convertible Preferred Stock of the Corporation, $.0001 par value per share.
     “Series C Warrants” means the warrants to purchase Common to be issued by the Corporation pursuant to the Warrant Agreement dated as of December 19, 2007.
     “Significant Event” is defined in Section 4(a).
     “Shareholders Agreement” means the Amended and Restated Securityholders Agreement dated as of December 19, 2007 by and among the Corporation and the securityholders of the Corporation named therein (as the same may be amended, modified, restated or replaced).

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.
     “Warrants” means the Series B Warrants and the Series C Warrants.

EXHIBIT A-3
Series C Certificate of Designations

TERMS OF
SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK
OF
XSTREAM SYSTEMS, INC.
     (1) Designation, Par Value and Number. This series of Preferred Stock shall be designated as “Series C Redeemable Convertible Preferred Stock,” The Corporation shall have the authority to issue 1,000,000 shares of the Series C Preferred with a par value of $.0001 per share. In accordance with the terms hereof, each share of Series C Preferred shall have the same relative rights as, and be identical in all respects with, each other share of Series C Preferred.
     (2) Dividends.
          a. General. When and as declared by the Board, and to the fullest extent permitted under the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends on each issued and outstanding share of the Series C Preferred; provided, however, that no dividend shall be declared on the Series C Preferred unless a pro rata amount (based upon relative Liquidation Value) is declared on each of the other series of Pari Passu Preferred. Subject to Section 6(b)(iii), dividends on each issued and outstanding share of Series C Preferred shall be cumulative and shall accrue on a daily basis at a rate of 5% per annum of the Series C Liquidation Value thereof (with such accrued and unpaid dividends compounding on each annual anniversary of the Series C Original Issuance Date) from and including the Series C Original Issuance Date to and including the first to occur of (i) the date on which the Series C Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation, (ii) the date on which such share is converted into shares of Common hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Series C Junior Securities. If, under Delaware law, any dividends cannot be declared and paid in full when due, the full amount which can be paid shall be paid pro rata to the holders of the Series C Preferred and the aggregated deficiency shall be increased as provided below.
          b. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Preferred held by each such holder.
          c. Participation in Common Dividends. If the Corporation declares or pays a dividend or makes any distribution on the Common, then the holders of the outstanding shares of Pari Passu Preferred (on a Common Equivalent Basis as of the record date for such dividend or distribution) and the holders of the Common shall share pro rata in such dividend or distribution.

(3)	Voting Rights.
          a. General. In addition to the rights provided by law and Sections 3(b), 3(c) and 3(d) below, the holders of the Series C Preferred shall be entitled to notice of all meetings of stockholders in accordance with the Corporation’s By-laws, and except as otherwise provided herein or required by applicable law, the holders of the Series C Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote, voting as a single class with the Common and other securities that vote with the Common, with the holders of Series C Preferred entitled to one vote for each share of Common issuable upon conversion of the Series C Preferred held as of the record date for such vote or, if no record date is specified, as of the date of such vote.
          b. Actions Requiring the Consent of the Holders of Series G Preferred. So long as any shares of Series C Preferred are outstanding, without the approval of at least a majority of the shares of Series C Preferred then outstanding, the Corporation shall not file any resolution of the Board with the Delaware Secretary of State that contains any provisions, or take any other action, that would amend the terms of the Series C Preferred, increase the number of authorized Series C Preferred, approve a reverse stock split or adversely affect or otherwise impair the rights or the relative preferences or priorities of the holders of the Series C Preferred under this Certificate of Incorporation or the By-laws.
          c. Actions Requiring the Consent of the Holders of Pari Passu Preferred and Conversion Common Shares. So long as any shares of Pari Passu Preferred or Conversion Common Shares are outstanding, the Corporation shall not take, and shall not permit any of its Subsidiaries to take, any of the following actions without the approval of the holders of at least a majority of the shares of all of the Pari Passu Preferred and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding:
     (i) amend this Certificate of Incorporation or the By-laws;
     (ii) except for Permitted Issuances, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any capital stock or other equity securities of the Corporation ranking pari passu or senior to the Series C Preferred (or any securities convertible into or exchangeable for any capital stock or other equity securities of the Corporation ranking pari passu or senior to the Series C Preferred);
     (iii) except for the ratable payment of dividends on the Pari Passu Preferred, directly or indirectly declare or pay any cash or property dividends or make any cash or property distributions upon any of its capital stock or other equity securities;
     (iv) directly or indirectly redeem, purchase or otherwise acquire any of the Corporation’s capital stock or other equity securities (including, without limitation, Options) other than (A) the Pari Passu Preferred pursuant to the terms of this Certificate of Incorporation, (B) repurchases of the Corporation’s securities from employees upon termination of an employee’s employment with the Corporation pursuant to terms approved by the Board, (C) repurchases of Options outstanding as of the First Closing

Date pursuant to the terms of such Options or (D) pursuant to the terms of the Shareholders Agreement;
     (v) merge or consolidate with any Person (other than a wholly owned Subsidiary) or take any action which results in a Change in Ownership;
     (vi) sell, license, lease or otherwise transfer all or substantially all of its assets to any Person (other than to a wholly owned Subsidiary of the Corporation) in any transaction or series of related transactions;
     (vii) liquidate, dissolve or effect a recapitalization, bankruptcy or reincorporation in any form of transaction (including, without limitation, any reincorporation into a limited liability company, a partnership or any other non-corporate entity that is treated as a partnership for Federal income tax purposes);
     (viii) make any loans or, advances to, guarantees for the benefit of, or investments in, any Person (other than a wholly owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (A) reasonable advances to employees in the ordinary course of business consistent with past practice and (B) advances to newly-hired employees in order to cover such employees’ relocation expenses;
     (ix) except as provided in the current Budget, create, incur, assume or suffer to exist any Indebtedness;
     (x) create, incur, assume or suffer to exist any Liens other than (A) Permitted Liens and (B) Liens incurred in connection with the incurrence of Indebtedness not prohibited by clause (ix) above;
     (xi) acquire any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, in either case, that is material to the business of the Corporation and its Subsidiaries, taken as a whole (each, an “Acquisition”), other than Acquisitions the aggregate value of which (after taking into account the assumption of any Indebtedness or other liabilities in connection therewith) do not exceed $300,000 in any twelve-month period, measured after giving effect to any purchase price adjustments relating thereto;
     (xii) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument that by its terms would (under any circumstances) restrict the Corporation’s right to perform the provisions of the Preferred Stock Purchase Agreement, the Shareholders Agreement, the Registration Rights Agreement, this Certificate of Incorporation or the By-laws;
     (xiii) except as provided in the current Budget, make or commit to make capital expenditures for any fiscal year;
     (xiv) except as required by Section 6(b)(i), increase the size of the Board to a number greater than seven (7);

     (xv) enter into or become a party to any license, agreement or other arrangement after the First Closing Date with respect to Intellectual Property Rights licensed to, or owned or developed by, the Corporation, except that the foregoing shall not prevent the Corporation from entering into, or becoming a party to, any such license, agreement or other arrangement that (A) has a term of one year or less, (B) is nonexclusive and would be customary in connection with the sale of the Corporation’s products or services, (C) relates to “off the shelf software licenses to the Corporation by a third party or (D) is approved by a majority of the Board (including at least one of the Investor Directors); or
     (xvi) change the primary line of business of the Corporation from materials identification, verification and analysis, and any related field, or enter into any material new line of business.
          d. Election of Directors. Subject to Section 6(b)(i), for so long as any shares of Pari Passu Preferred or Conversion Common Shares remain outstanding, the holders of the Pari Passu Preferred and Conversion Common Shares, voting together as a single class on a Common Equivalent Basis, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office any such director and to fill any vacancy caused by the resignation, death or removal of any such director.
     (4) Liquidation, Dissolution, etc.
          a. Significant Event. Upon any liquidation, Fundamental Change, Change in Ownership, dissolution or winding up of the Corporation (whether voluntary or involuntary) (each, a “Significant Event”):
     (i) Each holder of Series C Preferred shall be entitled to receive, prior and in preference to any distribution or payment made upon any Series C Junior Securities, an amount equal to (i) the aggregate Series C Liquidation Value of all shares of Series C Preferred held by such holder plus (ii) all accrued and unpaid dividends on such shares of Series C Preferred. If, upon any Significant Event, the Corporation’s assets to be distributed among the holders of the Pari Passu Preferred are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid under this Section 4(a)(i) and the equivalent provisions of the other series of Pari Passu Preferred, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of the Pari Passu Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the shares of Pari Passu Preferred held by each such holder.
     (ii) After payment to the holders of the Series C Preferred of the amounts set forth in the first sentence of Section 4(a)(i), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed pro rata among the holders of the Common and the holders of the Pari Passu Preferred (on a Common Equivalent Basis).

          b. Form of Consideration. Whenever the distribution provided for in this Section 4 shall be payable in a form other than securities or cash, the value of such distribution shall be the fair market value as determined in good faith by the Board, including a majority of the Investor Directors.
          c. Distribution upon Change in Ownership. Upon any Significant Event effected as a result of a Change in Ownership, any proceeds received by stockholders of the Corporation other, than holders of Pari Passu Preferred in accordance with the terms of such Pari Passu Preferred (including, without limitation, any amounts received by any stockholders in respect of any employment, non-competition, consulting or other similar agreement entered into in connection with such Change in Ownership that, in the case of employment or consulting agreements, provide for payments to such stockholder that are in excess of the compensation payable to such stockholder prior to such Change in Ownership (other than, in the case of employment, for increases in annual compensation not in excess of 20% of the annual compensation payable to such stockholder in the last completed fiscal year prior to such Change in Ownership)) shall be construed as being received by the Corporation and thereafter distributed to the holders of the Pari Passu Preferred and Common in accordance with Section 4(a)(ii).
(5)	Redemptions.
          a. Redemption at the Option of Holders. At any time on or after March 14, 2012, upon the request of the holders of at least a majority of the then outstanding shares of Series C Preferred, each of the holders of the then outstanding Series C Preferred shall have the right (a “Redemption Right”) to require the Corporation to redeem all or any of their shares of Series C Preferred at a price per share equal to the Series C Liquidation Value plus a rate of return on such amount (after taking into account all dividends paid by the Corporation pursuant to Section 2(a)) equal to 7% per annum, compounded annually. Any holder of Series C Preferred may exercise his, her or its Redemption Right by delivering to the Corporation a Redemption Notice on or after March 14, 2012, provided that holders of at least a majority of the then outstanding shares of Pari Passu Preferred have requested a redemption pursuant to this Section 5 (a) and the equivalent provisions of the other series of Pari Passu Preferred. Within ten (10) days after the date of a Redemption Notice delivered by any holder of Series C Preferred, the Corporation shall notify all other holders of Pari Passu Preferred that the Redemption Right has been exercised, and each other holder of Pari Passu Preferred shall have the right, exercisable by written notice delivered to the Corporation within thirty (30) days after receipt of such notice from the Corporation, to request that all or a portion of such other holder’s shares of Pari Passu Preferred be redeemed on the Redemption Date together with the shares of Series C Preferred of the holder who delivered the Redemption Notice. The Corporation shall be obligated to redeem the total number of shares of Series C Preferred requested to be redeemed in accordance herewith on the Redemption Date. For each share of Series C Preferred which is to be redeemed on a particular Redemption Date in accordance with this Section 5(a), the Corporation shall be obligated on the date specified for redemption thereof in the written notice with respect thereto, to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) such amount specified in this Section 5(a) in immediately available funds.
          b. Inadequate Funds; Redemption Notes. If the funds of the Corporation legally available for redemption of Series C Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred and all other shares of Pari Passu Preferred to be redeemed on such date: (i) those funds which are legally available shall be used to redeem the maximum possible number of shares of Pari Passu Preferred ratably among the holders of such shares to be redeemed based upon the aggregate amount to which they are entitled to be paid under this Section 5 and the equivalent provisions of the other series of Pari Passu Preferred; and (ii) with respect to those shares of Pari Passu Preferred requested to be redeemed but for which funds are not legally available (the “Non-Funded Shares”), the Corporation shall issue and deliver to each holder of Non-Funded Shares a promissory note (each a “Redemption Note”). Each Redemption Note shall be payable one year from date of issuance and shall bear interest at the rate of 8% per annum, compounded quarterly, and shall have an aggregate principal amount per Non-Funded Share equal to the Series C Liquidation Value plus a rate of return on such amount (after taking into account all dividends paid by the Corporation pursuant to Section 2(a)) equal to 7% per annum, compounded annually. A Redemption Note may be prepaid by the Company at any time without penalty. The issuance of Redemption Notes shall be made without charge to the holders of the Non-Funded Shares receiving such Redemption Notes for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with the issuance thereof, and the Corporation shall pay the fees and expenses of each holder of Non-Funded Shares in connection with the issuance of Redemption Notes, including reasonable attorney’s fees and expense. Subject to the terms of any then existing senior debt or credit facility, the terms and documentation relating to each Redemption Note shall provide that the debt obligation evidenced thereby shall at all times be pari passu with the most senior debt or credit facility of the Corporation outstanding at any time during the term of the Redemption Note. Each Redemption Note shall also contain customary terms and conditions, including, without limitation, a cross-acceleration provision with respect to any amount of Indebtedness of the Company or any of its Subsidiaries and appropriate negative covenants, including, without limitation, negative covenants prohibiting the Corporation, without the consent of the holders of a majority of aggregate principal amount of all of the Redemption Notes outstanding, from taking, or permitting any of its Subsidiaries to take, any of the actions specified in Sections 3(b)(i) — xvi.
          c. Reissuance of Certificate. If fewer than the total number of shares of Series C Preferred represented by any certificate are redeemed in any installment, a new certificate representing the number of unredeemed shares of Series C Preferred (other than any Non-Funded Shares) will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Series C Preferred.
          d. Redeemed or Otherwise_Acquired Shares. All rights pertaining to shares of the Series C Preferred that are redeemed or otherwise acquired by the Corporation and, subject to Section 5(b), all rights pertaining to shares that are deemed to be Non-Funded Shares, shall cease, and such shares shall not thereafter be (i) reissued, sold or transferred, (ii) entitled to any dividends accruing after the date of redemption or acquisition or (iii) deemed to be issued and outstanding for any purpose whatsoever. The shares of Series C Preferred not redeemed (other than any Non-Funded Shares) shall remain issued and outstanding and entitled to all the rights and preferences provided herein.

     (6) Events of Noncompliance.
          a. Definition. An “Event of Noncompliance” shall be deemed to have occurred if:
     (i) the Corporation shall fail to make any redemption payment required under Section 5 or the equivalent provisions of the other series of Pari Passu Preferred (whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject);
     (ii) (v) the Corporation breaches any of its covenants or agreements contained in the Preferred Stock Purchase Agreement, which breach has, or is more likely than not to have, an adverse effect of $100,000 or more in the aggregate on the holders of the Pari Passu Preferred, (x) such breach does not result directly from action by the Corporation at express the direction of the Board (including in such direction a majority of the Investor Directors), (y) the Corporation fails to cure such breach within 30 days of written notice thereof from any holder of the Pari Passu Preferred and (z) the holders of at least a majority of the outstanding shares of Pari Passu Preferred after such 30-day period send a notice of such Event of Noncompliance to the Corporation;
     (iii) (x) any representation or warranty made by the Corporation under the Preferred Stock Purchase Agreement shall have been untrue or incorrect in any material respect when made, the result of which has, or is more likely than not to have, an adverse effect of $100,000 or more on (A) the condition (financial or otherwise), operating results, business, assets, operations, employee relations or client relations of the Corporation, taken as a whole (other than to the extent resulting from a change in accounting methods required by GAAP) or (B) the holders of the Pari Passu Preferred, (y) the Corporation fails to cure such breach within 30 days of written notice thereof from any holder of the Pari Passu Preferred and (z) the holders of at least a majority of the outstanding shares of Pari Passu Preferred send a notice of such Event of Noncompliance to the Corporation;
     (iv) the Corporation shall commence or enter into any bankruptcy, receivership, liquidation or assignment for the benefit of any creditors;
     (v) the Corporation shall default under one or more indentures, agreements or other instruments under which any Indebtedness aggregating at least $100,000 of the Corporation or any of its Subsidiaries is or may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Corporation or any of its Subsidiaries outstanding thereunder (which default has not been cured or waived), other than a default which directly results from action by the Corporation at the express direction of the Board (including in such direction a majority of the Investor Directors); or
     (vi) a judgment in excess of $500,000 is rendered against the Corporation and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of such stay, such judgment is not discharged.
          b. Consequences of Events of Noncompliance.
     (i) Additional Directors. Upon the occurrence of an Event of Noncompliance and for so long as such Event of Noncompliance continues, the holders of Pari Passu Preferred and Conversion Common Shares shall be entitled to appoint such number of additional Investor Directors to the Board (selected by the holders of a majority of the Pari Passu Preferred and Conversion Common Shares) such that the holders of Pari Passu Preferred and Conversion Common Shares have appointed a majority of the Board. Upon notice from the holders of a majority of the outstanding Pari Passu Preferred and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding that they intend to exercise their rights under this Section 6(b)(i), the Corporation shall immediately take whatever action is necessary so as to effectuate this Section 6(b)(i), including, without limitation, increasing the size of the Board and electing such additional Investor Directors.
     (ii) Increased Dividend Rate. Upon the occurrence of an Event of Noncompliance and for so long as such Event of Noncompliance continues, the dividend rate on the Series C Preferred set forth in Section 2(a) shall be increased from 5% to 7% per annum.
     (iii) Redemption of Pari Passu Preferred. Upon the occurrence of an Event of Noncompliance and for so long as such Event of Noncompliance continues, the holders of a majority of the shares of Pari Passu Preferred then outstanding may require by notice given to the Corporation that all of the shares of Pari Passu Preferred be immediately (and in no event later than five business days after such request) redeemed by the Corporation at a price per share of Pari Passu Preferred equal to the their respective Liquidation Values plus a rate of return on such amount (after taking into account all dividends paid by the Corporation pursuant to Section 2fa)) equal to 7% per annum, compounded annually.
     (iv) Inadequate Funds. If the funds of the Corporation legally available for redemption of Pari Passu Preferred pursuant to Section 6(b)(Viii) are insufficient to redeem all shares of Pari Passu Preferred, the provisions of Sections 5(b) and (c) shall apply to the same extent as if such provisions were set forth in their entirety in this Section 6(b)(iv).
     (v) Reissuance of Certificate. If fewer than the total number of shares of Series C Preferred or Conversion Common Shares represented by any certificate are redeemed in any installment pursuant to Section 6(b)(iv), a new certificate representing the number of unredeemed shares of such Series C Preferred or Conversion Common Shares, as the case may be, will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Series C Preferred or Conversion Common Shares, as the case may be.
          c. No Limitation of Rights. If any Event of Noncompliance exists, each holder of Series C Preferred shall also have any other rights that such holder is entitled to under any contract or agreement at any time and any other rights that such holder may have pursuant to applicable law.
          d. Survival of Representations and Warranties. For the purposes of determining an Event of Noncompliance, the representations and warranties referred to in Section 6(a)(iii) shall have the respective survival periods set forth in the Preferred Stock Purchase Agreement.
     (7) Conversion.
          a. Conversion Procedure.
     (i) At any time and from time to time, a holder of Series C Preferred shall have the right to convert all or any portion of its shares of Series C Preferred into the number of shares of Common computed by dividing (x) the aggregate Series C Liquidation Value of the shares of Series C Preferred to be converted by (y) the Series C Conversion Price then in effect.
     (ii) All shares of Series C Preferred shall automatically convert into Common (pursuant to the computation set forth in Section 7(a)(i)) upon (A) the affirmative written consent of the holders of at least a majority of the outstanding shares of Pari Passu Preferred or (B) receipt by the Corporation of total gross offering proceeds of at least $50,000,000 from the sale of shares of Common pursuant to the Corporation’s firm commitment underwritten Public Offering of the Common, at a gross price per share not less than $16 (as adjusted to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) (a “Qualified IPO”).
     (iii) Each conversion of Series C Preferred shall be deemed to have been effected as of the close of business on the earlier of (A) the date specified in the affirmative written consent of the holders of at least a majority of the outstanding shares of Series C Preferred or (B) the date immediately prior to the closing date of a Qualified IPO (any such date referred to in clause (A) or (B) being referred to as a “Conversion Date”). At the time any such conversion has been effected, the rights of the holder of the shares of Series C Preferred converted as a holder of Series C Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common represented thereby.
     (iv) As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:
                    (A) certificates representing the number of shares of Common issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and
                    (B) a certificate representing any shares of Series C Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.
     (v) The issuance of certificates for shares of Common upon conversion of Series C Preferred shall be made without charge to the holders of such Series C Preferred or Common for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common. Upon conversion of each share of Series C Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Common issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.
     (vi) The Corporation shall not close its books against the transfer of Series C Preferred or of Common issued or issuable upon conversion of Series C Preferred in any manner that interferes with the timely conversion of Series C Preferred. The Corporation shall assist and cooperate with any holder of shares of Series C Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).
     (vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, solely for the purpose of issuance upon the conversion of shares of the Series C Preferred, such number of shares of Common as are issuable upon the conversion of all outstanding Series C Preferred. All shares of Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Corporation shall take all such actions as may be necessary to insure that all such shares of Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common may be listed (except for official notice of issuance which shall be delivered immediately by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Common to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series C Preferred.
     (viii) If any fractional interest in a share of Common would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series C Preferred, the Corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the fair market value per share of Common as of the date of conversion as determined in good faith by the Board, including a majority of the Investor Directors, multiplied by such fractional interest; provided, however, that in the case of a Qualified IPO the fair market value per share of Common shall be the gross price per share of Common in such Qualified IPO. The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Series C Preferred being converted at any one time by the holder thereof, not upon each share of Series C Preferred being converted.

     (ix) All certificates representing shares of Series C Preferred which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Conversion Date, be deemed to have been retired and cancelled, and the shares of Series C Preferred converted pursuant to this Section 7 represented thereby shall; from and after the Conversion Date, be deemed to have been converted into Common for all purposes, notwithstanding any failure of the holder or holders thereof to surrender such certificates on or prior to the Conversion Date. The Corporation from time to time may take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Preferred Stock accordingly.
b.	Conversion Price.
         (i) The initial Series C Conversion Price shall be $3.00 per share of Common (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences). In order to prevent dilution of the conversion rights granted under this Section 7, the Series C Conversion Price shall be subject to adjustment from time to time pursuant to this Section 7(b).
         (ii) If and whenever on or after the Series C Original Issuance Date the Corporation issues or sells or, in accordance with this Section 7, is deemed to have issued or sold, any shares of its Common for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issuance, then immediately upon such issuance or sale or deemed issuance or sale the Series C Conversion Price shall be reduced to the conversion price determined by dividing (A) the sum of (1) the product derived by multiplying the Series C Conversion Price in effect immediately prior to such issuance or sale by the number of shares of Common Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (B) the number of shares of Common Deemed Outstanding immediately after such issue or sale.
         (iii) Notwithstanding the foregoing, there shall be no adjustment in the Series C Conversion Price as a result of any issuance or sale (or deemed issuance or sale) of:
        (A) shares of Common issued upon conversion of the Pari Passu Preferred;
        (B) shares of Common issued upon the exercise of the Warrants;
        (C) shares of Common issued upon the exercise of Options or other Convertible Securities outstanding as of the First Closing Date;
        (D) securities issued pursuant to a Board-approved (including at least one of the Investor Directors) bona fide acquisition of an entity by merger, purchase of substantially all of the assets or other reorganization;
        (E) shares of Common issued to Catalyst pursuant to the Options granted under the Catalyst Letter Agreements;

          (F) shares of Common or other securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Corporation;
          (G) up to an aggregate of 250,000 shares of Common reserved for issuance per year pursuant to the Option Plan (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and shares of Common reserved for issuance pursuant to the Option Plan in lieu of the repayment of certain salary deferrals as approved by a majority of the Board (including at least one of the Investor Directors), which foregoing shares may be subject to Options or restricted stock awards granted under the Option Plan; provided that any Options that expire or terminate unexercised or any restricted stock awards that are repurchased by the Corporation pursuant to the terms of such award shall not be counted toward the maximum number set forth in this subparagraph (G) unless and until such shares are subject to new restricted stock awards (or new Options) pursuant to the terms of the Option Plan;
          (H) shares of Common issued or issuable (including options to acquire such shares of Common) to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors;
          (I) shares of Common issued or issuable in connection with bona-fide sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships or joint ventures entered into in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors (and by at least a majority of the shares of Pari Passu Preferred and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding, if required pursuant to Section 3(c));
          (J) securities issued in connection with a Qualified IPO; or
          (K) Permitted Issuances;
provided that the aggregate number of shares of Common issued or issuable pursuant to clauses (H) and (I) above shall not exceed 100,000 in any twelve-month period;
          c. Effect on Conversion Price of Certain Events. For purposes of determining the Series C Conversion Price under Section 7, the following shall be applicable:
     (i) Issuance of Options. If the Corporation in any manner grants, issues or sells any Options (other than any Options permitted by Section 7(b)(iii)) and the price per share for which Common is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series C Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting, issuance or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common is issuable” shall be determined by dividing (A) the sum of (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting, issuance or sale of such Options, plus (2) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (3) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
     (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common is issuable upon conversion or exchange thereof is less than the Series C Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common is issuable” shall be determined by dividing (A) the sum of (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series C Conversion Price shall be made when Common is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series C Conversion Price had been or are to be made pursuant to other provisions of this Section 7, no further adjustment of the conversion price shall be made by reason of such issue or sale.
     (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common changes at any time, the Series C Conversion Price in effect at the time of such change shall be immediately adjusted to the Series C Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that, if such adjustment of the Series C Conversion Price would result in an increase in the Series C Conversion Price then in effect, the Corporation will promptly give all holders of Series C Preferred written notice of such increase. For purposes of this Section 7(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Series C Original Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that, no such change shall at any time cause the Series C Conversion Price hereunder to be increased.
     (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series C Conversion Price then in effect hereunder shall be adjusted immediately to the Series C Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that, if such expiration or termination would result in an increase in the Series C Conversion Price then in effect, the Corporation will promptly give all holders of Series C Preferred written notice of such increase. For purposes of this Section 7(c)(iv), the expiration or termination of any Option or Convertible Security that was outstanding as of the Series C Original Issuance Date shall not cause the Series C Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Series C Original Issuance Date.
     (v) Calculation of Consideration Received. If any Common, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair market value of such consideration as determined in good faith by the Board. If any Common, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be the fair market value as determined in good faith by the Board.
     (vi) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific exercise price is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued at an exercise price of $0.01.
     (vii) Treasury Shares. The number of shares of Common outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issuance or sale of such shares.
     (viii) Record Date. If the Corporation takes a record of the holders of Common for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common, Options or in Convertible Securities or (B) to subscribe for or purchase Common, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (ix) Subdivisions or Combinations of Common. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common into a greater number of shares, the Series C Conversion Price in effect immediately prior to such subdivision shall be reduced proportionately, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination shall be increased proportionately.
     (x) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred then outstanding) to insure that each of the holders of Series C Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common immediately theretofore acquirable and receivable upon the conversion of such holder’s Series C Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series C Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred then outstanding) to insure that the provisions of this Section 7(c) shall thereafter be applicable to the securities issued in exchange for the Series C Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation and the value for the

Common reflected by the terms of such consolidation, merger or sale is less than the Series C Conversion Price in effect immediately prior to such consolidation, merger or sale, an immediate adjustment of the Series C Conversion Price to the value for the Common so reflected and a corresponding immediate adjustment in the number of shares of Common acquirable and receivable upon conversion of Series C Preferred). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series C Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
     (xi) Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Series C Conversion Price so as to protect the rights of the holders of Series C Preferred; provided, that, no such adjustment shall increase the Series C Conversion Price as otherwise determined pursuant to this Section 7 or decrease the number of shares of Common issuable upon conversion of each share of Series C Preferred.
          d. Notices.
     (i) Immediately upon any adjustment of the Series C Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.
     (ii) The Corporation shall give written notice to all holders of Series C Preferred at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common, (B) with respect to any pro rata subscription offer to holders of Common or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
     (iii) The Corporation shall also give written notice to the holders of Series C Preferred at least 10 days prior to the date on which any Organic Change shall take place.
     (8) General.
          a. Prior to the effective date of the Corporation’s initial Public Offering, the Corporation shall keep at its principal office (or the office of its agent) a register for the registration of Common and Series C Preferred. Upon the surrender of any certificate representing Common or Series C Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Common or Series C Preferred represented by such new certificate from the date to which dividends have been fully paid on such Common or Series C Preferred represented by the surrendered certificate.
          b. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common or Series C Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Common or Series C Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.
          c. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, by reputable overnight courier service, charges prepaid or by personal delivery, and shall be deemed to have been given (i) three (3) business days after being sent by registered or certified mail, (ii) one business day after being deposited with such an overnight courier service, and (iii) upon delivery, if by personal delivery, if mailed or delivered (A) to the Corporation, at its principal executive offices, or (B) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).
          d. Any of the rights, powers or preferences of the holders of Series C Preferred and Conversion Common Shares set forth herein may be waived or otherwise defeased by the affirmative written consent of the holders of at least a majority of the shares of Series C Preferred and Conversion Common Shares then outstanding, voting as a single class on a Common Equivalent Basis.
     (9) Definitions. In this Certificate of Incorporation, the following terms have the meanings specified or referred to in this Section 9.
     “Acquisition” is defined in Section 3(b)(xi).
     “Affiliate” means, with respect to any particular Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such particular Person. For the purpose of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Appraised Value” means the value determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the Conversion Common Shares. If the Corporation and the

holders of a majority of the Conversion Common Shares are unable to agree upon such an appraiser, the Corporation shall select from a list of five such appraisers supplied by the holders of a majority of the Conversion Common Shares. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.
     “Board” means the Board of Directors of the Corporation.
     “Budget” shall mean, with respect to a given fiscal year, the annual business plan and budget as approved by the Board in accordance with the By-laws, as such business plan and budget may be amended from time to time by the Board in accordance with the By-laws.
     “By-laws” means the By-laws of the Corporation.
     “Catalyst” means Catalyst Capital Investments LLC, a Delaware limited liability company.
     “Catalyst Letter Agreements” means, collectively, (a) that certain letter agreement dated as of May 31, 2006 between Catalyst and the Corporation regarding the introduction of prospective suppliers and (b) that certain letter agreement dated as of May 31, 2006 between Catalyst and the Corporation regarding the introduction of prospective customers.
     “Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common or Pari Passu Preferred by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common and Pari Passu Preferred at such time, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board.
     “Common” means the Corporation’s Common Stock, $.0001 par value per share.
     “Common Deemed Outstanding” means, at any given time, the number of shares of Common actually outstanding at such time, plus the number of shares of Common deemed to be outstanding pursuant to Sections 7(c)(i) and 7(c)(ii) whether or not the Options or Convertible Securities are actually convertible or exercisable at such time.
     “Common Equivalent Basis” means, as of the date of such determination, (i) in respect of the Series C Preferred, the number of shares of Common that each holder of Series C Preferred would be entitled to receive upon conversion of its Series C Preferred into Common and (ii) in respect of the Pari Passu Preferred, the number of shares of Common that each holder of Pari Passu Preferred would be entitled to receive upon conversion of its Pari Passu Preferred into Common.
     “Conversion Common Shares” means (i) the Common issued or issuable upon conversion of any shares of Pari Passu Preferred and (ii) any Common issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation. As to any particular Conversion Common Shares, such shares shall cease to be Conversion Common Shares when they have been (x) effectively registered under the Securities Act of 1933, as amended, and disposed of in accordance with the registration statement covering them, (y) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force or (z) repurchased by the Corporation.
     “Conversion Date” is defined in Section 7(a)(iii).
     “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common.
     “Corporation” means XStream Systems, Inc., a Delaware corporation.
      “Event of Noncompliance” is defined in Section 6(a).
     “First Closing Date” means March 14, 2007.
     “Fundamental Change” means (i) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business and other than to a wholly owned Subsidiary of the Corporation) and (ii) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Pari Passu Preferred are not changed, the Pari Passu Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.
     “GAAP” means United States generally accepted accounting principles, consistently applied (except for any change required by GAAP).
     “Indebtedness” means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of such Person; (iv) all interest rate or currency caps, collars, swaps or other similar protection agreements of such Person (valued on a market quotation basis); (v) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business consistent with past practice which are not more than 120 days past due, unless the same are being contested in good faith by actions approved by the Board of Directors (including at least one of the Investor Directors) and with respect to which the Corporation has set aside adequate reserves therefor in accordance with GAAP); (vi) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit); (vii) any obligations under leases that are required to be capitalized in accordance with GAAP; (viii) any indebtedness secured by a Lien on a Person’s assets; or (ix) any guarantee or other contingent obligation (including, without limitation, obligations to repurchase, reimburse or keep well) in respect of the items set forth in the foregoing clauses (i) through (viii).
     “Intellectual Property Rights” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, URL’s, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).
     “Investor Director” shall mean any director of the Board designated by the Investors pursuant to the terms of the Shareholders Agreement.
     “Investors” has the meaning set forth in the Shareholders Agreement.
     “Liens” means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Corporation or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Corporation under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).
     “Liquidation Value” means, (i) in respect of the Series A Preferred, the Series A Liquidation Value, (ii) in respect of the Series B Preferred, the Series B Liquidation Value and (iii) in respect of the Series C Preferred, the Series C Liquidation Value.
     “Non-Funded Shares” is defined in Section 5(b).

     “Option Plan” means the Corporation’s 2004 Stock Option Incentive Plan.
     “Options” means any agreements, rights, warrants or options to subscribe for or purchase Common or Convertible Securities.
     “Organic Change” is defined in Section 7(c)(x).
     “Pari Passu Preferred Stock” means shares of Series A Preferred, Series B Preferred and Series C Preferred.
     “Permitted Issuances” means the issuance and sale of the Pari Passu Preferred expressly contemplated by the Preferred Stock Purchase Agreement.
     “Permitted Liens” means (i) liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics’, materialmen’s or contractors’ liens or encumbrances or any similar lien or restriction and (iii) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Corporation.
     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.
     “Preferred Stock Purchase Agreement” means the Series A Preferred Stock Purchase Agreement dated as of March 14, 2007, as amended, by and among the Corporation and the purchasers of the securities named therein (as the same may be amended, modified, restated or replaced).
     “Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.
     “Qualified IPO” is defined in Section 7(a)(ii).
     “Redemption Date” means 45 days after the date of any Redemption Notice.
     “Redemption Notice” means a written notice by one or more holders of the Series C Preferred to the Corporation stating their intention to exercise the Redemption Right and the number of each such holder’s shares of Series C Preferred to be redeemed.
     “Redemption Note” is defined in Section 5(b).
     “Redemption Right” is defined in Section 5(a).

     “Registration Rights Agreement” means the Registration Rights Agreement dated as of March 14, 2007, as amended, by and among the Corporation and the investors named therein (as the same may be amended, modified, restated or replaced).
     “Series A Liquidation Value” means $3.7999696 per share, subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.
     “Series A Preferred” means the Series A Redeemable Convertible Preferred Stock of the Corporation, $.0001 par value per share.
     “Series B Liquidation Value” means $3.00 per share, subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.
     “Series C Conversion Price” is defined in Section 7(b).
     “Series C Junior Securities” means any of the Corporation’s equity securities (whether or not currently authorized or outstanding) which by its terms is junior to the Series C Preferred, but shall not include any shares of Series A Preferred or Series B Preferred.
     “Series C Original Issuance Date” means, with respect to any share of Series C Preferred, the date of the issuance of such share of Series C Preferred pursuant to the Preferred Stock Purchase Agreement.
     “Series B Preferred” means the Series B Redeemable Convertible Preferred Stock of the Corporation, $.0001 par value per share.
     “Series B Warrants” means the warrants to purchase Common issued by the Corporation pursuant to the Warrant Agreement dated as of December 19, 2007.
     “Series C Liquidation Value” means $3.00 per share, subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences.
     “Series C Preferred” means the Series C Redeemable Convertible Preferred Stock of the Corporation, $.0001 par value per share.
     “Series C Warrants” means the warrants to purchase Common to be issued by the Corporation pursuant to the Warrant Agreement dated as of December 19, 2007.
     “Significant Event” is defined in Section 4(a).
     “Shareholders Agreement” means the Amended and Restated Securityholders Agreement dated as of December 19, 2007 by and among the Corporation and the securityholders of the Corporation named therein (as the same may be amended, modified, restated or replaced).

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.
     “Warrants” means the Series B Warrants and the Series C Warrants.

EXHIBIT H
Form of Legal Opinion of Blank Rome LLP

Phone:	(302) 4256400

Fax:	(302) 4256464

Email:	www.blankrome.com
December 20, 2007
Second Closing Investors
c/o Richard Astle, Esq.
Sidley Austin LLP
One South Dearborn Street
Suite 3000
Chicago, Illinois 60603

Re:	First Amendment to the Series A Preferred Stock Agreement dated as of
December 19, 2007 (the “Amendment”), by and between the Second Closing Investors
(as defined in the Amendment) (the “Purchasers”) and XStream Systems, Inc.
Ladies and Gentlemen:
     We have acted as special counsel to XStream Systems, Inc., a Delaware corporation, located at 10305 102nd Terrace, Suite 101, Sebastian, FL 32958 (the “Company”) in connection with the transactions contemplated by the Amendment. This opinion is being rendered pursuant to Section 3.2(h)(xi) of the Amendment. Capitalized terms used herein but not otherwise defined herein have the respective meanings ascribed to such terms in the Amendment.
     in rendering the opinions set forth below, we have relied with your approval, as to factual and other matters that affect our opinions, solely on our examination of executed copies of the documents listed on: (1) Exhibit “A” and identified as the Transaction Documents (the “Transaction Documents”); (2) Exhibit “B” and identified as the Authority Documents (the “Authority Documents”); and (3) Exhibit “C” and identified as the Certificate of the Company.
     We also have examined and, to the extent we have deemed proper, relied upon certain certificates, originals or copies certified to our satisfaction, of public officials and the Company, and such other documents we deemed necessary to make the opinions set forth below. We make no representations as to the sufficiency of our investigation for your purposes except as set forth herein.
     We have assumed and relied, as to matters of fact and mixed questions of law and fact upon the truth and completeness of all factual matters set forth in the certificates of government officials and the officer’s certificate attached hereto and of the representations and warranties of the Company set forth in the Transaction Documents. We have not made or undertaken to make any investigation as to factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information, whether written or oral, that may have been made by or on behalf of the parties to the Transaction Documents or otherwise, and we assume, in giving this opinion, that none of such information, if any, contains any untrue
1200 North Federal Highway Suite 417 Boca Raton, FL 33432
www.BlankRome.com
Delaware • Florida • New Jersey • New York • Ohio • Pennsylvania • Washington DC • Hong Kong

Second Closing Investors
December 20, 2007

statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they are made, not misleading.
     Furthermore, in rendering the opinions below, we have assumed, to the extent relevant to any of our opinions expressed herein, the following matters to be true:
          (a) The execution, delivery, and performance of the Transaction Documents by all parties thereto (other than the Company) and the consummation by such parties of the transactions contemplated by the Transaction Documents do not and will not conflict with or violate and will not cause or result in a violation or breach of: (i) any statute, regulation or rule by which any such party is bound or to which any such party is subject, or (ii) any contracts, instruments, agreements, injunctions, orders or decrees by which any such party is bound;
          (b) All factual matters contained in the Transaction Documents are true and correct and are not inconsistent with the opinions set forth in this letter;
          (c) No authorization, approval or consent of, or filing or registration with, any governmental or regulatory body is required by any party to the Transaction Documents (other than the Company) in connection with the execution, delivery or performance, or validity or enforceability of the Transaction Documents;
          (d) There is proper consideration for the Company’s execution of the Transaction Documents;
          (e) The legal capacity of each natural person; the legal existence of all parties to the Transaction Documents (other than the Company); the power and authority of each party to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such party; and the due authorization, execution and delivery by each party of each document executed and delivered or to be executed and delivered by such party;
          (f) The validity, binding effect and enforceability as to each party, other than the Company, of each Transaction Document executed and delivered or to be executed and delivered and of each other act done or to be done by such party;
          (g) There have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of these opinions and no undisclosed prior waiver of any right or remedy contained in any of the documents;
          (h) The genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

Second Closing Investors
December 20, 2007

          (i) Each Purchaser has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transaction contemplated by the Transaction Documents;
          (j) The transactions contemplated by the Transaction Documents comply with all tests of good faith, fairness and conscionability required by law;
          (k) Routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce any agreements in connection with the transaction;
          (l) No action, discretionary or otherwise, will be taken by or on behalf of a Purchaser or the Company in the future that might result in a violation of any statute, regulation or rule;
          (m) There are no other agreements or understandings among the parties to the Transaction Documents that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to those documents;
          (n) With respect to the transactions contemplated by the Transaction Documents, there has been no mutual mistake of fact and there exists no fraud or duress; and
          (o) All documents incorporated by reference into, or referred to in the Transaction Documents, which are not themselves Transaction Documents, are enforceable against the parties thereto in accordance with their terms.
     Whenever in this letter our opinion, with respect to the existence or absence of facts, is intended to be based on our knowledge or attention, it is intended to signify that during the course of our representation of the Company, no information has come to the attention of those attorneys in this law firm who have represented the Company in connection with the transactions described in this opinion letter which gave those attorneys actual knowledge of the existence or absence of those facts. Except to the extent expressly set forth in this letter, as noted above, we have not undertaken any independent investigation to determine the existence or absence of any facts material to our opinion, and no inference as to our knowledge of the existence or absence of those facts should be drawn from our representation of the Company.
     Subject to the foregoing and the exclusions, assumptions and qualifications contained below, we are of the opinion that:
     1. Based solely on the Good Standing Certificate (as defined in Exhibit “B”), the Company is a corporation, validly existing and in good standing under the laws of the State of

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December 20, 2007

Delaware. Based solely on the Authority Certificate (as defined in Exhibit “B”), the Company is qualified as a foreign corporation in the State of Florida.
     2. The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents, and to close the transactions contemplated thereby. All corporate action required to be taken by the Company to authorize the execution and delivery of the Transaction Documents and the closing of the transactions contemplated thereby, have been duly and properly taken.
     3. Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     4. The execution and delivery of the Transaction Documents by the Company, and the closing of the transactions contemplated thereby do not conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation under, (i) any provision of the certificate of incorporation or bylaws of the Company, as amended, or (ii) any statute, regulation or rule of the State of Delaware or the State of Florida, which is applicable in our experience to transactions of the kind contemplated by the Transaction Documents, or, to our knowledge, any injunction, order or decree of any executive, legislative, judicial, administrative or regulatory body of the State of Delaware or the State of Florida (collectively, a “Governmental Authority”) that is binding upon the Company.
     5. The shares of Series B Preferred Stock and the Series B Warrants underlying the Series B Units, when issued in accordance with the provisions of the Amendment and upon receipt of all consideration specified in the Amendment, will be validly issued, fully paid and nonassessable.
     6. The shares of common stock issuable upon exercise of the Series B Warrants, when issued in accordance with the provisions of the Series B Warrant Agreement and upon receipt of all consideration specified in the Series B Warrant Agreement, will be validly issued, fully paid and nonassessable.
     The opinions expressed herein are subject in all respects to the following limitations and qualifications:
          (i) We express no opinion whatsoever as to the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ rights and remedies generally or general principles of equity (including, without limitation, concepts of conscionability, materiality, reasonableness, good faith and fair dealing) on the enforceability of the Transaction Documents regardless of whether considered in a proceeding at law or in equity.

Second Closing Investors
December 20, 2007

          (ii) This opinion letter is limited to the laws of the States of Delaware and Florida. We give no opinion with respect to any provision specifying that the law of a particular state is to apply, and we assume that the Transaction Documents are governed by the laws of the States of Delaware or Florida.
     Notwithstanding anything in this; opinion letter to the contrary, we express no opinion whatsoever regarding the following:
          1. the compliance or noncompliance of any real estate, personal property or business operations of the Company with federal, state or local laws, statutes, ordinances, rules or regulations;
          2. the acceleration of the obligations (or other exercise of rights or remedies) upon the occurrence of a technical or non-material breach or violation;
          3. the availability of equitable remedies, including, without limitation, specific performance, appointment of a receiver and injunctive relief;
          4. the effect of applicable laws and court decisions which may hereafter be enacted, promulgated or made and which may limit or render unenforceable certain fights and remedies under the Transaction Documents;
          5. the validity or enforceability of any indemnity from Company to the extent it would protect an indemnitee from the gross negligence or willful misconduct of such indemnitee, its predecessor in interest or its agent or from any other acts or conduct of the indemnitee to the extent applicable law imposes responsibility or liability on the indemnitee for its acts or conduct;
          6. as to the validity, enforceability or effectiveness of the following contractual provisions to the extent included in the Transaction Documents: (a) provisions which authorize self-help, (b) provisions which purport to establish evidentiary standards, (c) provisions which purport to render ineffective any waiver or modification not in writing, (d) provisions related to the waiver of rights or remedies (including, without limitation, waivers of notices and hearing, waivers of defenses, waivers of jury trials, waivers of rights of marshaling, waivers of exemptions and stays of execution, waivers of statutes of limitations and waivers of duties which may be imposed upon a Purchaser) or the delay or omission of enforcement thereof, (e) provisions purporting to waive any objection to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum, (f) agreements by the Company to submit to the jurisdiction of a particular court or appoint an agent for the acceptance of service of process, (g) provisions which permit any purchaser of a participation interest to setoff or apply any deposit, property or indebtedness with respect to any participation interest, (h) the effect of

Second Closing Investors
December 20, 2007

the law of any jurisdiction (other than the States of Delaware and Florida) wherein a Purchaser may be located or wherein the enforcement of any Transaction Document may be sought, (i) provisions stating that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (j) disclaimers, (k) indemnification and contribution provisions, (1) releases of claims, (m) liability limitations, (n) liquidated damages which do not bear a sufficient relationship to actual damages and could be determined to constitute a penalty, (o) choice of law provisions, (p) provisions appointing the Purchasers as attorney-in-fact for the Company, (q) provisions imposing penalties, forfeitures, legal costs, late payment charges or an increase in interest rate upon delinquency in payment (except for such legal fees, late payment charges or default interest rate provisions permissible under Delaware law) or the occurrence of a default, or increasing the Company’ obligations based upon capital adequacy requirements, (r) provisions allowing the institution of judicial or nonjudicial proceedings or the exercise of any other rights, without notice to the person or entity against whom enforcement is sought, (s) provisions implying that a person or entity may act in any manner that is not commercially reasonable where discretion is reserved, (t) provisions relating to the waiver of subrogation rights, (u) provisions relating to payment of costs of indemnity, court costs, attorneys’ fees and expenses which may be chargeable or recoverable in any judicial proceedings in excess of those which are actually incurred and would be reasonable, or relating to interest or interest rates after judgment is obtained in excess of the maximum rate permitted by applicable law, (v) provisions purporting to deny a Purchaser’s responsibility or insulate a Purchaser from liability for environmental conditions or activities or breaches of environmental laws, rules or regulations to the extent such responsibility or obligation may be imposed upon the Purchasers under applicable law, (w) provisions which may be limited by the application of constitutional or public policy principles, standards of unconscionability, or requirements of commercial reasonableness and good faith; or (q) rights which purport to grant a private right of sale in lieu of judicial foreclosure or waive the Company’ right of redemption;
          7. the compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under any (a) federal or state environmental law, (b) federal or state antitrust law, (c) federal or state securities law, (d) federal or state taxation law, (e) federal or state worker health or safety, zoning or permitting or land use matter, (f) federal or state patent, trademark or copyright law (including, but not limited to, any filings and registrations of any patent, trademark or copyright with any governmental authority), or (g) federal or state labor or employment law (including, but not limited to, pension and employee benefit law, rule or regulation); or
          8. the availability of specific performance, appointment of a receiver, injunctive relief or other equitable remedies with respect to any of the covenants or remedies set forth in the Transaction Documents.

Second Closing Investors
December 20, 2007

     The opinions expressed in this opinion letter are given solely for the benefit of Purchasers, and its successors, in connection with the transactions contemplated by the Transaction Documents. The opinions expressed in this opinion letter may not be relied upon, in whole or in part, by the Purchasers, or its successors, for any other purpose or relied upon by any other person or entity for any purpose, in each case, without the prior written consent of a partner of this firm.
     We give only the opinions that are set forth herein and no opinions should be implied. The opinions expressed in this opinion letter are rendered as of the date hereof. We express no opinion as to circumstances or events that may occur subsequent to such date. We disclaim any obligation to advise you of any changes that thereafter may be brought to our attention.

Very truly yours,
/s/ Blank Rome LLP
BLANK ROME LLP

EXHIBIT “A”
TRANSACTION DOCUMENTS
     1. First Amendment to the Series A Preferred Stock Purchase Agreement dated as of December 19, 2007 by and between the Company and the Purchasers.
     2. Series B Warrant Agreement, dated December 19, 2007 of the Company
     3. Series C Warrant Agreement dated December 19, 2007 of the Company
     4. First Amendment to the Registration Rights Agreement dated December 19, 2007
     5. Amended and Restated Securityholders Agreement dated December 19, 2007

EXHIBIT “B”
AUTHORITY DOCUMENTS
     1. Certificate of Incorporation of XStream Systems, Inc. filed in the State of Delaware on May 27, 2004 as amended on January 4, 2005, and as further amended on December 18, 2007;
     2. Amended Certificate of Designation of Series A Redeemable Convertible Preferred Stock of the Company.
     3. Certificate of Designation of Series B Redeemable Convertible Preferred Stock of the Company.
     4. Certificate of Designation of Series C Redeemable Convertible Preferred Stock of the Company.
     5. Good standing certificate for XStream Systems, Inc. issued by the State of Delaware dated November 1, 2007 (the “Good Standing Certificate”).
     6. Active Status certificate for XStream Systems, Inc. issued by the State of Florida dated November 1, 2007 (the “Authority Certificate”).

EXHIBIT “C”
CERTIFICATE
The undersigned hereby certifies to Blank Rome LLP that:
     1. We are familiar with all of the terms and provisions of the Transaction Documents (as defined in the opinion to which this Certificate is attached) and the other documents executed and delivered in connection therewith. All capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Transaction Documents and in the opinion to which this Certificate is attached.
     2. As to the matters set forth below, the undersigned either have personal knowledge or have obtained information from officers and employees of the Company, in whom the undersigned have confidence and whose duties require them to have personal knowledge hereof.
     3. The representations and warranties contained in the Transaction Documents made by the Company are true and correct on and as of the date hereof and you may rely on such representations and warranties as if they were made directly to you.
     4. The Company has paid all taxes and fees required to be paid to and have made all filings required to be filed with the Secretary of State of the States of Delaware and Florida. No action has been taken to discontinue the business of, or to dissolve, any of the Company.
     5. The Transaction Documents have been executed by properly elected, qualified and acting officers of the Company.
     6. The Company has provided Blank Rome LLP true, correct and complete copies of the agreements and other instruments listed on Exhibit A and Exhibit B to the opinion to which this Certificate is attached. All such agreements and instruments in the form submitted to Blank Rome are in full force and effect as of the date hereof, and no such agreement or instrument has been repealed or (except as disclosed to Blank Rome) amended.
     7. There are no injunctions, orders or decrees of any Governmental Authority binding upon the Company.
     8. There is no action, suit, proceeding or investigation pending or, to our knowledge, threatened against the Company that prevent the right of the Company to enter into the Transaction Documents, or to consummate the transactions contemplated thereby.
     9. The undersigned has read and is familiar with the opinion (in the form to which this Certificate is attached) to be rendered by Blank Rome LLP in connection with the Transaction Documents. The undersigned believes that the factual assumptions identified in the opinion are true and accurate. There are no additional facts that are not stated in the opinion which would materially affect the validity of the assumptions and conclusions set forth in the opinion or upon which the opinion is based. The undersigned is executing this Certificate to induce Blank Rome LLP to render that opinion and understands that Blank Rome LLP will rely upon the foregoing as well as other certificates and documents in rendering that opinion. The undersigned knows of no reason why the opinion should not be issued.
[Signature Page Follows]

XSTREAM SYSTEMS, INC.
By:	/s/ Thomas W. Cook
	Name:	Thomas W. Cook
	Title:	Chairman and CEO

Dated: December 19, 2007
[Signature Page to Backup Certificate to Blank Rome Opinion]

EXHIBIT I
Series B Warrant Agreement

EXECUTION COPY
SERIES B WARRANT AGREEMENT
Dated as of December 19, 2007

1. ISSUANCE	1

2. DEFINITIONS AND INTERPRETATION	1

3. EXERCISE OF WARRANT	7
3.1 Exercise	7
3.2 Manner of Exercise	7
3.3 Payment of Charges	8
3.4 Fractional Shares	8

4. TRANSFER, DIVISION AND COMBINATION	8
4.1 Transfer	8
4.2 Division and Combination	9
4.3 Expenses	9
4.4 Maintenance of Books	9

5. EXERCISE PRICE; ANTIDILUTION PROVISIONS	9
5.1 Exercise Price	9
5.2 Adjustments; Exceptions	9
5.3 Effect on Exercise Price of Certain Events	11
5.4 Notices	15

6. NO IMPAIRMENT	15

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY	15

8. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS	16
8.1 Notices of Corporate Actions	16
8.2 Taking of Record	16
8.3 Closing of Transfer Books	16

9. TRANSFER RESTRICTIONS; LEGENDS	17
9.1 Restrictions on Transfer and Entry into Shareholders Agreement and Registration Rights Agreement	17
9.2 Legends	17

10. LOSS OR MUTILATION	19

11. OFFICE OF THE COMPANY	19

12. FINANCIAL AND BUSINESS INFORMATION	19

13. REPRESENTATIONS AND WARRANTIES	21
13. 1 Holders	21
13.2 Company	21

14. MISCELLANEOUS	22
14.1 Nonwaiver	22
14.2 Notice Generally	22
14.3 Indemnification	22
14.4 Limitation of Liability; No Stockholder Rights	22
14.5 Remedies	23
14.6 Successors and Assigns	23
14.7 Amendment	23
14.8 Severability	23
14.9 Governing Law; Jurisdiction	23

SERIES B WARRANT AGREEMENT
XStream Systems, Inc.
          THIS SERIES B WARRANT AGREEMENT (this “Agreement”) is entered into as of this 19th day of December, 2007, between XStream Systems, Inc., a Delaware corporation (the “Company”), and the Holders from time to time of the Warrants created hereunder (such terms, and certain other capitalized terms used herein being hereinafter defined).
          WHEREAS, the Company has agreed to issue the Warrants on the terms set forth in this Agreement.
          NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
1. ISSUANCE
          The Company shall issue and deliver a certificate or certificates (the “Warrant Certificates”) evidencing warrants to purchase an aggregate of 7,250,000 shares of Common Stock at the per share exercise price specified in Section 5 (the “Warrants”) on the terms and conditions set forth in this Agreement. Each Warrant Certificate shall be substantially in the form of Exhibit A hereto. Each Warrant Certificate shall be dated the date of issuance. An officer shall sign each Warrant Certificate by manual or facsimile signature. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.
2. DEFINITIONS AND INTERPRETATION
          (a) As used in this Agreement, the following terms have the respective meanings set forth below:
          “Agreed Rate” shall mean the base rate on corporate loans posted by at least 75% of the thirty largest banks in the United States, as reported in the Money Rates section of The Wall Street Journal.
          “Agreement” shall have the meaning set forth in the Preamble to this Agreement.
          “Board” shall mean the board of directors of the Company.
          “Book Value” per share of Common Stock as of a date specified herein shall mean the consolidated book value of the Company and its Subsidiaries as of such date divided by the number of shares of Common Stock Outstanding on such date. Such book value shall be determined in accordance with GAAP.

          “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the State of Florida are authorized or required by law to close.
          “Catalyst Letter Agreements” means, collectively, (i) that certain letter agreement dated as of May 31, 2006 between Catalyst Capital Investments LLC and the Company regarding the introduction of prospective suppliers and (ii) that certain letter agreement dated as of May 31, 2006 between Catalyst Capital Investments LLC and the Company regarding the introduction of prospective customers.
          “Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.
          “Common Deemed Outstanding” means, at any given time, the number of shares of Common actually outstanding at such time, plus the number of shares of Common deemed to be outstanding pursuant to Sections 5.3(a) and 5.3(b) whether or not the Options or Convertible Securities are actually convertible or exercisable at such time.
          “Common Equivalent Basis” means, as of the date of such determination, the number of shares of Common Stock that each holder of Preferred Stock would be entitled to receive upon conversion of such holder’s Preferred Stock into Common Stock.
          “Common Stock” shall mean (except where the context otherwise indicates) the Common Stock of the Company, par value $.0001 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company under the circumstances contemplated by Section 5.3(j).
          “Company” shall have the meaning set forth in the Preamble to this Agreement.
          “Company Default” means (a) the breach of any warranty or the inaccuracy at the time when made of any representation made by the Company herein or (b) the failure by the Company to comply with any covenant of the Company contained herein.
          “Conversion Common Shares” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation. As to any particular Conversion Common Shares, such shares shall cease to be Conversion Common Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities

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Act or any comparable rule under any similar federal statute then in force or (z) repurchased by the Company.
          “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.
          “Current Market Price” shall mean as of any specified date the average of the daily market prices of the Common Stock of the Company for the twenty (20) consecutive Business Days immediately preceding such date. The “daily market price” for each such Business Day shall be: (i) if the Common Stock is then listed on a national securities exchange, the last sale price, regular way, on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day as reported on such stock exchange or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is traded over-the-counter, the average of the closing bid and asked prices for the Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.
          “Designated Office” shall have the meaning set forth in Section 11.
          “Exchange Act” shall mean the Securities Exchange Act of 1934.
          “Exercise Date” shall have the meaning set forth in Section 3.2(a).
          “Exercise Notice” shall have the meaning set forth in Section 3.2(a).
          “Exercise Period” shall mean the period during which the Warrants are exercisable pursuant to Section 3.2.
          “Exercise Price” shall have the meaning specified in Section 5.1.
          “Expiration Date” shall mean the tenth anniversary of the Original Issue Date.
          “GAAP” shall mean generally accepted accounting principles in the United States of America as from time to time in effect.
          “Holder” shall mean the Person in whose name a Warrant is registered on the books of the Company maintained for such purpose.
          “Investor Director” shall mean any member of the Board designated by the Investors (as defined in the Shareholders Agreement) pursuant to the terms of the Shareholders Agreement.
          “Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or

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agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).
          “Majority Warrant Holders”, with respect to a given determination, shall mean the Holders of Warrants exercisable for more than fifty percent (50%) of the aggregate number of shares of Warrant Stock issuable upon the exercise of all Warrants outstanding and unexercised at the time of such determination.
          “Material Adverse Effect” means an adverse effect of $100,000 or more on the condition (financial or otherwise), operating results, business, prospects, assets, operations, employee relations or customer or supplier relations of the Company and its Subsidiaries, taken as a whole; provided, however, that no change, circumstance, effect, event or fact shall be deemed to be a Material Adverse Effect to the extent that it is caused by the execution or public announcement of the Preferred Stock Purchase Agreement or the transactions contemplated hereby.
          “NASDAQ” shall mean the NASDAQ quotation system, or any successor reporting system.
          “Opinion of Counsel” means a written opinion of counsel (who may be an employee of a Holder) experienced in Securities Act matters, chosen by the Majority Warrant Holders and reasonably acceptable to the Company.
          “Option Plan” means the Company’s 2004 Stock Option Incentive Plan.
          “Options” means any agreements, rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          “Organic Change” shall have the meaning set forth in Section 5.3 (j).
          “Original Issue Date” shall mean the date on which the Original Warrants were issued, as set forth on the cover page of this Agreement.
          “Original Warrants” shall mean the Warrants originally issued by the Company on the Original Issue Date to the Second Closing Investors (as defined in the Preferred Stock Purchase Agreement).
          “Outstanding” shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.
          “Permitted Issuances” means the issuance and sale of the Preferred Stock expressly contemplated by the Preferred Stock Purchase Agreement.
          “Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation,

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institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
          “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.
          “Preferred Stock Certificates of Designation” shall mean the Certificates of Designation, as amended, filed with the Delaware Secretary of State setting forth the rights, powers, preferences and privileges of the Preferred Stock.
          “Preferred Stock Purchase Agreement” means the Series A Preferred Stock Purchase Agreement dated as of March 14, 2007, as amended, by and among the Company and the Persons named therein (as the same may be amended, modified, restated or replaced).
          “Qualified IPO” shall mean the receipt by the Company of total gross offering proceeds of at least $50,000,000 from the sale to the public of shares of Common Stock at a gross price per share not less than $16 (as adjusted to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) pursuant to a firm commitment underwritten offering under an effective registration statement under the Securities Act, or any comparable statement under any similar federal statute then in force.
          “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of March 14, 2007, as amended, by and among the Company and the Persons named therein (as the same may be amended, modified, restated or replaced).
          “Securities Act” shall mean the Securities Act of 1933.
          “Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company.
          “Series B Preferred Stock” means the Series B Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company.
          “Series C Preferred Stock” means the Series C Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company.
          “Series C Warrants” means the warrants to purchase Common Stock of the Company issuable pursuant to the Series C Warrant Agreement dated as of December 19, 2007.
          “Shareholders Agreement” means the Amended and Restated Securityholders Agreement, dated as of December 19, 2007, by and among the Company and the Persons named therein (as the same may be amended, modified, restated or replaced).
          “Subsidiary” means any corporation or association (a) more than 50% (by number of votes) of the voting stock of which is at the time owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries, (b) any other business entity in which the Company, one or more Subsidiaries, or the Company and one or more

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Subsidiaries own more than a 50% interest either in the profits or capital of such business entity or (c) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with GAAP.
          “Transfer” shall mean any transfer, sale, assignment, option, pledge, hypothecation or other direct or indirect disposal of or encumbrance of any Warrant or of any interest therein, either by operation of law or otherwise.
          “Warrant Certificates” shall have the meaning set forth in Section 1.
          “Warrant Price” shall be an amount equal to the number of shares of Warrant Stock being purchased multiplied by the Exercise Price.
          “Warrants” shall have the meaning set forth in Section 1.
          “Warrant Stock” shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.
          (b) For purposes of this Agreement:
     (i) The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” the word “or” is not exclusive; and the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.
     (ii) Unless the context otherwise requires, references herein: (1) to Sections mean the Sections of this Agreement; (2) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (3) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.
     (iii) Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.
     (iv) Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”
     (v) Words used in the singular include the plural and words in the plural include the singular.
     (vi) Each of the parties to this Agreement has had the benefit of counsel in the negotiation, preparation and execution of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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3. EXERCISE OF WARRANT
          3.1 Exercise.
          Each Warrant shall initially entitle the Holder thereof to purchase shares of Common Stock at a per share exercise price equal to the Exercise Price (subject to adjustment as provided in Section 5), in each case as provided herein and all on the terms and conditions and pursuant to the provisions hereinafter set forth.
          3.2 Manner of Exercise.
          (a) From and after the Original Issue Date and until 5:00 P.M., New York, New York time, on the Expiration Date, a Holder of a Warrant may from time to time exercise such Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable thereunder. In order to exercise a Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the Designated Office a written notice of the Holder’s election to exercise such Warrant (an “Exercise Notice”), which Exercise Notice shall be irrevocable (except as otherwise provided in Section 3.2(e)) and specify the number of shares of Common Stock being purchased, together with the Warrant, (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the “Exercise Date”) and (iii) if such Holder has not already done so, become a party to each of the Shareholders Agreement and the Registration Rights Agreement by completing and executing a signature page thereof. Such Exercise Notice shall be in the form of the subscription form appearing as Annex A to Exhibit A, duly executed by the Holder or its duly authorized agent or attorney.
          (b) Upon receipt of such Exercise Notice, Warrant and payment and any other materials required to be provided under Section 3.2(a), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with either any fraction of a share or cash in lieu of any fraction of a share, as hereafter provided in Section 3.4. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or the name of its nominee. A Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.
          (c) Payment of the Warrant Price may be made by check payable to the order of the Company or, at the option of the Holder, by wire transfer of funds to an account designated by the Company for such purpose.
          (d) If a Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to

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purchase the number of unexercised shares called for by such Warrant. Such new Warrant shall in all other respects be identical with the original Warrant and subject to the terms of this Agreement.
          (e) Notwithstanding the foregoing provisions of this Section 3.2, a Holder (i) may expressly condition the effectiveness of any exercise of a Warrant upon the simultaneous closing of the sale, in an offering registered under the Securities Act or pursuant to the exercise of any drag-along or co-sale rights under the Shareholders Agreement, of the shares of Common Stock as to which the conditional exercise is being made and (ii) may revoke any such conditional exercise in the event that the closing of such sale shall not occur. In the event that such simultaneous exercise and sale shall occur, the Company shall cooperate with such Holder and any third parties involved in such sale to facilitate the issuance and sale of the shares of Common Stock involved.
          3.3 Payment of Charges.
          All shares of Common Stock issuable upon the exercise of a Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than, to the extent permitted by Section 9, any created by actions of the Holder). The Company shall pay all expenses in connection with the issue or delivery thereof, unless such charge is imposed by law upon the Holder, in which case such charge shall be paid by the Holder and the Company shall reimburse the Holder therefor.
          3.4 Fractional Shares.
          The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall, at its option, issue upon exercise either (i) the fractional share of Common Stock to which the Holder of one or more Warrants would otherwise be entitled or (ii) a cash adjustment in respect of such final fraction in an amount equal to the same fraction of (A) the Current Market Price of one share of Common Stock on the Exercise Date, if the Common Stock is then publicly traded or (B) the Book Value per share of Common Stock based on the most recent available consolidated balance sheet of the Company, if the Common Stock is not then publicly traded.
4. TRANSFER, DIVISION AND COMBINATION
          4.1 Transfer.
          Subject to compliance with Section 9 and the Shareholders Agreement, each transfer of a Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of a Warrant at the Designated Office, together with a written assignment of such Warrant in the form of Annex B to Exhibit A, duly executed by the Holder or its agent or attorney. Upon such surrender and delivery, (i) the Company shall, subject to Section 9, execute and deliver a new Warrant or

8

Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of the original Warrant not so assigned and the original Warrant shall promptly be cancelled and (ii) if not already a party to the Shareholders Agreement and the Registration Rights Agreement, each assignee shall become a party to each of the Shareholders Agreement and the Registration Rights Agreement by completing and executing a joinder agreement thereto. A Warrant, if properly assigned in compliance with Section 9 and the Shareholders Agreement, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.
          4.2 Division and Combination.
          Subject to compliance with the applicable provisions of this Agreement, a Warrant may be divided or combined with other Warrants upon presentation thereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Agreement and the Shareholders Agreement as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
          4.3 Expenses.
          The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 4.
          4.4 Maintenance of Books.
          The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.
5. EXERCISE PRICE; ANTIDILUTION PROVISIONS
          5.1 Exercise Price.
          The initial exercise price shall be $3.00 per share of Common Stock (subject to adjustment from time to time as provided in this Section 5) (as so adjusted, the “Exercise Price”).
          5.2 Adjustments; Exceptions.
          (a) If and whenever on or after the Original Issue Date the Company issues or sells or, in accordance with this Section 5, is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issuance, then immediately upon such issuance or sale or deemed issuance or sale the Exercise Price shall be reduced to the exercise price determined by dividing (i) the sum of (1) the product derived by multiplying the Exercise Price in effect immediately prior to such issuance or sale by the number of shares of

9

Common Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the number of shares of Common Deemed Outstanding immediately after such issue or sale.
          (b) Notwithstanding the foregoing, there shall be no adjustment in the Exercise Price as a result of any issuance or sale (or deemed issuance or sale) of:
     (i) shares of Common Stock issued upon conversion of the Preferred Stock;
     (ii) shares of Common Stock issued upon the exercise of the Warrants or the Series C Warrants;
     (iii) shares of Common Stock issued upon the exercise of Options or other Convertible Securities outstanding as of March 14, 2007;
     (iv) securities issued pursuant to a Board-approved (including at least one of the Investor Directors) bona fide acquisition of an entity by merger, purchase of substantially all of the assets or other reorganization;
     (v) shares of Common Stock issued to Catalyst Capital Investments LLC, a Delaware limited liability company pursuant to the Options granted under the Catalyst Letter Agreements;
     (vi) shares of Common Stock or other securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Company;
     (vii) up to an aggregate of 250,000 shares of Common Stock reserved for issuance per year pursuant to the Option Plan (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and shares of Common Stock reserved for issuance pursuant to the Option Plan in lieu of the repayment of certain salary deferrals as approved by a majority of the Board (including at least one of the Investor Directors), which foregoing shares may be subject to Options or restricted stock awards granted under the Option Plan; provided that any Options that expire or terminate unexercised or any restricted stock awards that are repurchased by the Company pursuant to the terms of such award shall not be counted toward the maximum number set forth in this subparagraph (vii) unless and until such shares are subject to new restricted stock awards (or new Options) pursuant to the terms of the Option Plan;
     (viii) shares of Common Stock issued or issuable (including options to acquire such shares of Common Stock) to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors;

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     (ix) shares of Common Stock issued or issuable in connection with bona-fide sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships or joint ventures entered into in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors (and by at least a majority of the shares of Preferred Stock and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding, if required pursuant to Section 3(c) of the Preferred Stock Certificates of Designation);
     (x) securities issued in connection with a Qualified IPO; or
     (xi) Permitted Issuances;
provided that the aggregate number of shares of Common issued or issuable pursuant to clauses (viii) and (ix) above shall not exceed 100,000 in any twelve-month period.
          5.3 Effect on Exercise Price of Certain Events.
          For purposes of determining any adjustments to the Exercise Price under this Section 5, the following shall be applicable:
          (a) Issuance of Options. If the Company in any manner grants, issues or sells any Options (other than any Options permitted by Section 5.2(b)) and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (i) the sum of (1) the total amount, if any, received or receivable by the Company as consideration for the granting, issuance or sale of such Options, plus (2) the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus (3) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

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          (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (i) the sum of (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.
          (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that, if such adjustment of the Exercise Price would result in an increase in the Exercise Price then in effect, the Company will promptly give all Holders written notice of such increase. For purposes of this Section 5.3.(c), if the terms of any Option or Convertible Security that was outstanding as of the Original Issue Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that, no such change shall at any time cause the Exercise Price hereunder to be increased.
          (d) Treatment of Expired Options and Unexercised Convertible Securities.Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Exercise Price then in effect hereunder shall be adjusted immediately to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that, if such expiration or termination would result in an increase in the Exercise Price then in effect, the Company will promptly give all Holders of Warrants written notice of such increase. For purposes of this Section 5.3(d), the expiration or

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termination of any Option or Convertible Security that was outstanding as of the Original Issue Date shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Original Issue Date.
          (e) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration as determined in good faith by the Board. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be the fair market value as determined in good faith by the Board.
          (f) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific exercise price is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued at an exercise price of $0.01.
          (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issuance or sale of such shares.
          (h) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (i) Subdivisions or Combinations of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately.

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          (j) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the Majority Warrant Holders) to insure that each of the Holders shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder’s Warrant, such shares of stock, securities or assets as such Holder would have received in connection with such Organic Change if such Holder had exercised its Warrant immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance reasonably satisfactory to the Majority Warrant Holders) to insure that the provisions of this Section 5 shall thereafter be applicable to the securities issued upon exercise of the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company and the value for the Common Stock reflected by the terms of such consolidation, merger or sale is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale, an immediate adjustment of the Exercise Price to the value for the Common Stock so reflected and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon the exercise of the Warrants). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Majority Warrant Holders) the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
          (k) Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holders of Warrants; provided that no such adjustment shall increase the Exercise Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Common Stock issuable upon exercise of each Warrant.

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          5.4 Notices.
          Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to all Holders, setting forth in reasonable detail and certifying the calculation of such adjustment.
6. NO IMPAIRMENT
          The Company shall not by any action, including amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder of any Warrant against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants, free and clear of all Liens (other than, to the extent permitted by Section 9, any created by actions of the Holder), and shall use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

7.	RESERVATION AND AUTHORIZATION OF COMMON STOCK: REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY
          From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of Warrants with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens (other than, to the extent permitted by Section 9, any created by actions of the Holder). Before taking any action that would result in an adjustment in the number of shares of Common Stock for which the Warrants are exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

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8. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS
          8.1 Notices of Corporate Actions.
          In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, (other than cash dividends payable upon shares of preferred stock of the Company), or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person, (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, (d) any amendment of the Certificate of Incorporation of the Company or (e) any registration or public offering of Common Stock, the Company shall mail to each Holder of a Warrant in accordance with the provisions of Section 14.2 a notice specifying (i) in the case of a dividend or distribution, the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) in the case of a reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up, the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the shares of stock, securities or assets deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iii) in case of an amendment of the Certificate of Incorporation or any registration or public offering of Common Stock, the expected date of such event and a description in reasonable detail of the event. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified, in the event that the Company at any time sends any other notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Holder of a Warrant.
          8.2 Taking of Record.
          In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.
          8.3 Closing of Transfer Books.
          The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

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9. TRANSFER RESTRICTIONS; LEGENDS
          9.1 Restrictions on Transfer and Entry into Shareholders Agreement and Registration Rights Agreement.
          Concurrently with the execution and delivery of this Agreement, each Holder of an Original Warrant is entering into and becoming a party to each of the Shareholders Agreement and the Registration Rights Agreement, if not already a party thereto, by completing and executing a signature page thereof. The Company shall not be obligated to register any transfer of Warrants and no such purported transfer shall be effective unless and until the transferee has executed and delivered a joinder agreement pursuant to which such assignee becomes a party to the Shareholders Agreement and the Registration Rights Agreement.
          9.2 Legends.
          (a) Each Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:
     (i) “NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR IS MADE IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.”
     (ii) “THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A WARRANT AGREEMENT, DATED AS OF DECEMBER 19, 2007, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
     (iii) “THE TRANSFER, SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF DECEMBER 19, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG XSTREAM SYSTEMS, INC. (THE “COMPANY”) AND CERTAIN SECURITYHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH

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TRANSFER. A COPY OF SUCH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
          (b) Each certificate for shares of Warrant Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:
     (i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR IS MADE IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.”
     (ii) “THE TRANSFER, SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF DECEMBER 19, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG XSTREAM SYSTEMS, INC. (THE “COMPANY”) AND CERTAIN SECURITYHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
          (c) In addition, Warrant Certificates and any certificates for shares of Warrant Stock shall bear any legends required by applicable state law. When any Warrants or shares of Warrant Stock have been registered under the Securities Act, and such Warrants or shares of Warrant Stock have been sold pursuant to such registration or pursuant to Rule 144 under the Securities Act or are eligible to be sold pursuant to paragraph (k) of such Rule, the Holder of such Warrants or shares of Warrant Stock shall be entitled to exchange, as the case may be, the Warrant Certificate representing such Warrants for a Warrant Certificate, or a certificate representing such shares of Warrant Stock for a new certificate, in each case not bearing the legend required by clause (a)(i) or (b)(i), as the case may be, of this Section 9. If any Warrants or shares of Warrant Stock cease to be subject to this Agreement or the Shareholders Agreement, as the case may be, the Holder of such Warrants or Warrant Stock shall be entitled to exchange, as the case may be, the Warrant Certificate representing such Warrants for a Warrant Certificate, or a certificate representing such shares of Warrant Stock for a new certificate, in each case not

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bearing the legend required by clauses (a)(ii), (a)(iii) or (b)(ii), as the case may be, of this Section 9. Each Holder agrees that, in addition to complying with the restrictions on transfer set forth elsewhere in this Agreement, such Holder will not directly or indirectly Transfer any Warrants (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Warrants) in violation of the Securities Act, applicable state securities or “blue sky” laws or any rules or regulations thereunder, and such Holder will not Transfer any Warrants unless the conditions set forth in the legend required by clause (a)(i) of this Section 9. are satisfied.
10. LOSS OR MUTILATION
          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of a Holder of an Original Warrant shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if a Warrant Certificate in identifiable form is surrendered to the Company for cancellation.
11. OFFICE OF THE COMPANY
          As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the “Designated Office”), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Agreement. Such Designated Office shall initially be the office of the Company at 10305 102nd Terrace, Suite 101, Sebastian, Florida 32958. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.
12. FINANCIAL AND BUSINESS INFORMATION
          (a) Until the applicable Exercise Date with respect to a Warrant, the Company shall deliver to the Holder of such Warrant one copy of each of the following items:
     (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year (other than the third monthly accounting period in each fiscal quarter), unaudited statements of income and cash flows of the Company for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and an unaudited balance sheet of the Company as of the end of such monthly period, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be certified by the Company’s Chief Financial Officer;

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     (ii) as soon as available but in any event within 45 days after the end of each fiscal quarter in each fiscal year (other than the fourth fiscal quarter of each year), unaudited statements of income and cash flows of the Company for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, and an unaudited balance sheet of the Company as of the end of such fiscal quarter, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be certified by the Company’s Chief Financial Officer;
     (iii) as soon as available but in any event within 90 days after the end of each fiscal year, audited statements of income and cash flows of the Company for such fiscal year, and an audited balance sheet of the Company as of the end of such fiscal year prepared in accordance with GAAP, and accompanied by, with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized regional standing selected by the Board and reasonably acceptable to a majority of the Investors, together with comparisons to the Company’s annual budget and to the preceding fiscal year;
     (iv) accompanying the financial statements referred to in subparagraphs (ii) and (iii), an officer’s certificate stating that there is no event in existence that, with notice or the passage of time or both, might become an Event of Noncompliance or, if any such event exists, specifying the nature and period of existence thereof and what actions the Company has taken or has proposed to take with respect thereto;
     (v) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder); and
     (vi) within 10 days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications that the Company sends to its shareholders and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company’s business and not otherwise posted on the Company’s external website;
provided that any Holder shall be entitled to provide notice to the Company that it elects not to receive copies of the financial statements and other documentation referred to in this Section 12(a); and provided further that the Company shall be entitled to satisfy its obligations under this Section 12(a) through electronic delivery of the financial statements and other documentation referred to in this Section 12(a) or by making such information available through a password-protected website.

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          (b) Each of the financial statements referred to in subparagraphs (i), (iii) and (iv) shall fairly present in all material respects the financial condition of the Company as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
13. REPRESENTATIONS AND WARRANTIES
          13.1 Holders.
          Each Holder, by its acceptance of a Warrant, represents that (i) it is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) it is acquiring such Warrant for its own account, not as a nominee or agent, with the present intention of holding it for purposes of investment, and that it has no present intention of selling it in a public distribution in violation of the federal securities laws or any applicable state securities laws, provided, that nothing contained herein shall prevent such Holder from transferring such Warrant in compliance with the provisions of Section 9, and (iii) it understands that the Warrant has not been registered under the Securities Act, or applicable state securities laws, and is being issued in reliance on exemptions from such registration requirements and that, as a result, the Warrant may not be re-offered or resold except in compliance with Section 9.
          13.2 Company.
          The Company has full legal right, power and authority to enter into and perform this Agreement and to issue the Warrants and to perform all its obligations relating thereto. The execution and delivery of this Agreement, the issuance of the Warrants by the Company and the consummation of the transactions contemplated hereby and thereby have all been duly authorized by the Board of Directors of the Company and, where required, the stockholders of the Company. No consent, waiver or authorization of, or filing with any other Person is required in connection with any of the foregoing or with the validity or enforceability against the Company of this Agreement or the Warrants. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to genera] principles of equity. The execution, delivery and performance of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the passage of time or the giving of notice or both, (i) violate any provision of the Company’s Certificate of Incorporation or By-laws or (ii) violate any requirement of law or any material agreement to which the Company is a party. The Warrants have been duly executed and delivered by the Company, have been duly authorized and validly issued free and clear of all liens, encumbrances, equities and claims, are fully paid and non-assessable, and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity.

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14. MISCELLANEOUS
          14.1 Nonwaiver.
          No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holders shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.
          14.2 Notice Generally.
          Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
          (i) if to any Holder of Warrants, at its last known address appearing on the books of the Company maintained for such purpose;
          (ii) if to the Company, at its Designated Office;
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.
          14.3 Indemnification.
          If the Company fails to make, when due, any payments provided for in this Agreement, the Company shall pay to the applicable Holder (a) interest at the Agreed Rate on any amounts due and owing to such Holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including reasonable attorneys’ fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holders from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from a Company Default. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such Company Default.
          14.4 Limitation of Liability; No Stockholder Rights.
          No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holders, shall give rise to any liability or right of any such Holder to pay the Exercise Price for any Warrant Stock or any liability or rights as a stockholder of the Company, in each case other

22

than pursuant to an exercise of a Warrant and in each case whether such liability is asserted by the Company or by creditors of the Company.
               14.5 Remedies.
          Each Holder of Warrants, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement, and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.
               14.6 Successors and Assigns.
          Subject to the provisions of Sections 4.1 and 9, this Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holders. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time of Warrants, and shall be enforceable by any such Holder and, as provided in Section 4.1, such Holder’s permitted assigns.
               14.7 Amendment.
          This Agreement and the Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided, however, that no such modification or amendment that would treat any Holder in a discriminatory manner may be made without the prior written consent of such Holder.
               14.8 Severability.
          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
               14.9 Governing Law; Jurisdiction.
          In all respects, including all matters of construction, validity and performance, this Agreement and the Warrants and the obligations arising hereunder and thereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to contracts made and performed in such state, except with respect to the validity of this Agreement and the Warrants, the issuance of Warrant Stock upon exercise of the Warrants and the rights and duties of the Company with respect to registration of transfer, which shall be governed by the laws of the State of Delaware. The Company and each Warrant Holder hereby consents and agrees that the United States District Court for the Southern District of Florida or any court of the State of Florida

23

located in St. Lucie County, Florida, shall have, except as set forth below, exclusive jurisdiction to hear and determine any claims or disputes between the Company and a Holder of Warrants pertaining to this Agreement or the Warrants or to any matter arising out of or relating to this Agreement or the Warrants, provided, that it is acknowledged that any appeals from those courts may have to be heard by a court located outside of St. Lucie County, Florida.

24

          IN WITNESS WHEREOF, each of the Company and the Holders have caused this Agreement to be duly executed on its behalf by a duly authorized officer or representative.

XSTREAM SYSTEMS, INC.
By:
Name:
Title:

Signature Page to Warrant Agreement

EXHIBIT A — FORM OF WARRANT
XSTREAM SYSTEMS, INC.
Series B Warrant to Purchase Shares of
Common Stock, par value $.0001 per Share
NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR IS MADE IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.
THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A WARRANT AGREEMENT, DATED AS OF DECEMBER 19, 2007, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
THE TRANSFER, SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF DECEMBER 19, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG XSTREAM SYSTEMS, INC. (THE “COMPANY”) AND CERTAIN SECURITYHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.
No.
December [•], 2007
          This Series B Warrant Certificate entitles [                    ], and its permitted assigns, to purchase from XStream Systems, Inc., a Delaware corporation (the “Company”)., [___] shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company at the purchase price per share of $3.00 (subject to adjustment as provided in Section 5 of the hereinafter defined Warrant Agreement (as so adjusted, the “Exercise Price”)), at any time or from time to time prior to 5:00 P.M., New York, New York time, on the tenth anniversary of the date hereof (such date, the “Expiration Date”), all subject to the terms and conditions set forth in the Warrant Agreement, dated as of December 19, 2007 (as may be amended, modified or restated from time to time, the “Warrant Agreement”), by and among the Company and the holders from time to time of the Warrants (the “Holders”). The warrants represented by this Warrant Certificate are “Warrants” as defined and provided in the Warrant Agreement and are entitled to the rights and obligations therein provided. The Warrants may be exercised in whole or in part in the manner provided in the Warrant Agreement. The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities of the Company and the Holder.
          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed and delivered on its behalf by its duly authorized officers.

XSTREAM SYSTEMS, INC.
By:
Name:
Title:

ANNEX A
SUBSCRIPTION FORM
[To be executed only upon exercise of Warrant]
          The undersigned:
          [check one]
☐	hereby irrevocably exercises this Warrant with respect to, and hereby purchases,

☐	in accordance with Section 3(e) of the Warrant Agreement, hereby exercises this Warrant with respect to, and hereby purchases, conditioned upon the simultaneous closing of the sale, in an offering registered under the Securities Act or pursuant to the exercise of any drag-along or co-sale rights under the Shareholders Agreement, of the shares as to which this Warrant is being exercised and with the right to revoke such exercise in the event that the closing of such sale shall not occur,
[                    ] shares of Common Stock as provided in the Warrant Agreement and herewith makes payment of $[                    ] therefor, all at the price and on the terms and conditions specified in the Warrant Agreement, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                                          (the “Proposed Stockholder”) whose address is                                         , and, if such shares of Common Stock hereby exercised do not equal the full number of shares of Common Stock for which this Warrant Certificate is exercisable, that a new Warrant Certificate of like tenor and date for the balance of such shares be delivered to the undersigned.
          In connection with the exercise of this Warrant, the undersigned has provided the Company with:
     (i) if (x) the Shareholders Agreement (as defined in the Warrant Agreement) is in effect and will remain in effect after the issuance of the shares and (y) the Proposed Stockholder is not already a party to the Shareholders Agreement, a joinder agreement pursuant to which the Proposed Stockholder shall become a party to the Shareholders Agreement and
     (ii) if (x) the Registration Rights Agreement (as defined in the Warrant Agreement) is in effect and the shares issuable upon this exercise constitute “Registrable Securities” (as defined in the Registration Rights Agreement) and (y) the Proposed Stockholder is not already a party to the Registration Rights Agreement, a joinder agreement pursuant to which the Proposed Stockholder shall become a party to the Registration Rights Agreement;

provided that the foregoing clauses (i) and (ii) shall not apply to any exercise in connection with the exercise of any drag-along or co-sale rights under the Shareholders Agreement.

(Name)

(Signature)

(Street Address)

(City)                     (State)                      (Zip Code)

NOTICE:	Except as otherwise contemplated by Section 4.1 of the Warrant Agreement, the signature on this subscription must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

ANNEX B
ASSIGNMENT FORM
          FOR VALUE RECEIVED, the undersigned registered owner of the enclosed Warrant Certificate hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the right to purchase the number of shares of Common Stock of the Company indicated below, and if such shares shall not include all of the shares of Common Stock purchasable upon the exercise of Warrants represented by the enclosed Warrant Certificate, the Company shall issue and deliver a new Warrant Certificate to the undersigned of like tenor for such remaining shares not transferred hereunder:
Name and Address of Assignee                                        Number of Shares
and does hereby irrevocably constitute and appoint                                          attorney-in-fact to register such transfer onto the books of XStream Systems, Inc. maintained for the purpose, with full power of substitution in the premises.
          If the Assignee is not already a party to the Shareholders Agreement and the Registration Rights Agreement (as those terms are defined in the Warrant Agreement), the undersigned registered owner of the enclosed Warrant Certificate has provided the Company with a fully executed joinder agreement pursuant to which the Assignee has become a party to the Shareholders Agreement and the Registration Rights Agreement.

Dated:	Print Name:

Signature:

Witness:

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT J
Series C Warrant Agreement

EXECUTION COPY
SERIES C WARRANT AGREEMENT
Dated as of December 19, 2007

1. ISSUANCE	1

2 DEFINITIONS AND INTERPRETATION	1

3 EXERCISE OF WARRANT	7
3.1 Exercise	7
3.2 Manner of Exercise	7
3.3 Payment of Charges	8
3.4 Fractional Shares	8

4 TRANSFER, DIVISION AND COMBINATION	8
4.1 Transfer	8
4.2 Division and Combination	9
4.3 Expenses	9
4.4 Maintenance of Books	9

5. EXERCISE PRICE; ANTIDILUTION PROVISIONS	9
5.1 Exercise Price	9
5.2 Adjustments; Exceptions	9
5.3 Effect on Exercise Price of Certain Events	11
5.4 Notices	15

6. NO IMPAIRMENT	15

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY	15

8. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS	16
8.1 Notices of Corporate Actions	16
8.2 Taking of Record	16
8.3 Closing of Transfer Books	16

9. TRANSFER RESTRICTIONS; LEGENDS	17
9.1 Restrictions on Transfer and Entry into Shareholders Agreement and Registration Rights Agreement	17
9.2 Legends	17

10. LOSS OR MUTILATION	19

11. OFFICE OF THE COMPANY	19

12. FINANCIAL AND BUSINESS INFORMATION	19

13. REPRESENTATIONS AND WARRANTIES	21
13.1 Holders	21
13.2 Company	21

14. MISCELLANEOUS	22
14.1 Nonwaiver	22
14.2 Notice Generally	22
14.3 Indemnification	22
14.4 Limitation of Liability; No Stockholder Rights	22
14.5 Remedies	23
14.6 Successors and Assigns	23
14.7 Amendment	23
14.8 Severability	23
14.9 Governing Law; Jurisdiction	23

SERIES C WARRANT AGREEMENT
XStream Systems, Inc.
          THIS SERIES C WARRANT AGREEMENT (this “Agreement”) is entered into as of this 19th day of December, 2007, between XStream Systems, Inc., a Delaware corporation (the “Company”), and the Holders from time to time of the Warrants created hereunder (such terms, and certain other capitalized terms used herein being hereinafter defined).
          WHEREAS, the Company has agreed to issue the Warrants on the terms set forth in this Agreement.
          NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
1. ISSUANCE
          The Company shall issue and deliver a certificate or certificates (the “Warrant Certificates”) evidencing warrants to purchase an aggregate of 5,000,000 shares of Common Stock at the per share exercise price specified in Section 5 (the “Warrants”) on the terms and conditions set forth in this Agreement. Each Warrant Certificate shall be substantially in the form of Exhibit A hereto. Each Warrant Certificate shall be dated the date of issuance. An officer shall sign each Warrant Certificate by manual or facsimile signature. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.
2. DEFINITIONS AND INTERPRETATION
     (a) As used in this Agreement, the following terms have the respective meanings set forth below;
          “Agreed Rate” shall mean the base rate on corporate loans posted by at least 75% of the thirty largest banks in the United States, as reported in the Money Rates section of The Wall Street Journal.
          “Agreement” shall have the meaning set forth in the Preamble to this Agreement.
          “Board” shall mean the board of directors of the Company.
          “Book Value” per share of Common Stock as of a date specified herein shall mean the consolidated book value of the Company and its Subsidiaries as of such date divided by the number of shares of Common Stock Outstanding on such date. Such book value shall be determined in accordance with GAAP.

          “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the State of Florida are authorized or required by law to close.
          “Catalyst Letter Agreements” means, collectively, (i) that certain letter agreement dated as of May 31, 2006 between Catalyst Capital Investments LLC and the Company regarding the introduction of prospective suppliers and (ii) that certain letter agreement dated as of May 31, 2006 between Catalyst Capital Investments LLC and the Company regarding the introduction of prospective customers,
          “Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.
          “Common Deemed Outstanding” means, at any given time, the number of shares of Common actually outstanding at such time, plus the number of shares of Common deemed to be outstanding pursuant to Sections 5.3(a) and 5.3(b) whether or not the Options or Convertible Securities are actually convertible or exercisable at such time.
          “Common Equivalent Basis” means, as of the date of such determination, the number of shares of Common Stock that each holder of Preferred Stock would be entitled to receive upon conversion of such holder’s Preferred Stock into Common Stock.
          “Common Stock” shall mean (except where the context otherwise indicates) the Common Stock of the Company, par value $.0001 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company under the circumstances contemplated by Section 5.3(j).
          “Company” shall have the meaning set forth in the Preamble to this Agreement.
          “Company Default” means (a) the breach of any warranty or the inaccuracy at the time when made of any representation made by the Company herein or (b) the failure by the Company to comply with any covenant of the Company contained herein.
          “Conversion Common Shares” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation. As to any particular Conversion Common Shares, such shares shall cease to be Conversion Common Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities

2

Act or any comparable rule under any similar federal statute then in force or (z) repurchased by the Company.
          “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.
          “Current Market Price” shall mean as of any specified date the average of the daily market prices of the Common Stock of the Company for the twenty (20) consecutive Business Days immediately preceding such date. The “daily market price” for each such Business Day shall be: (i) if the Common Stock is then listed on a national securities exchange, the last sale price, regular way, on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day as reported on such stock exchange or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is traded over-the-counter, the average of the closing bid and asked prices for the Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.
          “Designated Office” shall have the meaning set forth in Section 11.
          “Exchange Act” shall mean the Securities Exchange Act of 1934.
          “Exercise Date” shall have the meaning set forth in Section 3.2(a).
          “Exercise Notice” shall have the meaning set forth in Section 3.2(a).
          “Exercise Period” shall mean the period during which the Warrants are exercisable pursuant to Section 3.2.
          “Exercise Price” shall have the meaning specified in Section 5.1.
          “Expiration Date” shall mean the tenth anniversary of the Original Issue Date.
          “GAAP” shall mean generally accepted accounting principles in the United States of America as from time to time in effect.
          “Holder” shall mean the Person in whose name a Warrant is registered on the books of the Company maintained for such purpose.
          “Investor Director” shall mean any member of the Board designated by the Investors (as defined in the Shareholders Agreement) pursuant to the terms of the Shareholders Agreement.
          “Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or

3

agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).
          “Majority Warrant Holders”, with respect to a given determination, shall mean the Holders of Warrants exercisable for more than fifty percent (50%) of the aggregate number of shares of Warrant Stock issuable upon the exercise of all Warrants outstanding and unexercised at the time of such determination.
          “Material Adverse Effect” means an adverse effect of $100,000 or more on the condition (financial or otherwise), operating results, business, prospects, assets, operations, employee relations or customer or supplier relations of the Company and its Subsidiaries, taken as a whole; provided, however, that no change, circumstance, effect, event or fact shall be deemed to be a Material Adverse Effect to the extent that it is caused by the execution or public announcement of the Preferred Stock Purchase Agreement or the transactions contemplated hereby.
          “NASDAQ” shall mean the NASDAQ quotation system, or any successor reporting system.
          “Opinion of Counsel” means a written opinion of counsel (who may be an employee of a Holder) experienced in Securities Act matters, chosen by the Majority Warrant Holders and reasonably acceptable to the Company.
          “Option Plan” means the Company’s 2004 Stock Option Incentive Plan.
          “Options” means any agreements, rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          “Organic Change” shall have the meaning set forth in Section 5.3(j).
          “Original Issue Date” shall mean, with respect to a given Original Warrant, the date on which such Original Warrant was issued hereunder.
          “Original Warrants” shall mean the Warrants originally issued by the Company to the Equity Participation Investors (as defined in the Preferred Stock Purchase Agreement) pursuant to Section 3.5 of the Preferred Stock Purchase Agreement.
          “Outstanding” shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.
          “Permitted Issuances” means the issuance and sale of the Preferred Stock expressly contemplated by the Preferred Stock Purchase Agreement.
          “Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation,

4

institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
          “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.
          “Preferred Stock Certificates of Designation” shall mean the Certificates of Designation, as amended, filed with the Delaware Secretary of State setting forth the rights, powers, preferences and privileges of the Preferred Stock.
          “Preferred Stock Purchase Agreement” means the Series A Preferred Stock Purchase Agreement dated as of March 14, 2007, as amended, by and among the Company and the Persons named therein (as the same may be amended, modified, restated or replaced).
          “Qualified IPO” shall mean the receipt by the Company of total gross offering proceeds of at least $50,000,000 from the sale to the public of shares of Common Stock at a gross price per share not less than $16 (as adjusted to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) pursuant to a firm commitment underwritten offering under an effective registration statement under the Securities Act, or any comparable statement under any similar federal statute then in force.
          “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of March 14, 2007, as amended, by and among the Company and the Persons named therein (as the same may be amended, modified, restated or replaced).
          “Securities Act” shall mean the Securities Act of 1933.
          “Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company.
          “Series B Preferred Stock” means the Series B Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company.
          “Series B Warrants” means the warrants to purchase Common Stock of the Company issuable pursuant to the Series B Warrant Agreement dated as of December 19, 2007.
          “Series C Preferred Stock” means the Series C Redeemable Convertible Preferred Stock, $.0001 par value per share of the Company.
          “Shareholders Agreement” means the Amended and Restated Securityholders Agreement, dated as of December 19, 2007, by and among the Company and the Persons named therein (as the same may be amended, modified, restated or replaced).
          “Subsidiary” means any corporation or association (a) more than 50% (by number of votes) of the voting stock of which is at the time owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries, (b) any other business entity in which the Company, one or more Subsidiaries, or the Company and one or more

5

Subsidiaries own more than a 50% interest either in the profits or capital of such business entity or (c) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with GAAP.
          “Transfer” shall mean any transfer, sale, assignment, option, pledge, hypothecation or other direct or indirect disposal of or encumbrance of any Warrant or of any interest therein, either by operation of law or otherwise.
          “Warrant Certificates” shall have the meaning set forth in Section 1.
          “Warrant Price” shall be an amount equal to the number of shares of Warrant Stock being purchased multiplied by the Exercise Price.
          “Warrants” shall have the meaning set forth in Section 1.
          “Warrant Stock” shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.
     (b) For purposes of this Agreement:
     (i) The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” the word “or” is not exclusive; and the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.
     (ii) Unless the context otherwise requires, references herein: (1) to Sections mean the Sections of this Agreement; (2) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (3) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.
     (iii) Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.
     (iv) Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”
     (v) Words used in the singular include the plural and words in the plural include the singular.
     (vi) Each of the parties to this Agreement has had the benefit of counsel in the negotiation, preparation and execution of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

6

3. EXERCISE OF WARRANT
             3.1 Exercise.
          Each Warrant shall initially entitle the Holder thereof to purchase shares of Common Stock at a per share exercise price equal to the Exercise Price (subject to adjustment as provided in Section 5), in each case as provided herein and all on the terms and conditions and pursuant to the provisions hereinafter set forth.
             3.2 Manner of Exercise.
          (a) From and after the Original Issue Date and until 5:00 P.M., New York, New York time, on the Expiration Date, a Holder of a Warrant may from time to time exercise such Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable thereunder. In order to exercise a Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the Designated Office a written notice of the Holder’s election to exercise such Warrant (an “Exercise Notice”), which Exercise Notice shall be irrevocable (except as otherwise provided in Section 3.2(e)) and specify the number of shares of Common Stock being purchased, together with the Warrant, (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the “Exercise Date”) and (iii) if such Holder has not already done so, become a party to each of the Shareholders Agreement and the Registration Rights Agreement by completing and executing a signature page thereof Such Exercise Notice shall be in the form of the subscription form appearing as Annex A to Exhibit A, duly executed by the Holder or its duly authorized agent or attorney.
          (b) Upon receipt of such Exercise Notice, Warrant and payment and any other materials required to be provided under Section 3.2(a), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with either any fraction of a share or cash in lieu of any fraction of a share, as hereafter provided in Section 3.4. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or the name of its nominee. A Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.
          (c) Payment of the Warrant Price may be made by check payable to the order of the Company or, at the option of the Holder, by wire transfer of funds to an account designated by the Company for such purpose.
          (d) If a Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to

7

purchase the number of unexercised shares called for by such Warrant. Such new Warrant shall in all other respects be identical with the original Warrant and subject to the terms of this Agreement.
          (e) Notwithstanding the foregoing provisions of this Section 3.2, a Holder (i) may expressly condition the effectiveness of any exercise of a Warrant upon the simultaneous closing of the sale, in an offering registered under the Securities Act or pursuant to the exercise of any drag-along or co-sale rights under the Shareholders Agreement, of the shares of Common Stock as to which the conditional exercise is being made and (ii) may revoke any such conditional exercise in the event that the closing of such sale shall not occur. In the event that such simultaneous exercise and sale shall occur, the Company shall cooperate with such Holder and any third parties involved in such sale to facilitate the issuance and sale of the shares of Common Stock involved.
             3.3 Payment of Charges.
     All shares of Common Stock issuable upon the exercise of a Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than, to the extent permitted by Section 9, any created by actions of the Holder). The Company shall pay all expenses in connection with the issue or delivery thereof, unless such charge is imposed by law upon the Holder, in which case such charge shall be paid by the Holder and the Company shall reimburse the Holder therefor.
             3.4 Fractional Shares.
          The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall, at its option, issue upon exercise either (i) the fractional share of Common Stock to which the Holder of one or more Warrants would otherwise be entitled or (ii) a cash adjustment in respect of such final fraction in an amount equal to the same fraction of (A) the Current Market Price of one share of Common Stock on the Exercise Date, if the Common Stock is then publicly traded or (B) the Book Value per share of Common Stock based on the most recent available consolidated balance sheet of the Company, if the Common Stock is not then publicly traded.
4. TRANSFER, DIVISION AND COMBINATION
             4.1 Transfer.
          Subject to compliance with Section 9 and the Shareholders Agreement, each transfer of a Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of a Warrant at the Designated Office, together with a written assignment of such Warrant in the form of Annex B to Exhibit A, duly executed by the Holder or its agent or attorney. Upon such surrender and delivery, (i) the Company shall, subject to Section 9, execute and deliver a new Warrant or

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Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of the original Warrant not so assigned and the original Warrant shall promptly be cancelled and (ii) if not already a party to the Shareholders Agreement and the Registration Rights Agreement, each assignee shall become a party to each of the Shareholders Agreement and the Registration Rights Agreement by completing and executing a joinder agreement thereto. A Warrant, if properly assigned in compliance with Section 9 and the Shareholders Agreement, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.
             4.2 Division and Combination.
          Subject to compliance with the applicable provisions of this Agreement, a Warrant may be divided or combined with other Warrants upon presentation thereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Agreement and the Shareholders Agreement as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
             4.3 Expenses.
          The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 4.
             4.4 Maintenance of Books.
          The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.
5. EXERCISE PRICE; ANTIDILUTION PROVISIONS
             5.1 Exercise Price.
          The initial exercise price shall be $3.00 per share of Common Stock (subject to adjustment from time to time as provided in this Section 5) (as so adjusted, the “Exercise Price”).
             5.2 Adjustments; Exceptions.
          (a) If and whenever on or after the Original Issue Date the Company issues or sells or, in accordance with this Section 5, is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issuance, then immediately upon such issuance or sale or deemed issuance or sale the Exercise Price shall be reduced to the exercise price determined by dividing (i) the sum of (1) the product derived by multiplying the Exercise Price in effect immediately prior to such issuance or sale by the number of shares of

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Common Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the number of shares of Common Deemed Outstanding immediately after such issue or sale.
          (b) Notwithstanding the foregoing, there shall be no adjustment in the Exercise Price as a result of any issuance or sale (or deemed issuance or sale) of:
     (i) shares of Common Stock issued upon conversion of the Preferred Stock;
     (ii) shares of Common Stock issued upon the exercise of the Warrants or the Series B Warrants;
     (iii) shares of Common Stock issued upon the exercise of Options or other Convertible Securities outstanding as of March 14, 2007;
     (iv) securities issued pursuant to a Board-approved (including at least one of the Investor Directors) bona fide acquisition of an entity by merger, purchase of substantially all of the assets or other reorganization;
     (v) shares of Common Stock issued to Catalyst Capital Investments LLC, a Delaware limited liability company pursuant to the Options granted under the Catalyst Letter Agreements;
     (vi) shares of Common Stock or other securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Company;
     (vii) up to an aggregate of 250,000 shares of Common Stock reserved for issuance per year pursuant to the Option Plan (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and shares of Common Stock reserved for issuance pursuant to the Option Plan in lieu of the repayment of certain salary deferrals as approved by a majority of the Board (including at least one of the Investor Directors), which foregoing shares may be subject to Options or restricted stock awards granted under the Option Plan; provided that any Options that expire or terminate unexercised or any restricted stock awards that are repurchased by the Company pursuant to the terms of such award shall not be counted toward the maximum number set forth in this subparagraph (vii) unless and until such shares are subject to new restricted stock awards (or new Options) pursuant to the terms of the Option Plan;
     (viii) shares of Common Stock issued or issuable (including options to acquire such shares of Common Stock) to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors;

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     (ix) shares of Common Stock issued or issuable in connection with bona-fide sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships or joint ventures entered into in the ordinary course of business and approved by a majority of the Board, including at least one of the Investor Directors (and by at least a majority of the shares of Preferred Stock and Conversion Common Shares, voting as a single class on a Common Equivalent Basis, then outstanding, if required pursuant to Section 3(c) of the Preferred Stock Certificates of Designation);
     (x) securities issued in connection with a Qualified IPO; or
     (xi) Permitted Issuances;
          provided that the aggregate number of shares of Common issued or issuable pursuant to clauses (viii) and (ix) above shall not exceed 100,000 in any twelve-month period.
          5.3 Effect on Exercise Price of Certain Events.
          For purposes of determining any adjustments to the Exercise Price under this Section 5, the following shall be applicable:
          (a) Issuance of Options. If the Company in any manner grants, issues or sells any Options (other than any Options permitted by Section 5,2(b)) and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (i) the sum of (1) the total amount, if any, received or receivable by the Company as consideration for the granting, issuance or sale of such Options, plus (2) the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus (3) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

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          (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (i) the sum of (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.
          (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that, if such adjustment of the Exercise Price would result in an increase in the Exercise Price then in effect, the Company will promptly give all Holders written notice of such increase. For purposes of this Section 5.3(c), if the terms of any Option or Convertible Security that was outstanding as of the Original Issue Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that, no such change shall at any time cause the Exercise Price hereunder to be increased.
          (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Exercise Price then in effect hereunder shall be adjusted immediately to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that, if such expiration or termination would result in an increase in the Exercise Price then in effect, the Company will promptly give all Holders of Warrants written notice of such increase. For purposes of this Section 5.3(d), the expiration or

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termination of any Option or Convertible Security that was outstanding as of the Original Issue Date shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Original Issue Date.
          (e) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration as determined in good faith by the Board. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be the fair market value as determined in good faith by the Board.
          (f) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific exercise price is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued at an exercise price of $0.01.
          (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issuance or sale of such shares.
          (h) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (i) Subdivisions or Combinations of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately.

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          (j) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change” Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the Majority Warrant Holders) to insure that each of the Holders shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder’s Warrant, such shares of stock, securities or assets as such Holder would have received in connection with such Organic Change if such Holder had exercised its Warrant immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance reasonably satisfactory to the Majority Warrant Holders) to insure that the provisions of this Section 5 shall thereafter be applicable to the securities issued upon exercise of the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company and the value for the Common Stock reflected by the terms of such consolidation, merger or sale is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale, an immediate adjustment of the Exercise Price to the value for the Common Stock so reflected and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon the exercise of the Warrants). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Majority Warrant Holders) the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
          (k) Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holders of Warrants; provided that no such adjustment shall increase the Exercise Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Common Stock issuable upon exercise of each Warrant.

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             5.4 Notices.
          Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to all Holders, setting forth in reasonable detail and certifying the calculation of such adjustment.
6. NO IMPAIRMENT
          The Company shall not by any action, including amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder of any Warrant against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants, free and clear of all Liens (other than, to the extent permitted by Section 9, any created by actions of the Holder), and shall use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.
7.	RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY
          From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of Warrants with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens (other than, to the extent permitted by Section 9, any created by actions of the Holder). Before taking any action that would result in an adjustment in the number of shares of Common Stock for which the Warrants are exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

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8. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS
             8.1 Notices of Corporate Actions.
          In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, (other than cash dividends payable upon shares of preferred stock of the Company), or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person, (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, (d) any amendment of the Certificate of Incorporation of the Company or (e) any registration or public offering of Common Stock, the Company shall mail to each Holder of a Warrant in accordance with the provisions of Section 14.2 a notice specifying (i) in the case of a dividend or distribution, the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) in the case of a reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up, the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the shares of stock, securities or assets deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iii) in case of an amendment of the Certificate of Incorporation or any registration or public offering of Common Stock, the expected date of such event and a description in reasonable detail of the event. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified. In the event that the Company at any time sends any other notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Holder of a Warrant.
             8.2 Taking of Record.
          In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.
             8.3 Closing of Transfer Books.
          The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

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9. TRANSFER RESTRICTIONS; LEGENDS
          9.1 Restrictions on Transfer and Entry into Shareholders Agreement and Registration Rights Agreement.
          Concurrently with the execution and delivery of this Agreement, each Holder of an Original Warrant is entering into and becoming a party to each of the Shareholders Agreement and the Registration Rights Agreement, if not already a party thereto, by completing and executing a signature page thereof. The Company shall not be obligated to register any transfer of Warrants and no such purported transfer shall be effective unless and until the transferee has executed and delivered a joinder agreement pursuant to which such assignee becomes a party to the Shareholders Agreement and the Registration Rights Agreement.
          9.2 Legends.
          (a) Each Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:
     (i) “NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR IS MADE IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.”
     (ii) “THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A WARRANT AGREEMENT, DATED AS OF DECEMBER 19, 2007, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
     (iii) “THE TRANSFER, SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF DECEMBER 19, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG XSTREAM SYSTEMS, INC. (THE “COMPANY”) AND CERTAIN SECURITYHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH

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TRANSFER. A COPY OF SUCH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
          (b) Each certificate for shares of Warrant Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:
     (i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR IS MADE IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.”
     (ii) “THE TRANSFER, SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF DECEMBER 19, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG XSTREAM SYSTEMS, INC. (THE “COMPANY”) AND CERTAIN SECURITYHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
          (c) In addition, Warrant Certificates and any certificates for shares of Warrant Stock shall bear any legends required by applicable state law. When any Warrants or shares of Warrant Stock have been registered under the Securities Act, and such Warrants or shares of Warrant Stock have been sold pursuant to such registration or pursuant to Rule 144 under the Securities Act or are eligible to be sold pursuant to paragraph (k) of such Rule, the Holder of such Warrants or shares of Warrant Stock shall be entitled to exchange, as the case may be, the Warrant Certificate representing such Warrants for a Warrant Certificate, or a certificate representing such shares of Warrant Stock for a new certificate, in each case not bearing the legend required by clause (a)(i) or (b)(i), as the case may be, of this Section 9. If any Warrants or shares of Warrant Stock cease to be subject to this Agreement or the Shareholders Agreement, as the case may be, the Holder of such Warrants or Warrant Stock shall be entitled to exchange, as the case may be, the Warrant Certificate representing such Warrants for a Warrant Certificate, or a certificate representing such shares of Warrant Stock for a new certificate, in each case not

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bearing the legend required by clauses (a)(ii), (a)(iii) or (b)(ii), as the case may be, of this Section 9. Each Holder agrees that, in addition to complying with the restrictions on transfer set forth elsewhere in this Agreement, such Holder will not directly or indirectly Transfer any Warrants (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Warrants) in violation of the Securities Act, applicable state securities or “blue sky” laws or any rules or regulations thereunder, and such Holder will not Transfer any Warrants unless the conditions set forth in the legend required by clause (a)(i) of this Section 9. are satisfied.
10. LOSS OR MUTILATION
          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of a Holder of an Original Warrant shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if a Warrant Certificate in identifiable form is surrendered to the Company for cancellation.
11. OFFICE OF THE COMPANY
          As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the “Designated Office”), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Agreement. Such Designated Office shall initially be the office of the Company at 10305 102nd Terrace, Suite 101, Sebastian, Florida 32958. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.
12. FINANCIAL AND BUSINESS INFORMATION
          (a) Until the applicable Exercise Date with respect to a Warrant, the Company shall deliver to the Holder of such Warrant one copy of each of the following items:
     (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year (other than the third monthly accounting period in each fiscal quarter), unaudited statements of income and cash flows of the Company for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and an unaudited balance sheet of the Company as of the end of such monthly period, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be certified by the Company’s Chief Financial Officer;

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     (ii) as soon as available but in any event within 45 days after the end of each fiscal quarter in each fiscal year (other than the fourth fiscal quarter of each year), unaudited statements of income and cash flows of the Company for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, and an unaudited balance sheet of the Company as of the end of such fiscal quarter, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be certified by the Company’s Chief Financial Officer;
     (iii) as soon as available but in any event within 90 days after the end of each fiscal year, audited statements of income and cash flows of the Company for such fiscal year, and an audited balance sheet of the Company as of the end of such fiscal year prepared in accordance with GAAP, and accompanied by, with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized regional standing selected by the Board and reasonably acceptable to a majority of the Investors, together with comparisons to the Company’s annual budget and to the preceding fiscal year;
     (iv) accompanying the financial statements referred to in subparagraphs (ii) and (iii), an officer’s certificate stating that there is no event in existence that, with notice or the passage of time or both, might become an Event of Noncompliance or, if any such event exists, specifying the nature and period of existence thereof and what actions the Company has taken or has proposed to take with respect thereto;
     (v) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder); and
     (vi) within 10 days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications that the Company sends to its shareholders and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company’s business and not otherwise posted on the Company’s external website;
provided that any Holder shall be entitled to provide notice to the Company that it elects not to receive copies of the financial statements and other documentation referred to in this Section 12(a); and provided further that the Company shall be entitled to satisfy its obligations under this Section 12(a) through electronic delivery of the financial statements and other documentation referred to in this Section 12(a) or by making such information available through a password-protected website.

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          (b) Each of the financial statements referred to in subparagraphs (i), (iii) and (iv) shall fairly present in all material respects the financial condition of the Company as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
13. REPRESENTATIONS AND WARRANTIES
          13.1 Holders.
          Each Holder, by its acceptance of a Warrant, represents that (i) it is an “accredited investor,” as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act, (ii) it is acquiring such Warrant for its own account, not as a nominee or agent, with the present intention of holding it for purposes of investment, and that it has no present intention of selling it in a public distribution in violation of the federal securities laws or any applicable state securities laws, provided, that nothing contained herein shall prevent such Holder from transferring such Warrant in compliance with the provisions of Section 9, and (iii) it understands that the Warrant has not been registered under the Securities Act, or applicable state securities laws, and is being issued in reliance on exemptions from such registration requirements and that, as a result, the Warrant may not be re-offered or resold except in compliance with Section 9.
          13.2 Company.
          The Company has full legal right, power and authority to enter into and perform this Agreement and to issue the Warrants and to perform ail its obligations relating thereto. The execution and delivery of this Agreement, the issuance of the Warrants by the Company and the consummation of the transactions contemplated hereby and thereby have all been duly authorized by the Board of Directors of the Company and, where required, the stockholders of the Company. No consent, waiver or authorization of, or filing with any other Person is required in connection with any of the foregoing or with the validity or enforceability against the Company of this Agreement or the Warrants. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the passage of time or the giving of notice or both, (i) violate any provision of the Company’s Certificate of Incorporation or By-laws or (ii) violate any requirement of law or any material agreement to which the Company is a party. The Warrants have been duly executed and delivered by the Company, have been duly authorized and validly issued free and clear of all liens, encumbrances, equities and claims, are fully paid and nonassessable, and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity.

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14. MISCELLANEOUS
          14.1 Nonwaiver.
          No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holders shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.
          14.2 Notice Generally.
          Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
     (i) if to any Holder of Warrants, at its last known address appearing on the books of the Company maintained for such purpose;
     (ii) if to the Company, at its Designated Office;
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.
          14.3 Indemnification.
          If the Company fails to make, when due, any payments provided for in this Agreement, the Company shall pay to the applicable Holder (a) interest at the Agreed Rate on any amounts due and owing to such Holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including reasonable attorneys’ fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holders from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from a Company Default. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such Company Default.
          14.4 Limitation of Liability; No Stockholder Rights.
          No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holders, shall give rise to any liability or right of any such Holder to pay the Exercise Price for any Warrant Stock or any liability or rights as a stockholder of the Company, in each case other

22

than pursuant to an exercise of a Warrant and in each case whether such liability is asserted by the Company or by creditors of the Company.
          14.5 Remedies.
          Each Holder of Warrants, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement, and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.
          14.6 Successors and Assigns.
          Subject to the provisions of Sections 4.1 and 9, this Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holders. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time of Warrants, and shall be enforceable by any such Holder and, as provided in Section 4.1, such Holder’s permitted assigns.
          14.7 Amendment.
          This Agreement and the Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided, however, that no such modification or amendment that would treat any Holder in a discriminatory manner may be made without the prior written consent of such Holder.
          14.8 Severability.
          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
          14.9 Governing Law; Jurisdiction.
          In all respects, including all matters of construction, validity and performance, this Agreement and the Warrants and the obligations arising hereunder and thereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to contracts made and performed in such state, except with respect to the validity of this Agreement and the Warrants, the issuance of Warrant Stock upon exercise of the Warrants and the rights and duties of the Company with respect to registration of transfer, which shall be governed by the laws of the State of Delaware. The Company and each Warrant Holder hereby consents and agrees that the United States District Court for the Southern District of Florida or any court of the State of Florida

23

located in St. Lucie County, Florida, shall have, except as set forth below, exclusive jurisdiction to hear and determine any claims or disputes between the Company and a Holder of Warrants pertaining to this Agreement or the Warrants or to any matter arising out of or relating to this Agreement or the Warrants, provided, that it is acknowledged that any appeals from those courts may have to be heard by a court located outside of St. Lucie County, Florida.

24

          IN WITNESS WHEREOF, each of the Company and the Holders have caused this Agreement to be duly executed on its behalf by a duly authorized officer or representative.

XSTREAM SYSTEMS, INC.

By:
Name:
Title:
Signature Page to Warrant Agreement

EXHIBIT A — FORM OF WARRANT
XSTREAM SYSTEMS, INC.
Series C Warrant to Purchase Shares of
Common Stock, par value $.0001 per Share
NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR IS MADE IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.
THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A WARRANT AGREEMENT, DATED AS OF DECEMBER 19, 2007, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
THE TRANSFER, SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF DECEMBER 19, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG XSTREAM SYSTEMS, INC. (THE “COMPANY”) AND CERTAIN SECURITYHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.
No.
                     [•], 200_
          This Series C Warrant Certificate entitles [                    ], and its permitted assigns, to purchase from XStream Systems, Inc., a Delaware corporation (the “Company”), [                     ] shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share (the “Common Slock”), of the Company at the purchase price per share of $3.00 (subject to adjustment as provided in Section 5 of the hereinafter defined Warrant Agreement (as so adjusted, the “Exercise Price”)), at any time or from time to time prior to 5:00 P.M., New York, New York time, on the tenth anniversary of the date hereof (such date, the “Expiration Date”), all subject to the terms and conditions set forth in the Warrant Agreement, dated as of December 19, 2007 (as may be amended, modified or restated from time to time, the “Warrant Agreement”), by and among the Company and the holders from time to time of the Warrants (the “Holders”). The warrants represented by this Warrant Certificate are “Warrants” as defined and provided in the Warrant Agreement and are entitled to the rights and obligations therein provided. The Warrants may be exercised in whole or in part in the manner provided in the Warrant Agreement. The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, ditties and immunities of the Company and the Holder.
          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed and delivered on its behalf by its duly authorized officers.

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

ANNEX A
SUBSCRIPTION FORM
[To be executed only upon exercise of Warrant]
    The undersigned:
    [check one]

☐	hereby irrevocably exercises this Warrant with respect to, and hereby purchases,

☐	in accordance with Section 3(e) of the Warrant Agreement, hereby exercises this Warrant with respect to, and hereby purchases, conditioned upon the simultaneous closing of the sale, in an offering registered under the Securities Act or pursuant to the exercise of any drag-along or co-sale rights under the Shareholders Agreement, of the shares as to which this Warrant is being exercised and with the right to revoke such exercise in the event that the closing of such sale shall not occur,
[                    ] shares of Common Stock as provided in the Warrant Agreement and herewith makes payment of $[                    ] therefor, all at the price and on the terms and conditions specified in the Warrant Agreement, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                                          (the “Proposed Stockholder”) whose address is                                                             , and, if such shares of Common Stock hereby exercised do not equal the full number of shares of Common Stock for which this Warrant Certificate is exercisable, that a new Warrant Certificate of like tenor and date for the balance of such shares be delivered to the undersigned.
               In connection with the exercise of this Warrant, the undersigned has provided the Company with:
     (i) if (x) (he Shareholders Agreement (as defined in the Warrant Agreement) is in effect and will remain in effect after the issuance of the shares and (y) the Proposed Stockholder is not already a party to the Shareholders Agreement, a joinder agreement pursuant to which the Proposed Stockholder shall become a party to the Shareholders Agreement and
     (ii) if (x) the Registration Rights Agreement (as defined in the Warrant Agreement) is in effect and the shares issuable upon this exercise constitute “Registrable Securities” (as defined in the Registration Rights Agreement) and (y) the Proposed Stockholder is not already a party to the Registration Rights Agreement, a joinder agreement pursuant to which the Proposed Stockholder shall become a party to the Registration Rights Agreement;

provided that the foregoing clauses (i) and (ii) shall not apply to any exercise in connection with the exercise of any drag-along or co-sale rights under the Shareholders Agreement.

(Name)

(Signature)

(Street Address)

(City)	(State)	(Zip Code)

NOTICE:	Except as otherwise contemplated by Section 4.1 of the Warrant Agreement, the signature on this subscription must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

ANNEX B
ASSIGNMENT FORM
          FOR VALUE RECEIVED, the undersigned registered owner of the enclosed Warrant Certificate hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the right to purchase the number of shares of Common Stock of the Company indicated below, and if such shares shall not include all of the shares of Common Stock purchasable upon the exercise of Warrants represented by the enclosed Warrant Certificate, the Company shall issue and deliver a new Warrant Certificate to the undersigned of like tenor for such remaining shares not transferred hereunder:

Name and Address of Assignee	Number of Shares

and does hereby irrevocably constitute and appoint                                                              attorney-in-fact to register such transfer onto the books of XStream Systems, Inc. maintained for the purpose, with full power of substitution in the premises.
          If the Assignee is not already a party to the Shareholders Agreement and the Registration Rights Agreement (as those terms are defined in the Warrant Agreement), the undersigned registered owner of the enclosed Warrant Certificate has provided the Company with a fully executed joinder agreement pursuant to which the Assignee has become a party to the Shareholders Agreement and the Registration Rights Agreement.

Dated:	Print Name:

Signature:

Witness:

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT K
Amended and Restated Securityholders Agreement

EXECUTION COPY
AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT
Dated as of December 19, 2007
Among
XStream Systems, Inc.
and
Each of the Securityholders Named Herein

i

Table of Contents
(continued)

Page
7.8 Governing Law	18
7.9 Successors and Assigns	18
7.10 Further Assurances	18
7.11 Amendments and Waivers	18
7.12 Addition of Securityholders	19
7.13 Severability	19
7.14 Counterparts	19
7.15 Interpretation	19
7.16 Delivery by Facsimile	19
7.17 Failure to Deliver Securities	19

ii

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT
          THIS AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (this “Agreement”) is dated as of December 19, 2007 by and among XStream Systems, Inc., a Delaware corporation (the “Corporation”), each of the Persons set forth on Exhibit A attached hereto and each other holder of Securities (as hereinafter defined) that may hereafter become bound by the terms of this Agreement (each a “Securityholder” and collectively, the “Securityholders”).
RECITALS
          WHEREAS, pursuant to a Series A Preferred Stock Purchase Agreement dated as of March 14, 2007 (the “Original Purchase Agreement”) among the Company and certain of the Securityholders (collectively, the “First Round Investors”), the First Round Investors have purchased shares of the Company’s Series A Redeemable Convertible Preferred Stock, $.0001 par value per share (the “Series A Preferred Stock”);
          WHEREAS, pursuant to a First Amendment dated as of December 19, 2007 to the Original Purchase Agreement (the “First Amendment”) among the Corporation and certain of the Securityholders (collectively, the “Second Round Investors”), (i) the Second Round Investors have purchased shares of the Corporation’s Series B Redeemable Convertible Preferred Stock, $.0001 par value per share (the “Series B Preferred Stock”), together with warrants (the “Series B Warrants”) to purchase shares of the Corporation’s Common Stock, $.0001 par value per share (the “Common Stock”) and (ii) certain of the Second Round investors have the option to purchase shares of the Corporation’s Series C Redeemable Convertible Preferred Stock, $.0001 par value per share (the “Series C Preferred Stock”), together with warrants (the “Series C Warrants”) to purchase shares of the Corporation’s Common Stock;
          WHEREAS, the First Round Investors, certain other shareholders of the Corporation and the Corporation are parties to a Shareholders Agreement dated as of March 14, 2007 (the “Original Shareholders Agreement”), which they desire to amend and restate, among other things, to allow the Second Round Investors who are not already parties to the Original Shareholders Agreement to become parties, to include the Series B Preferred Stock and the Series B Warrants and to make provision for the Series C Preferred Stock and the Series C Warrants, if such stock and warrants are issued;
          WHEREAS, the Securityholders, collectively, are the holders of (i) a portion of the issued and outstanding shares of the Corporation’s Common Stock, (ii) all of the issued and outstanding shares of the Series A Preferred Stock and (iii) all of the issued and outstanding shares of the Series B Preferred Stock and Series B Warrants, with each respective Securityholder owning the Securities set forth on Exhibit A attached hereto;
          WHEREAS, the Corporation and the Securityholders desire, among other things, to restrict the transferability and ownership of the Securities and to provide for continuity and harmony in the management and operation of the Corporation, and therefore desire to set forth their agreements regarding the management of the Corporation and the ownership of the Securities; and
          WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Second Round Investors under the First Amendment.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below (capitalized terms used but not defined herein shall have the meanings set forth in the Certificate of Incorporation):
     “Affiliate” shall mean, with respect to any particular Person, any other Person that, directly or indirectly controls, is controlled by or is under common control with such particular Person. For the purpose of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” shall mean this Amended and Restated Securityholders Agreement.
     “Approved Sale” shall have the meaning specified in Section 4.1(a).
     “Board” shall mean the Board of Directors of the Corporation.
     “Certificate of Incorporation” shall mean the Corporation’s Certificate of Incorporation, as may be further amended or restated from time to time.
     “Change of Control Event” shall mean with respect to the Corporation, either in a single transaction or a series of transactions, (i) any sale or other disposition of the capital stock of the Corporation, or the merger or consolidation of the Corporation resulting, directly or indirectly, in greater than fifty percent (50%) of the issued and outstanding capital stock of the Corporation being owned, in the aggregate, by any Person or Persons other than the Shareholders or any of their Permitted Transferees or (ii) the sale or other disposition of all or substantially all the assets of the Corporation; provided, however, a merger or consolidation of the Company with or into a wholly-owned subsidiary that does not change the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) of the outstanding equity securities of the Corporation shall not be deemed a Change of Control Event.
     “Common Stock” shall have the meaning specified in the second recital of this Agreement.

2

     “Confidential Information” shall have the meaning specified in Section 7.5(b).
     “Conversion Common Shares” shall mean:
     (i) any shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock and
     (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation.
     “Corporation” shall have the meaning specified in the first paragraph of this Agreement.
     “Co-Sale Election Notice” shall have the meaning specified in Section 3.4(b).
     “Co-Sale Period” shall have the meaning specified in Section 3.4(b).
     “Co-Sale Pro Rata Share” shall have the meaning specified in Section 3.4(e).
     “Co-Sale Right” shall have the meaning specified in Section 3.4(a).
     “First Amendment” shall have the meaning specified in the second recital of this Agreement.
     “First Round Investor” shall have the meaning specified in the first recital of this Agreement and includes any Permitted Transferees.
     “Fully-Diluted Basis” shall mean assuming the exercise, conversion or exchange of all (i) options, warrants or other securities or rights to subscribe to or exercisable for the purchase of Shares, whether or not immediately exercisable, or (ii) other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Shares, whether or not immediately exercisable.
     “Initial Public Offering” means the Corporation’s initial public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act.
     “Investors” means the First Round Investors and the Second Round Investors.
     “Investor Director” shall have the meaning specified in Section 6.1(b).
     “Joinder” shall mean a joinder agreement, in the form of Exhibit B hereto, which shall be executed and delivered to the Corporation by each Person who becomes a Securityholder after the date hereof.

3

     “Management Shareholder” shall mean each of Brian Mayo, William Mayo and Walter Helfrecht.
     “Non-Selling Shareholder” shall have the meaning specified in Section 3.2(a).
     “Offer Period” shall have the meaning specified in Section 3.4(a).
     “Option Plan” shall mean the Corporation’s 2004 Stock Option Incentive Plan.
     “Original Purchase Agreement” shall have the meaning specified in the first recital of this Agreement.
     “Over-Allotment Election Notice” shall have the meaning specified in Section 3.2(b).
     “Over-Allotment Notice” shall have the meaning specified in Section 3.2(b).
     “Over-Allotment Option” shall have the meaning specified in Section 3.3.
     “Over-Allotment Option Securities” shall have the meaning specified in Section 3.3.
     “Permitted Issuances” means the issuance and sale of the Preferred Stock expressly contemplated by the Purchase Agreement.
     “Permitted Transferee” shall mean:
     (i) in the case of a Securityholder that is an entity, any Affiliate of such Securityholder,
     (ii) in the case of a Securityholder who is a natural person, (x) the spouse or descendant (whether by blood, adoption or marriage) of such Securityholder or (y) a trust, partnership or other entity at least 90% of the equity and voting power of which is held by such natural person or the individuals with respect to such natural person specified in clause (x) and
     (iii) in the case of an Investor that is an entity, any Person holding an equity interest (including a partnership interest or limited liability company interest) in such Investor.
     “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.
     “Preemptive Right Holder” shall have the meaning specified in Section 5.1(a).
     “Preemptive Right Notice” shall have the meaning specified in Section 5.1(a).

4

     “Preferred Shareholder” shall mean a holder of shares of Preferred Stock or Conversion Common Shares.
     “Preferred Stock” means Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.
     “Pro Rata Share” shall mean, with respect to any Non-Selling Securityholder, the fraction obtained by dividing the total number of Securities (computed on a Common Stock equivalent basis) then held by such Non-Selling Securityholder by the total number of Securities (computed on a Common Stock equivalent basis) held by all Non-Selling Securityholders then outstanding.
     “Purchase Agreement” means the Original Purchase Agreement, as amended by the First Amendment.
     “Right of First Refusal” shall have the meaning specified in Section 3.1.
     “Right of First Refusal Election Notice” shall have the meaning specified in Section 3.2(a).
     “Sale of the Corporation” shall mean either:
     (i) the sale, lease, Transfer, conveyance or other disposition, in one transaction or a series of related or unrelated transactions, of all or substantially all of the assets of the Corporation and its wholly-owned Subsidiaries, taken as a whole, or
     (ii) a transaction or series of related or unrelated transactions (including by way of merger, consolidation, recapitalization, reorganization or sale or issuance of shares) the result of which is that the holders of capital stock of the Corporation immediately prior to such transaction are (after giving effect to such transaction) no longer (or their respective Affiliates or their Permitted Transferees, are no longer), in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) directly or indirectly, through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Corporation (or any successor thereto resulting from any such transaction(s)).
     “Second Round Investor” shall have the meaning specified in the second recital of this Agreement and includes any Permitted Transferees.
     “Securities” means shares of Common Stock, shares of Preferred Stock, Series B Warrants or Series C Warrants, or one or more of the foregoing.
     “Securities Act” means the Securities Act of 1933, as amended.

5

     “Securityholder” means a holder of one or more Securities that is a party to this Agreement.
     “Selling Securityholder” shall have the meaning specified in Section 3.1.
     “Series A Preferred Stock” shall have the meaning specified in the first recital of this Agreement.
     “Series B Preferred Stock” shall have the meaning specified in the second recital of this Agreement.
     “Series C Preferred Stock” shall have the meaning specified in the second recital of this Agreement.
     “Shareholder” means a holder of shares of Common Stock, Preferred Stock or both, that is a party to this Agreement.
     “Shares” shall mean and include shares of Common Stock, shares of Preferred Stock, including any Conversion Common Shares, and all other securities of the Corporation which may be convertible into, exchangeable for, exercisable for or issued in exchange for or in respect of shares of Common Stock or Preferred Stock, including any Conversion Common Shares (it being understood that for purposes of determining any vote or consent of holders of Shares, the respective number of Shares held by a Shareholder shall be determined on a Fully-Diluted Basis).
     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which:
     (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or
     (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.
For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.
     “Transfer” shall mean any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, gift, grant of a security interest or other direct or indirect

6

disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or will or the laws of descent and distribution). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
     “Transfer Notice” shall have the meaning specified in Section 3.2(a).
ARTICLE II
TRANSFERS
     2.1 General Prohibition on Transfers.
          (a) No Securityholder shall, directly or indirectly, Transfer any of such Securityholder’s Securities except (i) in accordance with the terms and conditions of this Agreement or (ii) to any Permitted Transferee. Any Transfer made or attempted in violation of this Agreement shall be null and void.
          (b) Notwithstanding anything to the contrary contained in this Agreement, no Management Shareholder shall Transfer any of such Management Shareholder’s Securities other than to a Permitted Transferee until March 14, 2012.
          (c) Each Securityholder agrees not to, directly or indirectly, Transfer any of such Securityholder’s Securities to any Person whose activities, products or services directly compete with the activities, products or services of the Corporation as reasonably determined in good faith by the Board as of the date of such proposed Transfer; provided that the foregoing limitation shall not apply to Transfers registered under the Securities Act or Rule 144 promulgated thereunder. The Corporation may impose stop transfer instructions with its transfer agent in order to enforce the foregoing limitation.
          2.2 Holdback. Each Securityholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 promulgated under the Securities Act (as such rule may be amended from time to time) of Securities, or any securities, options or rights convertible into or exchangeable or exercisable for Securities, or to lend, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities, or any securities, options or rights convertible into or exchangeable or exercisable for Securities, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences associated with ownership of the Securities, during the period beginning on the effective date of the registration statement relating to the Initial Public Offering and ending on the date specified by the Corporation and the underwriters managing such offering (such period not to exceed 180 days), except as part of such offering and unless the underwriters managing such offering otherwise agree. Each Securityholder agrees to execute the standard lock-up agreement of the underwriters managing such offering reflecting the foregoing. In order to enforce the foregoing, the Corporation may impose stop-transfer instructions with respect to the Securities of each Securityholder until the end of such period.

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          2.3 Transferees Required to Execute this Agreement. With respect to any Transfer of Securities by a Securityholder to any Transferee (including a Permitted Transferee), such Transferee shall, as a condition precedent to such Transfer, (a) execute and deliver to the Corporation a Joinder, pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement to the same extent as the Transferor, and (b) execute any other documents or agreements reasonably requested by the Board.
ARTICLE III
RIGHT OF FIRST REFUSAL AND CO-SALE RIGHT
ON PROPOSED TRANSFERS OF SECURITIES
          3.1 Right of First Refusal. Each Securityholder hereby grants to (a) each Preferred Shareholder and (b) the Corporation a right of first refusal (a “Right of First Refusal”) to purchase any or all Securities which such Securityholder (the “Selling Securityholder”) may, from time to time, propose to Transfer (other than with respect to a Transfer to a Permitted Transferee).
          3.2 Procedure. (a) In the event a Selling Securityholder wishes to make a Transfer of Securities (other than with respect to a Transfer to a Permitted Transferee), the Selling Securityholder shall deliver written notice (the “Transfer Notice”) to the Corporation specifying, in reasonable detail, (i) its bona fide intention to Transfer such Securities, (ii) the type of Securities to be Transferred, (iii) the number of such Securities to be Transferred, (iv) the proposed price per security therefor and material terms and conditions upon which the proposed Transfer is to be made, (v) the identity of each of the proposed Transferees and (vi) all other information reasonably necessary or requested by the Corporation to fully describe and confirm the bona fide nature of the proposed Transfer. As soon as practicable after the receipt of the Transfer Notice, the Corporation shall distribute such Transfer Notice to each Preferred Shareholder (or, in the case of a Selling Securityholder that is a Preferred Shareholder, to each other Preferred Shareholder) (the “Non-Selling Securityholders”). Each Non-Selling Securityholder shall have 15 days from the date of the receipt of the Transfer Notice to exercise its Right of First Refusal to purchase such Non-Selling Securityholder’s respective Pro Rata Share (but not less than such Non-Selling Securityholder’s Pro Rata Share) of the Securities subject to the Transfer Notice (for the price and upon the terms specified therein). If any Non-Selling Securityholder elects to purchase its respective Pro Rata Share, such Non-Selling Securityholder shall notify the Corporation and the Selling Securityholder within the 15-day period referenced above by written notice (the “Right of First Refusal Election Notice”).
          (b) If, after the expiration of the 15-day period referenced above, any Non-Selling Securityholder has not exercised its Right of First Refusal to purchase its respective Pro Rata Share, the Corporation shall, within 5 days of the expiration of such 15-day period, provide the other Non-Selling Securityholders with written notice (the “Over-Allotment Notice”) indicating the aggregate amount of Securities as to which all Non-Selling Securityholders shall not have exercised their Rights of First Refusal. Each Non-Selling Securityholder who shall have elected to purchase its full Pro Rata Share of the Securities proposed to be Transferred by the Selling Securityholder shall have 10 days upon receipt of the Over-Allotment Notice to give notice (the “Over-Allotment Election Notice”) to the Corporation and the Selling Securityholder whether it elects to exercise its Over-Allotment Option granted in Section 3.3.

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          (c) If, after expiration of the additional 10-day period referenced in Section 3.2(b), the Non-Selling Securityholders in the aggregate have elected not to purchase all of the Securities subject to the Transfer Notice, then the Corporation shall have 10 days from the expiration of such additional 10-day period to purchase any or all of the Securities subject to the Transfer Notice and not purchased by the Non-Selling Securityholders by delivering written notice to the Selling Securityholder.
          (d) If the Corporation or any Non-Selling Securityholder shall have failed to deliver to the Selling Securityholder or the Corporation written notice with respect to its Right of First Refusal within the time periods described in this Section 3.2, it shall be deemed to have waived the rights described herein.
          (e) Settlement for the Securities to be purchased by either the Corporation or any Non-Selling Securityholder pursuant to this Section 3.2 shall be made in cash within 50 days from the Corporation’s deemed date of receipt of the Transfer Notice; provided, however, that if the terms of payment for the Securities specified in the Transfer Notice were for other than cash against delivery, each of the Corporation and the Non-Selling Securityholders may pay to the Selling Securityholder the fair market value of such consideration (as determined in good faith by the Board) in cash.
          3.3 Over-Allotment Option. In the event that the Non-Selling Securityholders in the aggregate do not purchase all of the Securities offered by the Selling Securityholder pursuant to the Right of First Refusal described in this Article III, then any Non-Selling Securityholder that shall have exercised its Right of First Refusal to purchase its full Pro Rata Share of such Securities shall also have the right (the “Over-Allotment Option”) to purchase up to all of its respective pro rata share among such Non-Selling Securityholders (or such other proportion as may be agreed to by all of the Non-Selling Securityholders that have exercised their Rights of First Refusal) of the remaining Securities (the “Over-Allotment Option Securities”) offered in accordance with this Section 3.3, in addition to such Securities it has already elected to purchase, as provided in Section 3.2(b).
          3.4 Co-Sale Rights, (a) If, after the expiration of the 40-day period beginning on the Corporation’s deemed receipt of the Transfer Notice (the “Offer Period”), the Corporation and the Non-Selling Securityholders have not elected to purchase, in aggregate, all of the Securities subject to the Transfer Notice, then each of the Non-Selling Securityholders shall have a co-sale right (a “Co-Sale Right”) to sell, upon the terms and conditions contained in the applicable Transfer Notice and in accordance with the procedures set forth in this Section 3.4 (it being understood that, if more than one class or type of Securities is to be sold, the relative prices of such Securities shall be determined as provided in Section 3.4(d)), to the proposed Transferee up to that number of Securities of the same class or type proposed to be Transferred equal to its Co-Sale Pro Rata Share (as defined below); provided, however, that if the Selling Securityholder is Transferring Common Stock, each of the Non-Selling Securityholders may sell shares of Preferred Stock (the number of which shall be determined on an as-converted basis) to the proposed Transferee; provided further that notwithstanding the immediately preceding proviso, in the event that a Non-Selling Securityholder that wishes to exercise its Co-Sale right holds Securities of the same class or type proposed to be Transferred by the Selling Securityholder,

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such Non-Selling Securityholder must sell such Securities to the proposed Transferee prior to selling Securities of any other class or type to the proposed Transferee.
          (b) Each Non-Selling Securityholder shall have 15 days from the expiration of the Offer Period (the “Co-Sale Period”) to exercise its Co-Sale Right as provided in this Section 3.4 by delivering written notice (the “Co-Sale Election Notice”) to the Selling Securityholder, with a copy to the Corporation. The Co-Sale Election Notice shall specify the number of Securities that such Non-Selling Securityholder elects to sell (up to such Co-Sale Pro Rata Share). A Non-Selling Securityholder’s failure to deliver a Co-Sale Election Notice with respect to such Securities within such 15-day period shall be deemed a waiver of its Co-Sale Right with respect to the proposed Transfer.
          (c) If a prospective Transferee refuses to purchase Securities from a Non-Selling Securityholder exercising its Co-Sale Right hereunder, the Selling Securityholder shall not sell any Securities to such prospective Transferee unless and until, simultaneously with such sale, the Selling Securityholder shall purchase such Securities from the Non-Selling Securityholder for the same consideration (or cash equal to the fair market value thereof as determined in good faith by a majority of the Board) and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.
          (d) In the event that a Non-Selling Securityholder has delivered a Co-Sale Election Notice with respect to Securities that are of a class or type other than the class or type being sold by the Selling Securityholder to the proposed Transferee, the price per share to be paid by the proposed Transferee for such Non-Selling Securityholder’s Securities shall be determined in good faith by a majority of the Board and shall be equal on a relative basis to the price per share being paid by the proposed Transferee for the Selling Securityholder’s Securities, taking into account the relative rights and privileges of the respective classes of Securities.
          (e) Each Non-Selling Securityholder’s “Co-Sale Pro Rata Share” with respect to any proposed Transfer is that number of Securities equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock (calculated on a Fully-Diluted Basis) subject to the Transfer Notice by (ii) a fraction, (x) the numerator of which is the number of shares of Common Stock (calculated on a Fully-Diluted Basis) then held by such Non-Selling Securityholder and (y) the denominator of which is the total number of shares of Common Stock then outstanding (calculated on a Fully-Diluted Basis).
          3.5 Transfer of Securities upon Failure to Exercise Right of First Refusal or Co-Sale Right. The Selling Securityholder may, during the 60-day period following the expiration of the Co-Sale Period, conclude a Transfer of any or all of the Securities covered by the Transfer Notice and not otherwise subject to the Right of First Refusal or Co-Sale Right, on terms and conditions the same or the same in all material respects as those described in the Transfer Notice; provided, however, that if the Selling Securityholder fails to consummate the proposed Transfer described in the Transfer Notice during the 60-day period following the expiration of the Co-Sale Period, or if a proposed Transfer is to be consummated on terms that are not the same in all material respects as those disclosed in the Transfer Notice or with a proposed Transferee other than that identified in the Transfer Notice, then the Selling

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Securityholder shall be required to comply anew with the requirements of this Article III prior to consummating the proposed Transfer.
ARTICLE IV
DRAG-ALONG OBLIGATIONS
          4.1 Drag-Along Obligations of Securityholders. (a) For so long as the Investors own (or would own after giving effect to all of the transactions contemplated by the Purchase Agreement) at least 20% of the outstanding Securities (on a Fully-Diluted Basis), if the Board (including a majority of the Investor Directors (as defined in Section 6.1(b)) and a majority of the holders of outstanding shares of Common Stock and Preferred Stock (voting on a Common Stock equivalent basis) approve a Sale of the Corporation (an “Approved Sale”), then each Securityholder covenants and agrees to vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (x) merger or consolidation, each Securityholder covenants and agrees to waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation, (y) sale of Securities, each Securityholder covenants and agrees to sell all of his, her or its Securities and rights to acquire Securities on the terms and conditions so approved or (z) sale of all or substantially all of the assets of the Corporation, each Securityholder covenants and agrees to approve any subsequent liquidation of the Corporation in connection therewith. In addition, each Securityholder covenants and agrees to take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Board.
          (b) Conditions to Drag-Along Obligations. The obligations of the Securityholders described in Section 4.1 (a) with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Securityholder shall receive the same portion of the aggregate consideration that such Securityholder would have received if such aggregate consideration had been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Corporation’s Certificate of Incorporation as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority); and (ii) upon the consummation of any such Approved Sale, all of the Securityholders of a particular class of Securities shall receive (or shall have the option to receive) the same form of consideration.
          4.2 Indemnification in Approved Sale. (a) In connection with any Approved Sale, the Securityholders shall be obligated to join on a pro rata basis (based on each such Securityholder’s share of the aggregate proceeds paid with respect to its equity interest in the Corporation) in any indemnification obligation agreed to in connection with such Approved Sale (other than any such obligations that relate specifically to a particular Securityholder such as indemnification with respect to representations and warranties given by a Securityholder regarding such Securityholder’s title to and ownership of Securities); provided, that: (x) no such Securityholder shall be obligated in connection with such Approved Sale to indemnify the prospective Transferee or its Affiliates with respect to an amount in excess of the net cash proceeds paid to such Securityholder in connection with such Approved Sale; (y) any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Securityholders; and (z) each such Securityholder shall pay its pro rata share of the expenses incurred by the Securityholders in connection with such Approved Sale.

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          (b) Notwithstanding anything contained in this Agreement, in no event will any Securityholder be required to make any representations or warranties in connection with an Approved Sale that are joint and several with any other Securityholder(s) or that pertain to matters other than title to the Common Stock or other securities held by such Securityholder, such Securityholder’s capacity, authority or power to consummate or participate in the transaction in question and other matters peculiar to such Securityholder and customary for the type of transaction being consummated.
ARTICLE V
PREEMPTIVE RIGHTS
          5.1 Preemptive Rights. (a) If the Corporation proposes to issue or sell any New Securities (as defined in this Section 5.1) after the date hereof, the Corporation shall notify in writing each Preferred Shareholder (each a “Preemptive Right Holder”) of such proposed transaction (the “Preemptive Right Notice”). The Preemptive Right Notice shall describe the proposed issuance or sale, identify the proposed buyer and contain an offer to sell to each Preemptive Right Holder, at the same price and for the same consideration (subject to the last sentence of this paragraph) to be paid by the proposed buyer, additional New Securities of the same class and type being offered to the proposed buyer in an amount equal to the product obtained by multiplying (i) the number of New Securities being offered to the proposed buyer by (ii) a fraction, (x) the numerator of which is the number of shares of Preferred Stock and Conversion Common Shares held by such Preemptive Right Holder (calculated on a Fully-Diluted Basis) and (y) the denominator of which is the total number of shares of Preferred Stock and Conversion Common Shares then outstanding (on a Fully-Diluted Basis). If the purchase price for the New Securities to be paid by the proposed buyer is in some form other than cash, then a Preemptive Right Holder may pay for the additional New Securities it is entitled to purchase hereunder in cash (with the fair market value of any non-cash consideration to be paid by such buyer to be determined in good faith by the Board). A Preemptive Right Holder shall have 15 days from the receipt of a Preemptive Right Notice to accept the offer contained in such Preemptive Right Notice, and any purchase of New Securities by a Preemptive Right Holder shall be made within 30 days of receipt of the Preemptive Right Notice by such Preemptive Right Holder.
          (b) If any Preemptive Right Holder fails to accept the offer contained in the Preemptive Right Notice within 15 days after the receipt thereof, the Corporation shall be entitled to sell such New Securities free of any right on the part of such Preemptive Right Holder under this Section 5.1 during the 180 days following such 15-day period at a price not less than, and on other terms and conditions not more favorable than, that offered to such Secondary Preemptive Right Holder. Any New Securities offered or sold by the Corporation after such 180-day period must be reoffered to all Preemptive Right Holders, in accordance with the terms of this Section 5.1.
          (c) Except as set forth in the immediately following sentence, “New Securities” shall mean any shares of capital stock of the Corporation, including Common Stock and preferred stock (including Preferred Stock), whether or not now authorized, and rights, options or warrants to purchase shares of Common Stock or preferred stock (including Preferred Stock) and securities of any type whatsoever that are, or may by their terms become, convertible into or

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exchangeable for shares of Common Stock or preferred stock. Notwithstanding the foregoing, “New Securities” shall not include the following:
     (i) shares of Common Stock issued upon the conversion of the Preferred Stock;
     (ii) the Warrants or any shares of Common Stock issued upon exercise of the Warrants;
     (iii) shares of Common Stock issued upon the exercise of Options or other Convertible Securities outstanding as of March 14, 2007;
     (iv) securities issued pursuant to a Board-approved (including at least one of the Investor Directors) acquisition of an entity by merger, purchase of substantially all of the assets or other reorganization;
     (v) shares of Common Stock issued to Catalyst pursuant to the Options granted under the Catalyst Letter Agreements;
     (vi) shares of Common Stock issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Corporation;
     (vii) up to an aggregate of 250,000 shares of Common Stock reserved for issuance per year pursuant to the Option Plan (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and shares of Common Stock reserved for issuance pursuant to the Option Plan in lieu of the repayment of certain salary deferrals as approved by a majority of the Board (including at least one of the Investor Directors), which foregoing shares may be subject to Options or restricted stock awards granted under the Option Plan; provided that any Options that expire or terminate unexercised or any restricted stock awards that are repurchased by the Corporation pursuant to the terms of such award shall not be counted toward the maximum number set forth in this subparagraph (vii) unless and until such shares are subject to new restricted stock awards (or new Options) pursuant to the terms of the Option Plan;
     (viii) shares of Common Stock issued or issuable (including pursuant to Options) to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions in the ordinary course of business and approved by a majority of the Board, including a majority of the Investor Directors;
     (ix) shares of Common Stock issued or issuable in connection with bona-fide sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships or joint ventures entered into in the ordinary course of business and approved by a

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majority of the Board, including a majority of the Investor Directors (and by at least a majority of the shares of Preferred Stock and Conversion Common Shares, voting as a single class on a Fully-Diluted Basis, then outstanding, if required pursuant to the Certificate of Incorporation;
     (x) securities issued in connection with a Qualified IPO; or
     (xi) Permitted Issuances;
provided that the aggregate number of shares of Common Stock issued or issuable pursuant to clauses (viii) and (ix) above shall not exceed 100,000 in any twelve-month period.
ARTICLE VI
BOARD OF DIRECTORS AND VOTING AGREEMENT
          6.1 Size and Composition of Board. From and after the date of this Agreement and until the termination hereof in accordance with Section 7.1, each Securityholder shall vote all of its shares of Preferred Stock and Common Stock and any other voting securities of the Corporation over which such Securityholder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a shareholder, director, member of a committee of the Board or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and shareholder meetings), so that:
          (a) the authorized number of directors on the Board shall be established at, and shall remain during the term of this Agreement fixed at, seven (7) directors, except for any increases in the size of the Board provided for upon the occurrence of certain events set forth in the Certificate of Incorporation;
          (b) for so long as any shares of Preferred Stock or Conversion Common Shares remain outstanding, two (2) persons nominated by the holders of a majority of shares of Common Stock (on a Fully-Diluted Basis) held by the Preferred Shareholders shall be elected to the Board (any director nominated or designated pursuant to this Section 6.1(b) or 6.1(c), an “Investor Director”);
          (c) if any Investor Director ceases to serve as a member of the Board during his or her term of office, whether due to such director’s death, resignation or removal (subject to Section 6.1(d)), then the resulting vacancy shall be filled by a representative designated by the holders of a majority of shares of Preferred Stock and Conversion Common Shares (voting on a Common Stock equivalent basis) held by the Preferred Shareholders; and
          (d) no Investor Director shall be removed from the Board without the written consent of the holders of a majority of shares of Preferred Stock and Conversion Common Shares (voting on a Common Stock equivalent basis) held by the Preferred Shareholders.

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          6.2 Committees of the Board.
          (a) The Board shall establish and maintain a compensation committee which shall recommend to the Board for approval the compensation of the senior management of the Corporation and each Subsidiary of the Corporation (including any stock option grants, bonus levels and all other decisions relating to the administration of any stock option or bonus agreement or program). The compensation committee shall be composed of three members, one of whom shall be an Investor Director.
          (b) If the Board establishes and maintains an audit committee, such audit committee shall have delegated to it all power of the Board to carry out the customary duties of an audit committee. Any such audit committee shall be composed of three members, one of whom shall be an Investor Director.
          6.3 Covenants of the Corporation. The Corporation agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include the use of the Corporation’s best efforts to cause the nomination and election of the directors as provided above. The Corporation shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested in order to protect the rights of the parties hereunder against impairment.
          6.4 Third Party Beneficiary. Each Securityholder agrees that the Corporation shall be a third party beneficiary under this Agreement and that, as such, the Corporation shall be empowered to demand, through legal action or otherwise, the strict adherence by each Securityholder to the terms hereof and the enforcement of this Agreement. In addition, the Corporation shall be entitled to recover damages from any Securityholder who breaches this Agreement.
          6.5 Voting Agreement. Section 6.1 of this Agreement is intended to constitute a voting agreement in accordance with Section 218(c) of the General Corporation Law of the State of Delaware.
          6.6 Expenses. The Corporation will reimburse each director for his or her reasonable out-of-pocket expenses incurred in attending any meeting of the Board or any committee of the Board.
ARTICLE VII
GENERAL PROVISIONS
          7.1 Termination. This Agreement shall terminate, and all rights and obligations hereunder shall cease (other than the provisions of Article IV, the final sentence of this Section 7.1, and Sections 7.5 7.6, 7.7, 7.8 and 7.13 through 7.17), upon the occurrence of any of the following events:

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          (a) The liquidation or dissolution of the Corporation, whether voluntary or involuntary, unless incidental to a reorganization of the Corporation or the distribution of its assets to a parent company;
          (b) The adjudication of the Corporation as bankrupt, the execution by it of an assignment for the benefit of creditors or the appointment of a receiver for the Corporation or a material portion of its assets, if such appointment is not vacated within 90 days after the effective date of such appointment;
          (c) The written consent of (i) the Corporation and (ii) the holders of a majority of the shares of Common Stock (on a Fully-Diluted Basis) held by the Securityholders party hereto, including a majority of the Conversion Common Shares, voting separately as a single class on a Fully-Diluted Basis;
          (d) A Change of Control Event; or
          (e) A Qualified IPO (as defined in the Certificate of Incorporation).
          Upon the expiration or termination of this Agreement, the restrictive legend set forth in Section 7.4 shall promptly be removed from all certificates representing Securities.
          7.2 Restrictions on Other Agreements. No Securityholder shall enter into any shareholder agreement or other arrangements of any kind with any Person with respect to the Securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Securityholders), including agreements or arrangements with respect to the acquisition, disposition or voting of Securities.
          7.3 Specific Enforcement. Each Securityholder expressly agrees that the other Securityholders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by any Securityholder, each of the other Securityholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.
          7.4 Legend. Each certificate or instrument representing any of the Securities shall bear a legend in substantially the following form:
“THE TRANSFER, SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF DECEMBER 19, 2007, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG XSTREAM SYSTEMS, INC. (THE “COMPANY”) AND CERTAIN SECURITYHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH

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TRANSFER. A COPY OF SUCH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
          7.5 Confidentiality, (a) Each Securityholder agrees to keep all Confidential Information (as defined below) confidential and not use or disclose such information to others during the term of this Agreement and at all times thereafter, except (i) to such Securityholder’s attorneys, accountants or financial advisors, provided that, prior to any such disclosure, such Securityholder has delivered written notice to such attorneys, accountants and financial advisors that the information is subject to prohibitions upon use or disclosure pursuant to the terms of this Agreement, and provides the Company concurrently with a copy of each such notice or (ii) as required by law. In the event any Securityholder is no longer a securityholder of the Company, such securityholder shall neither take nor retain, without prior written authorization from the Company, any other Confidential Information, or copies thereof, of any kind belonging to the Company. Without limiting other possible rights or remedies to the Company for such Securityholder’s breach of this covenant, each Securityholder acknowledges and agrees that injunctive or other equitable relief shall be available to the Company to enforce this covenant, without having to post a bond, cash or otherwise.
          (b) “Confidential Information” means and shall include any and all of the following: (i) the parties to this Agreement; (ii) the respective ownership or other economic interest that each Securityholder has with respect to the Company; and (iii) all trade secrets, know-how, and all information concerning the business and affairs of the Company and its Subsidiaries (including historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and client data and information), however documented, that has been or may hereafter be provided or shown to a Securityholder by the Company or by the directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors, of the Company. Confidential Information does not include information which (i) is in the public domain; (ii) is received by a Securityholder outside of the Securityholder’s relationship with the Company or any of its Subsidiaries from a party not directly or indirectly under an obligation of confidentiality to the Company or its Subsidiaries; (iii) later becomes public, unless such information is made public by the Securityholder in breach of this Agreement or by any other party directly or indirectly under an obligation of confidentiality to the Company or its Subsidiaries; or (iv) which a Securityholder is required to disclose by or to any court of competent jurisdiction or any other governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction; provided, that such Securityholder shall, prior to any such disclosure, immediately notify the Company or the Securityholder to which the information required to be disclosed relates of such requirement in order to allow the Company or such affected Securityholder a reasonable opportunity to seek protective measures of such Confidential Information.
          7.6 Notices. Any notices required or permitted to be sent hereunder to a Securityholder shall be delivered personally, transmitted by fax, mailed via certified mail (return receipt requested) or delivered by overnight courier service to the address set forth on the stock

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record books of the Corporation, or such other address as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery if delivered personally, upon receipt of confirmation of transmission if transmitted by fax, three business days after mailing if mailed, or one business day after delivery to the courier if delivered by overnight courier service. Any notices to the Corporation shall be sent to the following:

XStream Systems, Inc.	With a copy to:
10305 102nd Terrace	Blank Rome LLP
Suite 101	1200 North Federal Highway — Suite 417
Sebastian, FL 32958	Boca Raton, Florida 33432
Attention: Chief Executive Officer	Attention: Bruce C. Rosetto
Facsimile: (772) 589-4622	Facsimile: (561) 417-8101
          7.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings between or among the parties hereto (whether written or oral), including that certain Stockholders Agreement, dated as of October 7, 2004, among the Company, the Investors named therein and Brian Mayo, and the Original Shareholders Agreement.
          7.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the choice of law provisions of such State or any other State.
          7.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and Permitted Transferees.
          7.10 Further Assurances. The parties hereto agree, upon the reasonable request of the Board, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
          7.11 Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of (i) the Corporation and (ii) the holders of a majority of the shares of Common Stock (on a Fully-Diluted Basis) held by the Securityholders party hereto, including a majority of the Conversion Common Shares, acting separately as a single class on a Fully-Diluted Basis, provided that if a proposed waiver or amendment would treat any Securityholder in respect of such Securityholder’s Securities differently from the other Securityholders holding the same Securities, then the consent of such Securityholder shall be required to effect any such waiver or amendment. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party hereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

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          7.12 Addition of Securityholders. As requested by the Corporation, this Agreement shall be binding upon additional securityholders upon the acquisition by them of capital stock of the Corporation, and upon execution of a Joinder by the additional Securityholder and the Corporation, as if all such signatories were original signatories to this Agreement, as Securityholders.
          7.13 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.
          7.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          7.15 Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
          7.16 Delivery by Facsimile. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall reexecute original forms thereof and deliver them to all other parties. No party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
          7.17 Failure to Deliver Securities. If any Securityholder who has become obligated to sell Securities hereunder shall fail to deliver such Securities to the Corporation in accordance with the terms of this Agreement, the Corporation may, at its option, send to such Securityholder by registered mail, return receipt requested, the consideration for such Securities as is herein specified. Thereupon, the Corporation shall (i) cancel on its books the certificate or certificates in the name of the Corporation representing such Securities and (ii) issue, in lieu thereof, a new certificate or certificates in the name of the Corporation representing such

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Securities, and thereupon all of such Securityholder’s rights in and to such Securities shall terminate, subject to any previously asserted and outstanding claim by such Securityholder.
* * * * *

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          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

XSTREAM SYSTEMS, INC.

By:
Name:
Title:
Signature Page to Shareholders Agreement

INVESTOR:

Name:
Signature Page to Shareholders Agreement

EXHIBIT A
SECURITYHOLDERS OF THE CORPORATION

		Series A	Series B	Series C	Series B	Series C
Shareholder	Common Stock	Preferred Stock	Preferred Stock	Preferred Stock	Warrants*	Warrants*
Mayo Family Revocable Trust Dated 7-13-2000	276,416	—
The Mayo Children’s 2000 Irrevocable Trust Dated 7-13-2000	100,000	—
William Mayo	195,000	—
Walter Helfrecht	195,000	—
Paul J. Micciche	11,750	—
Paul M, Micciche	1,340	—
Robert M. Gibb	42,664	—
Roger T. Sobkowiak	11,950	—
Barry Horne	3,300	—
Darren Sylvia	9,167	—
Daniel M. Durand	13,638	—
Robert Kochem	153	—
Joseph Coakley	100

*	Each warrant initially represents the right to acquire one share of Common Stock.

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		Series A	Series B	Series C	Series B	Series C
Shareholder	Common Stock	Preferred Stock	Preferred Stock	Preferred Stock	Warrants*	Warrants*
Laurie Tegreene	100	—
Vincent E. DeTurris	20,000	—
Morgan Stanley Active Asset Account, Julie	6,579	—
O’Brien Trustee
Sherry Meaders	180	—
Mallie Ireland	57,648	—
William Towles	42,664	—
Robert & Sheila Washburn	38,577
James L. Wenzel	500
Tom Martz	21,332
Robert W. Bracken	6,579	—
The KCHL Revocable Trust DTD, 8-24-95	10,666	—
The Decendent’s Trust of the Lightfoot Revocable Trust DTD, 2-22-83	31,998	—
The Survivor’s Trust of the Lightfoot Revocable Trust DTD, 2-22-83	42,664	—
James W & Christine Ancey	13,158
Charles Mcdonell, MD	42,664
Edward D. Conroy	100	—
Hugh Thompson and Ann Thompson, Joint Tenants with Right of Survivorship	42,664	—
Hugh Thompson, Jr.	19,737	—

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		Series A	Series B	Series C	Series B	Series C
Shareholder	Common Stock	Preferred Stock	Preferred Stock	Preferred Stock	Warrants*	Warrants*
Doug Frye	10,666
Wendy Thompson	10,666	—
Jeff Brown	50	—
Terry Thompson	10,666	—
John H. Isenhour	21,332	—
Gary Steven Thompson	10,666	—
James W. Ryan	21,332	—
Wilshire Investors, LLC	42,664	—
Tom Chau	800
Susan M. Carol	10,666
Rebecca Shealy	10,666	—
State University of New Jersey, Rutgers	73,500	—
The Kathryn M. Dircks and Randy Joel Dircks Living Trust DTD, 10-11-05	5,000	—
Nikitas and Andonia Kleopoulos, Joint Tenants with Right of Survivorship	13,158	—
Ronald H. Dunbar	6,579	—
Frazer, Ryan, Goldberg, Arnold & Gittler LLP 401(k) Plan — FBO James W. Ryan	21,332	—
Gaylord Brooks Investment LLC	31,998	—
Debi Collins	72

3

		Series A	Series B	Series C	Series B	Series C
Shareholder	Common Stock	Preferred Stock	Preferred Stock	Preferred Stock	Warrants*	Warrants*
Lowrey Family Investments LLC	—	263,160
Summit Investors of Vero, Ltd.	—	65,790
Michael W. Haley Revocable Trust	—	65,790
William Scully	—	65,790
William Jennings	—	52,632
Robert Morrissey	—	52,632
Robert Girling	—	32,895
Joseph Melone	—	32,895
52 River Course Associates LLC	—	32,895
Walter Lovejoy	—	26,316
Peter Barrett	—	13,158
Arthur Calcagnini	—	13,158
Joseph Cornacchia	—	13,158
Dennis Cummings	—	13,158
John Edison	—	13,158
Navarro Family Partners	—	13,158
Phillip Odeen	—	13,158
Robert Poden	—	13,158
Earl Segerdahl	—	13,158
Geoffrey L. Stringer	—	13,158

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		Series A	Series B	Series C	Series B	Series C
Shareholder	Common Stock	Preferred Stock	Preferred Stock	Preferred Stock	Warrants*	Warrants*
Arthur Mclnerney	—	6,579
James Coyne	—	6,579
James Bernhart	—	6,579
Jane Delaire	—	6,579
Alvin J. Delaire Jr.	—	6,579
The Sanford Katz & Irma Katz Revocable Trust	—	6,579
Feldrnan Partners	—	6,579
Robert Kennedy	—	6,579
Robert A. Prindiville	6,579	13,498
Samuel B. Hayes III, Revocable Trust	6,579	26,867
Thomas W. Cook	79,654	13,450
Michael Paterson	—	13,342
C.B. (Jack) Rogers, Jr.	49,243	13,313
Scott and Debbie Bell	—	6,624

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EXHIBIT B
FORM OF JOINDER
     The undersigned hereby acknowledges receipt of a copy of that certain Amended and Restated Securityholders Agreement, dated as of December 19, 2007, among XStream Systems, Inc. (the “Corporation”) and each Person-set forth on Exhibit A thereto and each other holder of Securities (as defined therein) that may hereafter become bound by the terms thereof (as amended from time to time, the “Securityholders Agreement”), and hereby certifies to the other parties thereto that it has read and fully understands the Securityholders Agreement, that it has had an opportunity to review and discuss the terms and conditions of the Securityholders Agreement with its legal counsel and other advisors, and that it agrees to be bound by the terms and conditions of the Securityholders Agreement as if it were an original signatory thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securityholders Agreement.
     IN WITNESS WHEREOF, the parties have caused this Joinder to be executed on this                      day of                                         .

SECURITYHOLDER:

Print Name of Securityholder

Signature

Print Title of Signatory, if Applicable

Address for Notices:

Facsimile:

EXHIBIT L
Amendment to Registration Rights Agreement

EXECUTION COPY
FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
          THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered into as of this 19th day of December, 2007 by and among XStream Systems, Inc., a Delaware corporation (the “Company”), and the Persons named on Schedule I attached hereto as Investors (individually an “Investor” and collectively the “Investors”).
RECITALS
          WHEREAS, pursuant to a Series A Preferred Stock Purchase Agreement dated as of March 14, 2007 (the “Original Purchase Agreement”) among the Company and certain of the Investors (collectively, the “First Round Investors”), the First Round Investors have purchased shares of the Company’s Series A Redeemable Convertible Preferred Stock, $.0001 par value per share (the “Series A Preferred Stock”);
          WHEREAS, pursuant to a First Amendment dated as of December 19, 2007 to the Original Purchase Agreement (the “First Amendment”) among the Company and certain of the Investors (collectively, the “Second Round Investors”), (i) the Second Round Investors have purchased shares of the Company’s Series B Redeemable Convertible Preferred Stock, $.0001 par value per share (the “Series B Preferred Stock”), together with warrants (the “Series B Warrants”) to purchase shares of the Company’s Common Stock, $.0001 par value per share (the “Common Stock”) and (ii) certain of the Second Round investors have the option to purchase shares of the Company’s Series C Redeemable Convertible Preferred Stock, $.0001 par value per share (the “Series C Preferred Stock”), together with warrants (the “Series C Warrants”) to purchase shares of the Company’s Common Stock;
          WHEREAS, the First Round Investors and the Company are parties to a Registration Rights Agreement dated as of March 14, 2007 (the “Registration Rights Agreement”), which they desire to amend, among other things, to allow the Second Round Investors who are not already parties to the Registration Rights Agreement to become parties, to include the Series B Preferred Stock and the Series B Warrants as “Registrable Securities” and to include the Series C Preferred Stock and the Series C Warrants as “Registrable Securities,” if such stock and warrants are issued;
          WHEREAS, the execution and delivery of this Amendment is a condition to the obligations of the Second Round Investors under the First Amendment.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amendments to the Registration Rights Agreement.
     (a) Section 10 of the Registration Rights Agreement shall be amended as follows:

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     (i) to delete the existing definition of the term “Additional Preferred Stock.”
     (ii) to amend the existing definitions of the terms “Preferred Stock,” “Purchase Agreement,” “Registrable Securities” and “Shareholders Agreement” to read in their entirety as follows:
     “Preferred Stock” means the Company’s (i) Series A Redeemable Convertible Preferred Stock, $.0001 par value per share, (ii) Series B Redeemable Convertible Preferred Stock, $.0001 par value per share and (iii) Series C Redeemable Convertible Preferred Stock, $.0001 par value per share.
     “Purchase Agreement” means the Series A Preferred Stock Purchase Agreement dated as of March 14, 2007, as amended, among the Company and certain of the Investors (as the same may be amended, modified, restated or replaced).
     “Registrable Securities” means (i) any Common Stock issued or issuable upon the conversion or redemption of the Preferred Stock or any Warrants, (ii) any Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend, stock conversion or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common Stock held by Persons holding securities described in clause (i). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (x) when they have been distributed to the public pursuant to an offering registered under the Securities Act, (y) when they have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or (z) when they may be sold without registration in compliance with Rule 144(k) under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be the holder of Registrable Securities, and the Registrable Securities shall be deemed to be outstanding and in existence, whenever such Person has the right to acquire such Registrable Securities upon conversion of Preferred Stock, exercise of Warrants or conversion or exercise of any other securities held by such Person, whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of such Registrable Securities hereunder.
     “Shareholders Agreement” means the Amended and Restated Securityholders Agreement dated as of December 19, 2007 by and among the Corporation and the securityholders of the Company named therein (as the same may be amended, modified, restated or replaced).

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     (iii) to add the definition of the term “Warrants” as follows:
     “Warrants” means the warrants to purchase Common Stock of the Company issued by the Company pursuant to the Series B Warrant Agreement dated as of December 19, 2007 and the warrants to purchase Common Stock of the Company to be issued by the Company pursuant to the Series C Warrant Agreement dated as of December 19, 2007.
     (b) Section 11 (m) of the Registration Rights Agreement shall be amended to read in its entirety as follows:
     (m) Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to Sections 1 and 2 may be assigned (but only with all related obligations) by a holder to a transferee or assignee of such Registrable Securities that (i) is a Permitted Transferee (as defined in the Shareholders Agreement) of such holder or (ii) after such assignment or transfer, holds at least 6,575 shares of Registrable Securities (as adjusted to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences); provided that (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such rights are being assigned and (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of a transferee or assignee (1) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a holder, (2) that is an Affiliate of the holder, (3) who is a holder’s immediately family member or (4) that is a trust for the benefit of an individual holder or such holder’s immediate family member, shall be aggregate together and with those of the assigning holder; provided that all transferees and assignees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Sections 1 and 2. Notwithstanding the foregoing, any transferee of a Warrant shall be entitled to, and shall become, a party to this Agreement as a condition to the transfer of such Warrant and shall be considered an “Investor” and a holder of Registrable Securities with the rights and obligations provided in this Agreement.
     (c) Section 11 (j) of the Registration Rights Agreement shall be amended to read in its entirety as follows:
     All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three business days after mailing or (d) if sent by reputable overnight

3

courier service, one business day after delivery to such service; and shall be addressed as follows:
If to the Company, to:
XStream Systems, Inc.
10305 102nd Terrace
Suite 101
Sebastian, FL 32958
Attention: Chief Executive Officer
Facsimile: (772) 589-4622
with a copy to:
Blank Rome LLP
1200 North Federal Highway — Suite 417
Boca Raton, Florida 33432
Attention: Bruce C. Rosetto
Facsimile: (561) 417-8101
If to an Investor, at such Investor’s address set forth on Schedule I.
     Any party may change the name and address of the designee to whom notice shall be sent by giving written notice of such change other parties hereto.
     (d) Schedule I to the Registration Rights Agreement shall be amended to read in its entirety as set forth on Schedule I to this Amendment and such Persons shall be parties to the Registration Rights Agreement.
     2. Reference to and Effect on Registration Rights Agreement; Reaffirmation.
     (a) Upon the effectiveness of this Amendment, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Registration Rights Agreement as amended hereby, and each reference to the Registration Rights Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Registration Rights Agreement shall mean and be a reference to the Registration Rights Agreement as amended hereby.
     (b) Except as specifically amended hereby, the Registration Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver of any provision contained in the Registration Rights Agreement, except as specifically set forth herein.
     3. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more

4

counterparts have been signed by and delivered to each of the parties hereto. Delivery of an executed counterpart of a signature page to this Amendment, whether manually executed or a facsimile of a manually executed signature page, shall be as effective as delivery of a manually executed counterpart of this Amendment.
     4. Governing Law. This Amendment and the appendices, exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. In furtherance of the foregoing, the internal law of the State of Florida shall control the interpretation and construction of this Amendment (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
     5. Interpretation.
     (a) Capitalized terms used herein without definition shall have the respective definitions assigned to those terms in the Registration Rights Agreement.
     (b) For purposes of this Amendment, (i) the words “include,” “includes” and “including” mean “including without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Amendment as a whole.
     (c) Unless the context otherwise requires, references herein to Sections, Exhibits and Schedules mean the Sections of, and the Exhibits and Schedules attached to, this Amendment. Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Amendment. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Amendment to the same extent as if they were set forth verbatim herein.
     (d) Each of the parties to this Amendment has had the benefit of counsel in connection with its review and negotiation of this Amendment. Consequently, the parties confirm that this Amendment shall not be construed on the basis of any presumption or rule requiring construction or interpretation against the party drafting an agreement or instrument or causing any agreement or instrument to be drafted.
[signature page follows]

5

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

XSTREAM SYSTEMS, INC.
By:
Name:
Title:

6

INVESTOR:

Name:

7